SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported) August 2, 2001
                                 --------------

                         UNIROYAL TECHNOLOGY CORPORATION
                        --------------------------------
             (Exact name of registrant as specified in its charter)

                                    Delaware
 ------------------------------------------------------------------------------
                 (State of other jurisdiction of incorporation)



                               0-20686 65-0341868
         ------------------------ ------------------------------------
           (Commission File Number) (IRS Employer Identification No.)



                       Two North Tamiami Trail, Suite 900
                            Sarasota, Florida 34236
           ------------------------------------------- --------------
              (Address of principal executive offices) (Zip Code)


       Registrant's telephone number, including area code (941) 366-2100
                                 --------------



              (Former name or former address, if changed since last
                                    report.)

Item 5.  Other Events.
                     -
--------------------------------------
On August 2, 2001 Uniroyal Technology Corporation (the "Company") acquired the interest of Emcore Corporation ("Emcore") in exchange for 1,965,924 shares of common stock, $.01 par value per share, of the Company. Emcore also made a loan to the Company in the amount of $5,000,000.00.

Item 7.  Exhibits

Table                                                                           Exhibit
Item No.          Exhibit Description                                           Number
------------               ------------------------                             ------------

10.44                      Amendment to Amended and Restated                     10.44
                           Rights Agreement dated as of August
                           2, 2001, between the Company and
                           Mellon Investor Services LLC


10.63                      Membership Interest Purchase Agreement,               10.63
                           dated August 2, 2001 among the Company,
                           Uniroyal Optoelectronics, LLC and
                           Uniroyal Compound Semiconductors, Inc.


10.64                      Credit Agreement, dated as of August                  10.64
                           2, 2001, between the Company and Emcore
                           Corporation

    99                     Press release dated August 2, 2001                    99
                           regarding completion of the registrant's
                           Transaction  to buy out its joint venture
                           partner in Uniroyal Optoelectronics, LLC


                                    SIGNATURE


                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                         UNIROYAL TECHNOLOGY CORPORATION



                            By: /s/ Oliver J. Janney
                 -----------------------------------------------
                                Oliver J. Janney
                        Executive Vice President, General
                              Counsel and Secretary
Dated: August 6, 2001

                                                              EXHIBIT NO. 10.44



                                  AMENDMENT TO
                      AMENDED AND RESTATED RIGHTS AGREEMENT

                  This Amendment (this "Amendment"), dated as of August 2, 2001, by and between Uniroyal Technology Corporation, a Delaware corporation (the "Company"), and Mellon Investor Services LLC, a New Jersey limited liability company (the "Rights Agent").


                              W I T N E S S E T H:
                               - - - - - - - - - -


                  WHEREAS, the Company and the Rights Agent entered into an Amended and Restated Rights Agreement (the "Agreement"), dated as of December 18, 2000; and

                  WHEREAS, the Company, pursuant to Section 26 of the Agreement, desires to amend the Agreement as provided herein.

                  NOW THEREFORE, in consideration of the mutual agreements herein contained and of the mutual benefits hereby provided, the parties hereto hereby agree as follows:

                  1. Definitions. Capitalized terms used and not otherwise defined herein shall have the respective meaning assigned to such term in the Agreement.

                  2.  Amendments to the Agreement.
                      ---------------------------

                  Clause (i) of the definition of "Exempt Person" as set forth in Section 1 of the Agreement is hereby amended by deleting the clause in its entirety and replacing it with the following:

                  "(A) any Person who is a Beneficial Owner of 15% or more of the Company's Common Stock on the date of this Agreement and (B) Emcore Corporation and its Affiliates and Associates (the "Emcore Group"), but only to the extent that the Emcore Group becomes a Beneficial Owner of 15% or more of the Company's Common Stock as a result of the issuance by the Company of Common Stock in connection with the purchase of Emcore's Membership Interest in Uniroyal Optoelectronics, LLC, or pursuant to the terms of that certain Credit Agreement dated August 2, 2001 between the Company and Emcore Corporation (the "Credit Agreement") (including, any additional interest shares under the Credit Agreement or any shares of Common Stock issued upon the conversion of the promissory note) (provided, that if any of the aforementioned Persons shall become, together with such Person's respective Affiliates and Associates, the Beneficial Owner of any additional shares of Common Stock (other than pursuant to a stock dividend or stock split) and immediately after becoming, together with such Person's respective Affiliates and Associates, the Beneficial Owner of such additional shares of Common Stock, shall be the Beneficial Owner of 15% or more of the Common Stock, then outstanding, then such Person shall be deemed an Acquiring Person) and"

                  3. Status of the Agreement. This Amendment is limited solely for the purposes and to the extent expressly set forth herein, and, except as expressly modified hereby, the terms, provisions and conditions of the Agreement shall continue in full force and effect and are hereby ratified and confirmed in all respects. In the event of any conflict between the terms of this Amendment and the terms of the Agreement, the terms of this Amendment shall govern.

                  4. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one agreement binding upon all of the parties hereto.

                  5. Governing Law. This Amendment shall be construed in accordance with, and be governed by, the laws of the State of Delaware, without giving effect to the conflicts of law principles thereof.
 .............................................................................
                  IN WITNESS WHEREOF, each of the parties hereto have executed this Amendment effective as of the date first written above.

                         UNIROYAL TECHNOLOGY CORPORATION
 ..............................................................................

                         By: /s/ George J. Zulanas, Jr.
                       -----------------------------------
                          Name: George J. Zulanas, Jr.
                         Title: Executive Vice President
 ............................................................................
                          MELLON INVESTOR SERVICES LLC

                            By: /s/ Margaret A. Grubb
                  ---------------------------------------------
                             Name: Margaret A. Grubb
                         Title: Assistant Vice President

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                                                          EXHIBIT NO. 10.63

                     MEMBERSHIP INTEREST PURCHASE AGREEMENT
                           Dated as of August 2, 2001
                                  By and Among
                         Uniroyal Technology Corporation
                          Uniroyal Optoelectronics, LLC
                      Uniroyal Compound Semiconductors Inc.
                                       and
                               Emcore Corporation

------------------------------------------------------------------------------

                     MEMBERSHIP INTEREST PURCHASE AGREEMENT
MEMBERSHIP INTEREST PURCHASE AGREEMENT (this "Agreement") dated as of August 2, 2001 by and between Uniroyal Technology Corporation, a Delaware corporation ("Purchaser"), Uniroyal Compound Semiconductors Inc., a Delaware corporation, Uniroyal Optoelectronics, LLC, a Delaware limited liability company (the "Company") and Emcore Corporation, a New Jersey corporation ("Seller" both Seller and Purchaser each a "Party" and together the "Parties"), being the owner of a membership interest in the Company.

                              W I T N E S S E T H:
                               - - - - - - - - - -


WHEREAS, Purchaser and Seller have formed Uniroyal Optoelectronics, LLC pursuant to a Joint Venture Agreement, dated December 31, 1997, and an Amended and Restated Joint Venture Agreement, dated November 30, 1998 (the "Joint Venture Agreement"); and

WHEREAS, Seller owns a membership interest in the Company that was acquired pursuant to the Joint Venture Agreement (the "Membership Interest");

WHEREAS, Purchaser and Seller are Parties to, have entered into, and wish to terminate and release Seller from all obligations of (i) the Amended and Restated Technology License Agreement dated as of November 30, 1998 between Seller and Purchaser (the "License Agreement"), (ii) the Amended and Restated Sublicense Agreement dated as of November 30, 1998 between Purchaser and Uniroyal Compound Semiconductors Inc. ("UCSI"), (iii) the Amended and Restated Sublicense Agreement dated as of November 30, 1998 between UCSI and the Company (the Sublicense Agreements described in clauses (ii) and (iii) together, the "Sublicense Agreements") and (iv) the Supply Agreement dated December 31, 1997 between Seller and the Company (the "Supply Agreement");

WHEREAS, Seller desires to sell, and Purchaser desires to purchase, all of the Seller's Membership Interest in the Company pursuant to this Agreement and to amend the Joint Venture Agreement to reflect that as of the Closing Date (as hereinafter defined) the Seller will not be a member of the Company; and

WHEREAS, it is the intention of the parties hereto that, upon consummation of the purchase and sale of the Membership Interest pursuant to this Agreement, Purchaser or a wholly owned subsidiary of Purchaser shall own the Membership Interest of the Company;

NOW, THEREFORE, IT IS AGREED:
                                    ARTICLE I

                                   DEFINITIONS
ss. 1.  Definitions.

ss. 1.1 Defined Terms. When used in this Agreement, the following terms shall have the respective meanings specified therefor below. "Affiliate" shall mean, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with, such Person; provided that, for the purposes of this definition, control (including, with correlative meanings, the terms controlled by and under common control with), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise and provided, further, that an Affiliate of any Person shall also include (i) any Person that directly or indirectly owns more than five percent (5%) of any class of capital stock or other equity interest of such Person, (ii) any officer, director, trustee or beneficiary of such Person, (iii) any spouse, parent, sibling or descendant of any Person described in clauses (i) or (ii) above, and
(iv) any trust for the benefit of any Person described in clauses (i) through
(iii) above or for any spouse, issue or lineal descendant of any Person described in clauses (i) through (iii) above.

"Business Day" shall mean any day, other than a Saturday, Sunday or a day on which banks located in New York, New York shall be authorized or required by law to close.

"Governmental or Regulatory Authority" shall mean any instrumentality, subdivision, court, administrative agency, commission, official or other authority of the United States or any other country or any state, province, prefect, municipality, locality or other government or political subdivision thereof, or any quasi-governmental or private body exercising any regulatory, taxing, importing or other governmental or quasi-governmental authority.

"Law" shall mean any statute, law, ordinance, rule or regulation of any Governmental or Regulatory Authority.

"Lien" or "Liens" shall mean liens, security interests, options, rights of first refusal, claims, easements, mortgages, charges, indentures, deeds of trust, rights of way, restrictions on the use of real property, encroachments, licenses to third parties, leases to third parties, security agreements, or any other encumbrances and other restrictions or limitations on use of real or personal property or irregularities in title thereto.

"Material Adverse Effect" shall mean, (i) when used with respect to the Company, any materially adverse change in or effect on the business, assets, liabilities, results of operation, condition (financial or otherwise) or prospects of the Company or (ii) when used with respect to Purchaser or Seller, as the case may be, any materially adverse change in or effect on (including any material delay) the ability of Purchaser or Seller, as the case may be, to perform its respective obligations hereunder.

"Material Positive Effect" shall mean when used with respect to the Company, any materially positive change in or effect on the business, assets, liabilities, results of operation, condition (financial or otherwise) or prospects of the Company.
"Order" shall mean any judgment, order, injunction, decree, writ, permit or license of any Governmental or Regulatory Authority or any arbitrator. "Person" shall mean and include an individual, a partnership, a joint venture, a corporation, a limited liability company, a limited liability partnership, a trust, an incorporated organization and a Governmental or Regulatory Authority.

"Purchaser Shares" shall mean the shares of common stock, $0.01 par value of Uniroyal Technology Corporation.

"Subsidiary" shall mean, with respect to any Person, (i) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is owned by such Person directly or indirectly through one or more Subsidiaries of such Person and (ii) any partnership, association, joint venture or other entity in which such Person directly or indirectly through one or more Subsidiaries of such Person has more than a 50% equity interest. ss. 1.2 Additional Defined Terms. In addition to the terms defined in 1.1, the following terms shall have the respective meanings assigned thereto in the sections indicated below.


Defined Term                  Section                Defined Term                     Section
------------                  -------                ------------                     -------

Agreement                     Preamble               NLRB                             4.15
Claims                        4.18(b)                Permit or Permite                4.12(b)
Closing                       2.3                    Purchase Price                   2.2
Closing Date                  2.3                    Purchaser                        Preamble
Company                       Preamble               Purchaser Financial              4.4
                                                     Statements
Contract                      3.3                    Purchaser Property               4.18(b)
Environmental Claims          4.18(b)                Registration Rights              2.5
                                                     Agreement
Environmental Law             4.18(b)                Release or Released              4.18(b)
Exchange Act                  4.4                    Respective Entities              7.1
GAAP                          4.4                    Returns                          4.16(a)
Hazardous Materials           4.18(b)                SEC                              4.3
Immigration Laws              4.15                   Securities Act                   2.5
Indemnified Party             6.3                    Seller                           Preamble
Indemnifying Party            6.3                    Seller Indemnitee                6.2
Intellectual Property         4.17(h)                Taxes                            4.16(a)
Losses                        6.2(a)                 Transfer Agent                   2.4
NASD                          4.3                    WARN                             4.15
New License Agreement         7.(b)


ss. 1.3 Construction. In this Agreement, unless the context otherwise requires:

                  (a) any reference in this Agreement to writing or comparable expressions includes a reference to facsimile transmission or comparable means of communication;
                  (b) words expressed in the singular number shall include the plural and vice versa, words expressed in the masculine shall include the feminine and neuter gender and vice versa;
                  (c) references to Articles, Sections, Exhibits, Schedules and Recitals are references to articles, sections, exhibits, schedules and recitals of this Agreement;
                  (d)      reference to day or days are to calendar days;
                  (e) this Agreement or any other agreement or document shall be construed as a reference to this Agreement or, as the case may be, such other agreement or document as the same may have been, or may from time to time be, amended, varied, novated or supplemented; and
                  (f) include, includes, and including are deemed to be followed by without limitation whether or not they are in fact followed by such words or words of similar import.

ss. 1.4 Schedules and Exhibits. The Schedules and Exhibits to this Agreement are incorporated into and form an integral part of this Agreement. If an Exhibit is a form of agreement, such agreement, when executed and delivered by the parties thereto, shall constitute a document independent of this Agreement.

ss. 1.5 Knowledge. Where any representation or warranty contained in this Agreement is expressly qualified by reference to the knowledge of Seller or Purchaser, Seller or Purchaser respectively confirms that it has made due and diligent inquiry as to the matters that are the subject of such representations and warranty.

                                   ARTICLE II

                           SALE OF MEMBERSHIP INTEREST

ss. 2.1 Sale of Membership Interest. On the terms, and subject to the conditions, set forth in this Sale of Agreement, Seller agrees to and hereby sell, assign, transfer and deliver to Purchaser on the Closing Date, and Purchaser agrees to purchase from Seller on the Closing Date, the Membership Interest, and both Parties agree to the amendment of the Joint Venture Agreement in the form attached as Exhibit D. Both Parties in accordance with section 8.1 of the Joint Venture Agreement hereby consent to the transfer of the Membership Interest from the Seller to the Purchaser.

ss. 2.2 Purchase Price. In full consideration for the purchase by Purchaser of the Membership Interest, Purchaser shall pay to Seller, on the Closing Date, 1,965,924 Purchaser Shares (the "Purchase Price").

ss. 2.3 Closing. The sale referred to in Section 2.1 (the "Closing") shall take place at the offices of White & Case LLP, 1155 Avenue of the Americas, New York, New York on the date this Agreement is executed. Such date is herein referred to as the "Closing Date".

ss. 2.4 Purchaser Shares Transfer. At the Closing, the Purchaser shall authorize its transfer agent (the "Transfer Agent") to issue to the Seller stock certificates registered in the name of the Seller, or in such nominee name(s) as designated by the Seller in writing and the Purchaser will deliver one certificate representing 1,965,924 shares of Common Stock (the "Certificate").

ss. 2.5 Exemption from Registration; Registration of Purchaser Shares. The Purchaser Shares to be issued pursuant to the Agreement are exempt from, and subject to, registration under the United States Securities Act of 1933, as amended (the "Securities Act"), by reason of Rule 506 of Regulation D promulgated thereunder. The Purchaser Shares are subject to a registration rights agreement (the "Registration Rights Agreement"), in the form substantially similar to the form attached as Exhibit A.

ss. 2.6 Vendor Financing. For good and valuable consideration, and to induce Purchaser to enter into this Agreement, Seller grants Purchaser such payment terms and preferred vendor pricing as described on Schedule A. For good and valuable consideration, and to induce Seller to enter into this Agreement, Purchaser grants Seller preferred vendor status and pricing on Uniroyal Compound Semiconductors Inc., Uniroyal Optoelectronics, LLC, Sterling Semiconductor, Inc., and NorLux Corp. products and services.

                                   ARTICLE III

                            REPRESENTATIONS OF SELLER

ss. 3. Representations of Seller. Seller represents, warrants and agrees as follows:


ss. 3.1 Ownership of Membership Interest; Existence and Good Standing of Seller. Seller is the lawful owner, beneficially and of record, of the Membership Interest acquired pursuant to the Joint Venture Agreement, free and clear of all Liens. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of New Jersey. Seller has not transferred, sold or assigned any portion of the Membership Interest acquired pursuant to the Joint Venture Agreement. The delivery to Purchaser of the Membership Interest pursuant to this Agreement will transfer to Purchaser good and valid title to all of the Membership Interest of the Company, free and clear of all Liens.

ss. 3.2 Authority and Enforceability. Seller has the corporate power and authority to execute and deliver this Agreement and the other instruments and agreements to be executed and delivered by Seller as contemplated hereby. Seller has the corporate power and authority to consummate the transactions contemplated hereby and by the other instruments and agreements to be executed and delivered by Seller as contemplated hereby, including without limitation, the execution and delivery of this Agreement, the Registration Rights Agreement, the New License Agreement (as hereinafter defined), the Loan and Security Agreement and other documents and instruments evidencing the purchase of the Membership Interest of the Seller by Purchaser, and all other instruments and agreement to be executed and delivered by Seller as contemplated hereby, and the consummation of the transactions contemplated hereby and thereby, have been duly authorized by Seller's Board of Directors and no other corporate action on the part of Seller is necessary to authorize the execution, delivery and performance of this Agreement and such other instruments and agreements by Seller and the consummation of the transactions contemplated hereby and thereby. This Agreement and all other instruments and agreements to be executed and delivered by Seller as contemplated hereby, when delivered in accordance with the terms hereof, assuming the due execution and delivery of this Agreement and each such other document by the other parties hereto and thereto, shall have been duly executed and delivered by Seller and shall be valid and binding obligations of Seller, enforceable against Seller in accordance with their terms, except to the extent that their enforceability may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and to general equitable principles.

ss. 3.3 Consents and Approvals; No Violations. The execution and delivery of this Agreement, the other instruments and agreements to be executed and delivered by Seller as contemplated hereby and the consummation by Seller of the transactions contemplated hereby and thereby will not result in a violation or breach of, conflict with, constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation, payment or acceleration) under, or result in the creation of any Lien on any of the properties or assets of the Company or any of its Subsidiaries under: (1) any provision of the certificate of incorporation or by-laws of Seller; (2) any Law or Order applicable to Seller, or by which any of its properties or assets may be bound; (3) any of the terms, conditions or provisions of any note, bond, mortgage, indenture, guarantee, license, franchise, permit, agreement, understanding arrangement, contract, commitment, lease, franchise agreement or other instrument or obligation (whether oral or written) (each, including all amendments thereto, a "Contract") to which Seller is a party, or by which they or any of their respective properties or assets is bound except in the case of clauses (2) and (3) above, for such violations, filings, permits, consents, approvals, notices, breaches or conflicts which would not have a Material Adverse Effect with respect to Seller or the Company.

                                   ARTICLE IV

                          REPRESENTATIONS OF PURCHASER

ss. 4. Representations of Purchaser. Purchaser represents, warrants and agrees as follows:

ss. 4.1 Organization, Standing and Power. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware. Purchaser has the corporate power to own its properties and to carry on its business as now being conducted and as proposed to be conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the failure to be so qualified and in good standing could not reasonably be expected to have a Material Adverse Effect on Purchaser. Purchaser is not in violation of any of the provisions of its Amended and Restated Certificate of Incorporation or Bylaws or equivalent organizational documents.

ss. 4.2 Authority and Enforceability. Purchaser has the corporate power and authority to execute and deliver this Agreement and the other instruments and agreements to be executed and delivered by Purchaser as contemplated hereby. Purchaser has the corporate power and authority to consummate the transactions contemplated hereby and by the other instruments and agreements to be executed and delivered by Purchaser as contemplated hereby, including without limitation, the execution and delivery of this Agreement, the Registration Rights Agreement, the New License Agreement, the Loan and Security Agreement and other documents and instruments evidencing the purchase of the Membership Interest of the Seller by Purchaser, and all other instruments and agreement to be executed and delivered by Purchaser as contemplated hereby, and the consummation of the transactions contemplated hereby and thereby, have been duly authorized by Purchaser's Board of Directors and no other corporate action on the part of Purchaser is necessary to authorize the execution, delivery and performance of this Agreement and such other instruments and agreements by Purchaser and the consummation of the transactions contemplated hereby and thereby. This Agreement and all other instruments and agreements to be executed and delivered by Purchaser as contemplated hereby, when delivered in accordance with the terms hereof, assuming the due execution and delivery of this Agreement and each such other document by the other parties hereto and thereto, shall have been duly executed and delivered by Purchaser and shall be valid and binding obligations of Purchaser, enforceable against Purchaser in accordance with their terms, except to the extent that their enforceability may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and to general equitable principles.

ss. 4.3 Consents and Approvals; No Violations. The execution and delivery of this Agreement, the other instruments and agreements to be executed and delivered by Purchaser as contemplated hereby and the consummation by Purchaser of the transactions contemplated hereby and thereby will not result in a violation or breach of, conflict with, constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation, payment or acceleration) under, or result in the creation of any Lien on any of the properties or assets of the Purchaser or any of its Subsidiaries under: (1) any provision of the certificate of incorporation or by-laws of Purchaser; (2) any Law or Order applicable to Purchaser, or by which any of its properties or assets may be bound; (3) any of the terms, conditions or provisions of any Contract to which Purchaser is a party, or by which they or any of their respective properties or assets is bound except in the case of clauses (2) and (3) above, for such violations, filings, permits, consents, approvals, notices, breaches or conflicts which would not have a Material Adverse Effect with respect to Purchaser or the Company. No consent, approval, order or authorization of, or registration, declaration or filing with, any governmental entity is required by or with respect to Purchaser in connection with the execution and delivery of this Agreement by Purchaser or the consummation by Purchaser of the transactions contemplated hereby, except for
(i) the filing, if any, of a current report on Form 8-K with the Securities and Exchange Commission ("SEC") and National Association of Securities Dealers ("NASD") after the date of this Agreement, (ii) the filing of a registration statement on Form S-3 with the SEC after the date of this Agreement covering the resale of the Purchaser Shares issued pursuant to this Agreement, (iii) any filings as may be required under applicable state securities laws and the securities laws of any foreign country.

ss. 4.4 SEC Filings; Financial Statements. Except as set forth in any Purchaser SEC filings, as of their respective filing dates, the Purchaser SEC filings complied in all material respects with the requirements of the United States Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the Securities Act, and as their respective filing date, the date hereof, none of the Purchaser SEC filings contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading, except to the extent corrected by a subsequently filed Purchaser SEC filing. Except as set forth in any Purchaser SEC filing, the financial statements of Purchaser, including the notes thereto, included in the Purchaser SEC filings (the "Purchaser Financial Statements") were complete and correct in all material respects as of their respective dates, complied as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto as of their respective dates, and have been prepared in accordance with U.S. generally accepted accounting principles ("GAAP") applied on a basis consistent throughout the periods indicated and consistent with each other (except as may be indicated in the notes thereto or, in the case of unaudited statements included in Quarterly Reports on Form 10-Q, as permitted by Form 10-Q of the SEC). The Purchaser Financial Statements fairly present the consolidated financial condition and operating results of Purchaser at the dates and during the periods indicated therein (subject, in the case of unaudited statements, to normal, recurring year-end adjustments).

ss. 4.5 Complete Copies of Materials. Purchaser has delivered or made available true and complete copies of each document that has been requested by Seller, or its counsel in connection with the legal and accounting review of Purchaser, its Subsidiaries and the Company including but not limited to all purchase orders and material information that may impact the future value of the business (whether positively or negatively).

ss. 4.6 Brokers' and Finders' Fees. Purchaser has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or investment bankers' fees or any similar charges in connection with this Agreement or any transaction contemplated hereby.

ss. 4.7 Purchaser Shares. The Purchaser Shares to be issued pursuant to this Agreement are duly authorized, validly issued, fully paid and nonassessable, and the issuance thereof will not have been subject to any preemptive rights or made in violation of the Delaware General Corporation Law. As of the Closing, the Purchaser Shares will be free of any and all Liens except such encumbrances as may exist under federal and state securities laws.

ss. 4.8 Capital Structure. (a) The authorized capital stock of Purchaser consists of 100,000,000 shares of common stock and 1000 shares of preferred stock. On and as of the date hereof, the following shares of capital stock of Purchaser are issued and outstanding: 28,069,282 shares of common stock, $.01 par value per share, after giving effect to the issuance contemplated by this agreement. There are no other outstanding shares of capital stock or voting securities of Purchaser and no outstanding commitments to issue any share capital or voting securities of Purchaser or any of its Subsidiaries. All outstanding shares of capital stock of Purchaser are duly authorized, validly issued, fully paid and non-assessable and are not subject to preemptive rights or rights of first refusal created by statute, or charter or organizational documents of Purchaser or any agreement or instrument to which Purchaser is a party or by which it is bound. Except as set forth on Schedule 4.8 there are no options, warrants, calls, rights, commitments or agreements of any character to which Purchaser is a party or by which it is bound obligating Purchaser to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any share capital or voting securities of Purchaser or obligating Purchaser to grant, extend, accelerate the vesting of, change the price of, or otherwise amend or enter into any such option, warrant, call, right, commitment or agreement. Except as set forth on Schedule 4.8 there are no contracts, commitments, voting trusts or agreements relating to voting, purchase or sale of Purchaser's share capital or voting securities (i) between or among Purchaser and any of its securityholders, and (ii) to Purchaser's knowledge, between or among any of Purchaser's securityholders. All outstanding share capital and other voting securities of Seller were issued in compliance with all applicable laws.

ss. 4.9 Liabilities. Neither the Purchaser nor any of its Subsidiaries has outstanding any claims, liabilities or indebtedness, contingent or otherwise, of any kind whatsoever (whether accrued, absolute, contingent or otherwise, and whether or not required to be reflected in the Purchaser's financial statements in accordance with GAAP), except (i) as set forth in the Purchaser's SEC filings, (ii) for liabilities incurred since the date of the most recent financial statements included in the Purchaser's SEC filings in the ordinary course of business consistent with past practice, and (iii) such other claims, liabilities or indebtedness that do not have, and would not have, individually or in the aggregate, a Material Adverse Effect on the Purchaser.

ss. 4.10 Absence of Certain Changes. Except as set forth in any Purchaser SEC filing , since the date of the Purchaser Balance Sheet dated October 1, 2000, Purchaser has conducted its business in the ordinary course consistent with past practice other than as set forth in Schedule 4.10 and there has not occurred any change, event or condition (whether or not covered by insurance) that has resulted in, or could reasonably be expected to result in, a Material Adverse Effect or have a Material Positive Effect on Purchaser, its Subsidiaries or the Company since October 1, 2000.

ss. 4.11 Title to Properties; Encumbrances. The Purchaser and each of its Subsidiaries has good, valid and marketable title to, or, in the case of leased properties and assets, valid leasehold interests in, (i) all of its material tangible properties and assets (real and personal), including, without limitation, all the properties and assets reflected in the consolidated balance sheet as at October 1, 2000, contained in the Purchaser's SEC filings, except as indicated in the notes thereto and except for properties and assets reflected in the consolidated balance sheet as at October 1, 2000, contained in the Purchaser's SEC filings, that have been sold or otherwise disposed of in the ordinary course of business after such date, and except where the failure to have such good, valid and marketable title or valid leasehold interest would not have, individually or in the aggregate, a Material Adverse Effect on the Purchaser, and (ii) all the tangible properties and assets purchased by the Purchaser and any of its Subsidiaries since October 1, 2000, except for such properties and assets that have been sold or otherwise disposed of in the ordinary course of business and except where the failure to have such good, valid and marketable title or valid leasehold interest does not have, and would not have, individually or in the aggregate, a Material Adverse Effect on the Purchaser; in each case subject to no encumbrances, except for (x) encumbrances reflected or reserved against in the completed Purchaser's SEC filings and (y) such encumbrances that do not have, and would not have, individually or in the aggregate, a Material Adverse Effect on the Purchaser.

ss. 4.12 Compliance with Laws. (a) Except where the failure to so comply does not have, and would not have, individually or in the aggregate, a Material Adverse Effect on the Purchaser, the Purchaser and its Subsidiaries are in compliance with all applicable federal, state, local and foreign statutes, laws, regulations, orders, judgments and decrees applicable to their business and have not received notification of any asserted present or past failure to so comply.
                  (b) The Purchaser and its Subsidiaries hold all federal, state, local and foreign permits, consents, approvals, licenses, authorizations, certificates, rights, exemptions and orders from Governmental or Regulatory Authorities (the "Permits") that are necessary for the operation of the business of the Purchaser and/or its Subsidiaries as now conducted, and there has not occurred any default under any such Permit, except to the extent that any such failure to hold Permits and any such default does not have, and would not have, individually or in the aggregate, a Material Adverse Effect on the Purchaser.
ss. 4.13 Litigation. There is no action, suit, proceeding at law or in equity, or any arbitration or any administrative or other proceeding by or before (or to the knowledge of the Purchaser any investigation by) any Governmental or Regulatory Authority, pending, or, to the knowledge of the Purchaser, threatened, against or affecting the Purchaser or any of its Subsidiaries, or any of their respective properties or rights that has, or would have, individually or in the aggregate, a Material Adverse Effect on the Purchaser. There are no such suits, actions, claims, proceedings or investigations pending or, to the knowledge of the Purchaser, threatened, seeking to prevent or challenging the transactions contemplated by this Agreement. Neither the Purchaser nor any of its Subsidiaries is subject to any judgment, order or decree entered in any lawsuit or proceeding that has, or would have, individually or in the aggregate, a Material Adverse Effect on the Purchaser.

ss. 4.14 Purchaser Employee Benefit Plans. Each Purchaser Employee Benefit Plan, which shall be defined as any stock option, stock appreciation right, restricted stock, stock purchase, stock unit, performance share, incentive, bonus, profit-sharing, savings, deferred compensation, health, medical, dental, life insurance, disability, accident, supplemental unemployment or retirement, employment, severance or salary or benefits continuation, change in control, or fringe benefit plan, program, arrangement or agreement maintained by the Company or any Affiliate thereof, is in compliance with all applicable laws (including, without limitation, ERISA and the Code) and has been administered and operated in accordance with its terms, in each case except as would not be reasonably expected, individually or in the aggregate, to have a Material Adverse Effect on the Purchaser.

ss. 4.15 Employment Relations and Agreements. The Purchaser and each of its Subsidiaries is in substantial compliance with all federal, foreign, state or other applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, and has not and is not engaged in any unfair labor practice as determined by the National Labor Relations Board ("NLRB") during the last two years. No material unfair labor practice charge or complaint against the Purchaser or any of its Subsidiaries is pending before the NLRB or an equivalent tribunal under applicable foreign law. There is no labor strike, slowdown, stoppage or material dispute pending or, to the knowledge of the Purchaser, threatened against or involving the Purchaser or any of its Subsidiaries. No representation question exists respecting the employees of the Purchaser or any of its Subsidiaries. No collective bargaining agreement is currently being negotiated by the Purchaser or any of its Subsidiaries and neither the Purchaser nor any of its Subsidiaries is or has been a party to a collective bargaining agreement. Neither the Purchaser nor any of its Subsidiaries is experiencing or has experienced any material labor difficulty during the last two years. No grievance or arbitration proceeding arising out of or under a collective bargaining agreement is pending and no claim thereunder exists or, to the knowledge of the Purchaser, is threatened with respect to the Purchaser's or its Subsidiaries' operations. Neither the Purchaser nor any of its Subsidiaries has any Equal Employment Opportunity Commission charges or other claims of employment discrimination pending or, to the knowledge of the Purchaser, currently threatened against the Purchaser or any such Subsidiary. No wage and hour department investigation has been made of the Purchaser or any of its Subsidiaries. Neither the Purchaser nor any of its Subsidiaries had any occupational health and safety claims against the Purchaser or any such Subsidiary during the last two years. The Purchaser and each of its Subsidiaries is in compliance in all material respects with the terms and provisions of the Immigration Reform and Control Act of 1986, as amended, and all related regulations promulgated thereunder (the "Immigration Laws"). There has been no "mass layoff" or "plant closing" by the Purchaser as defined in the Federal Workers Adjustment Retraining and Notification Act ("WARN") or state law equivalent, or any other mass layoff or plant closing that would trigger notice pursuant to WARN or state law equivalent, within ninety (90) days prior to the Closing Date. The Purchaser and its Subsidiaries have never been the subject of any inspection or investigation relating to its compliance with or violation of the Immigration Laws, nor have they been warned, fined or otherwise penalized by reason of any such failure to comply with the Immigration Laws, nor is any such proceeding pending or to the knowledge of the Purchaser, threatened.

ss. 4.16 Taxes. (a) Tax Returns. The Purchaser, the Company, and each of the Purchaser's Subsidiaries has timely filed or caused to be timely filed or shall file or cause to be timely filed with the appropriate taxing authorities all material returns, statements, forms and reports for Taxes (as hereinafter defined) (the "Returns") that are required to be filed by, or with respect to, the Purchaser and its Subsidiaries and the Company on or prior to the Closing Date. The Returns reflect accurately and shall reflect accurately all liability for material Taxes of the Purchaser and each of its Subsidiaries for the periods covered thereby and all other information presented on such Returns is true, correct and complete in all material respects. "Taxes" shall mean all taxes, assessments, charges, duties, fees, levies or other governmental charges including, without limitation, all United States federal, state, local, non-United States and other income, franchise, gross receipts, profits, capital gains, capital stock, transfer, sales, use, occupation, property, excise, severance, windfall profits, stamp, license, payroll, withholding and other taxes, assessments, charges, duties, fees, levies or other governmental charges of any kind whatsoever (whether payable directly or by withholding and whether or not requiring the filing of a Return), all estimated taxes, deficiency assessments, additions to tax, penalties and interest, and shall include any liability for such amounts which may be incurred as a result either of being a member of a combined, consolidated, unitary or affiliated group, or of a contractual obligation to indemnify any Person or other entity.

                  (b) Payment of Taxes. All material Taxes and tax liabilities of the Purchaser and its Subsidiaries for all taxable years or periods that end on or prior to the Closing Date and, with respect to any taxable year or period beginning on or prior to and ending after the Closing Date, the portion of such taxable year or period ending on and including the Closing Date, have been timely paid or shall be timely paid in full on or prior to the Closing Date or accrued and adequately disclosed and fully provided for on the financial statements of the Purchaser and its Subsidiaries in accordance with GAAP.

ss. 4.17 Intellectual Property. (a) All material Intellectual Property (as hereinafter defined) used or owned by the Purchaser or any of its Subsidiaries (except for unregistered copyrights, know how and trade secrets) has been duly registered in, filed in or issued by the United States Patent and Trademark Office, the United States Copyright Office, a duly accredited and appropriate domain name registrar, in the appropriate offices in the various states of the United States or the appropriate offices of other jurisdictions, and each such registration, filing and issuance remains in full force and effect as of the Closing Date.

                  (b) To the extent any Intellectual Property is used under license in the business of the Purchaser and/or any of its Subsidiaries, no notice of a material default has been sent or received by the Purchaser or any of its Subsidiaries under any such license that remains uncured, and the execution, delivery or performance of the Purchaser's obligations hereunder shall not result in such a default. Each such license agreement is a legal, valid and binding obligation of the Purchaser and/or its Subsidiaries and each of the other parties thereto and is enforceable in accordance with the terms thereof.

                  (c) The Purchaser and/or its Subsidiaries owns the entire right and interest in and to, or is licensed to use, all of the material Intellectual Property used in its respective business, free and clear of any encumbrances or other adverse claims, without obligation to pay any royalty or any other fees with respect thereto. Neither the Purchaser's nor any of its Subsidiaries' use of Intellectual Property infringes any rights of any third party.

                  (d) Neither the Purchaser nor any of its Subsidiaries has received any written notice or claim from any Person challenging the right of the Purchaser or any of its Subsidiaries to use any Intellectual Property, which notice or claim is still pending.

                  (e) Neither the Purchaser nor any of its Subsidiaries has made any claim in writing of a violation, infringement, misuse or misappropriation by any Person of its rights to, or in connection with, any Intellectual Property owned by Purchaser or any Subsidiary of Purchaser which claim is still pending.

                  (f) To the knowledge of the Purchaser, there is no pending or threatened proceedings, litigation or other adverse claims by any Person of a violation, infringement, misuse or misappropriation by the Purchaser or any of its Subsidiaries of any Intellectual Property owned by any Person, or of the invalidity of any patent or registration of a copyright, trademark, service mark, domain name, or trade name owned by Purchaser or any of its Subsidiary. To the knowledge of the Purchaser, neither the Purchaser nor any of its Subsidiaries knows of any valid basis for any such claim.

                  (g) There are no interferences, oppositions, or other contested proceedings, either pending or, to the knowledge of the Purchaser, threatened, in the United States Copyright Office, the United States Patent and Trademark Office, or any Governmental or Regulatory Authority relating to any pending application with respect to any Intellectual Property owned by Purchaser or any of its Subsidiaries.

                  (h) For the purposes of this Agreement, "Intellectual Property" shall mean all domestic and foreign patents, patent applications, trademark and service mark registrations and applications therefor, copyrights and applications for registration therefor, Internet domain names, universal resource locators and corresponding Internet sites (including content contained therein), unpatented inventions, know-how, know-how licenses, formulae and recipes, methods, designs, processes, procedures and improvements and refinements thereof, technology, source codes, object codes, computer software programs, software licenses, databases, data collections technology, trade secrets, trademarks, service marks, corporate and business names, trade names, trade dress, brand names, and other indicia of origin, moral and economic rights of authors and inventors (however denominated), customer lists, and other confidential or proprietary information or material.

ss. 4.18 Environmental Laws and Regulations. (a) Except as does not have, or would not have, individually or in the aggregate, a Material Adverse Effect on the Purchaser, (i) Hazardous Materials have not at any time been generated, used, treated or stored, transported to or from, or Released or disposed of, on any Purchaser Property except in compliance with applicable Environmental Laws,
(ii) the Purchaser and each of its Subsidiaries are in compliance with all Environmental Laws and the requirements of any Permits issued under such Environmental Laws with respect to any Purchaser Property, (iii) there are no past, pending or, to the knowledge of the Purchaser, any threatened Environmental Claims against the Purchaser or any of its Subsidiaries or any Purchaser Property, (iv) there are no facts or circumstances, conditions or occurrences regarding any Purchaser Property that could reasonably be anticipated (x) to form the basis of an Environmental Claim against the Purchaser or any of its Subsidiaries or any Purchaser Property for which the Purchaser or any of its Subsidiaries could reasonably be expected to be liable, or (y) to cause such Purchaser Property to be subject to any restrictions on its ownership, occupancy, use or transferability under any Environmental Law, and
(v) there are not now any underground storage tanks located on any Purchaser Property.

                  (b) For purposes of this Agreement, the following terms shall have the following meanings: (i) "Purchaser Property" means any real property and improvements at any time owned, leased or operated by the Purchaser or any of its Subsidiaries; (ii) "Hazardous Materials" means (x) any petroleum or petroleum products, radioactive materials, asbestos in any form that has become friable, urea formaldehyde foam insulation, dielectric fluid containing levels of polychlorinated biphenyls, and radon gas, (y) any chemicals, materials or substances defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous wastes," "extremely hazardous substances," "restricted hazardous wastes," "toxic substances," "toxic pollutants," or words of similar import, under any applicable Environmental Law, and (z) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any Governmental or Regulatory Authority; (iii) "Environmental Law" means any federal, state, foreign or local statute, law, rule, regulation, ordinance, guideline, policy, code or rule of common law in effect and in each case, as amended, as of the date hereof, and any judicial interpretation thereof or order applicable to the Purchaser or its operations or property as of the date hereof, including any judicial or administrative order, consent decree or judgment, relating to the environment, health, safety or Hazardous Materials, including without limitation the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, 42 U.S.C. ss. 9601 et seq.; the Resource Conservation and Recovery Act, as amended, 42 U.S.C.ss. 6901 et seq.; the Federal Water Pollution Control Act, as amended, 33 U.S.C.ss. 1251 et seq.; the Toxic Substances Control Act, 15 U.S.C.ss. 2601 et seq.; the Clean Air Act, 42 U.S.C. ss.7401 et seq.; Occupational Safety and Health Act, 29 U.S.C. 651 et seq.; the Oil Pollution Act of 1990, 33 U.S.C.ss.2701 et seq.; and the Safe Drinking Water Act, 42 U.S.C.ss. 300f et seq., and their state and local counterparts and equivalents; (iv) "Environmental Claims" means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations or proceedings under any Environmental Law or any Permit issued under any such Environmental Law (for purposes of this subclause (v), "Claims"), including without limitation (x) any and all Claims by Governmental or Regulatory Authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and (y) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the environment; and (vi) "Release" or "Released" means disposing, discharging, injecting, spilling, leaking, leaching, dumping, emitting, escaping, emptying or seeping into or upon any land or water or air, or otherwise entering into the environment.

ss. 4.19 Cumulative Breach. The breaches, if any, of the representations and warranties made by the Purchaser in this Agreement that would occur if all references in such representations and warranties to phrases concerning materiality, including references to the qualification "Material Adverse Effect" were deleted, in the aggregate do not have, and would not have, individually or in the aggregate, a Material Adverse Effect on the Purchaser.

ss. 4.20 Representations and Warranties Complete. Purchaser has not relied on any other representations or warranties, whether express or implied, of Seller with respect to the transactions contemplated hereby except as expressly set forth herein.

                                    ARTICLE V

                        COVENANTS OF PURCHASER AND SELLER

ss. 5.1 Confidentiality. Each party agrees that it shall not disclose publicly or to any third party the existence or content of this Agreement nor the terms of this Agreement or any agreement contemplated herein nor any negotiations between the parties relating thereto without the prior written consent of the other party; it being understood that each party may disclose the foregoing to its financial, legal and tax advisors, except that each Party may file a copy of this Agreement as part of a filing on Form 8-K with the SEC after the execution of this Agreement.

ss. 5.2 Public Announcements. Neither Seller nor Purchaser shall, nor shall any of their respective Affiliates, without the approval of the other party, issue any press releases or otherwise make any public statements with respect to the transactions contemplated by this Agreement, except as may be required by applicable law or regulation or by obligations pursuant to any listing agreement with any national securities exchange so long as such party has used commercially reasonable efforts to obtain the approval of the other party prior to issuing such press release or making such public disclosure.

ss. 5.3 Opinion of Purchaser's Counsel. Purchaser shall provide Seller with a favorable opinion, dated the Closing Date, of Oliver J. Janney, the General Counsel of Purchaser, in form and substance reasonably satisfactory to Seller and its counsel, to the effect set forth in Exhibit B.

                                   ARTICLE VI

                  SURVIVAL OF REPRESENTATIONS; INDEMNIFICATION

ss. 6.1 Survival of Representations. (a) The respective representations and warranties of Seller and Purchaser contained in this Agreement or in any Schedule, Exhibit or certificate delivered pursuant to this Agreement shall for two years from the date of the Closing other than the representations and warranties referred to in ss.6.1(b).

(b) The representations and warranties contained in ss.4.1 (Organization, Standing and Power), ss.4.2 (Authority and Enforceability), ss.4.4 (SEC Filings; Financial Statements), ss.4.6 (Brokers' and Finders' Fees), and ss.4.8 (Capital Structure) shall survive indefinitely.

ss. 6.2 Indemnification. (a) Purchaser agrees to indemnify and hold Seller and its Affiliates and their respective stockholders, officers, directors, employees, agents, successors and assigns (each a "Seller Indemnitee"), harmless on an after tax basis from and against damages, losses, liabilities, obligations, claims of any kind, interest or expenses (including, without limitation, reasonable attorneys' fees and expenses) (collectively, "Losses"), suffered, incurred or paid, directly or indirectly, through application of the Company's or Purchaser's assets or otherwise, as a result of, in connection with or arising out of (i) the failure of any representation or warranty made by Purchaser in this Agreement (whether or not contained in Article IV) or in any Schedule, Exhibit or certificate delivered pursuant to this Agreement to be true and correct in all respects as of the date of this Agreement, and (ii) any breach by Purchaser of any of its covenants or agreements contained herein.

                  (b) Seller agrees to indemnify and hold Purchaser and its Affiliates and their respective stockholders, officers, directors, employees, agents, successors and assigns (each a "Purchaser Indemnitee"), harmless on an after tax basis from and against Losses, suffered, incurred or paid, directly or indirectly, through application of the Company's or Purchaser's assets or otherwise, as a result of, in connection with or arising out of (i) the failure of any representation or warranty made by Seller in this Agreement (whether or not contained in Article III) or in any Schedule, Exhibit or certificate delivered pursuant to this Agreement to be true and correct in all respects as of the date of this Agreement, and (ii) any breach by Seller of any of its covenants or agreements contained herein.

                  (c) The obligations to indemnify and hold harmless pursuant to Section 6.2(a) and (b) shall survive the consummation of the transactions contemplated by this Agreement for the time periods set forth in
Section 6.1, except for claims for indemnification asserted prior to the end of such periods, which claims shall survive until final resolution thereof.
ss. 6.3 Third Party Claims. If a claim by a third party is made against any Person entitled to indemnification pursuant to Section 6.2 hereof (an "Indemnified Party"), and if such party intends to seek indemnity with respect thereto under this Article VIII, such Indemnified Party shall promptly notify the party obligated to indemnify such Indemnified Party (the "Indemnifying Party") of such claims; provided, that the failure to so notify shall not relieve the Indemnifying Party of its obligations hereunder, except to the extent that the Indemnifying Party is actually and materially prejudiced thereby. The Indemnifying Party shall have thirty (30) days after receipt of such notice to assume the conduct and control, through counsel reasonably acceptable to the Indemnified Party at the expense of the Indemnifying Party, of the settlement or defense thereof; provided, that (i) the Indemnifying Party shall permit the Indemnified Party to participate in such settlement or defense through counsel chosen by such Indemnified Party, provided that the fees and expenses of such counsel shall be borne by such Indemnified Party and (ii) the Indemnifying Party shall promptly be entitled to assume the defense of such action only to the extent the Indemnifying Party acknowledges its indemnity obligation and assumes and holds such Indemnified Party harmless from and against the full amount of any Loss resulting therefrom; provided, further, that the Indemnifying Party shall not be entitled to assume control of such defense and shall pay the fees and expenses of counsel retained by the Indemnified Party if (i) the claim for indemnification relates to or arises in connection with any criminal proceeding, action, indictment, allegation or investigation; (ii) the claim seeks an injunction or equitable relief against the Indemnified Party;
(iii) the Indemnified Party has been advised in writing by counsel that a reasonable likelihood exists of a conflict of interest between the Indemnifying Party and the Indemnified Party; or (iv) upon petition by the Indemnified Party, the appropriate court rules that the Indemnifying Party failed or is failing to vigorously prosecute or defend such claim. Any Indemnified Party shall have the right to employ separate counsel in any such action or claim and to participate in the defense thereof, but the fees and expenses of such counsel shall not be at the expense of the Indemnifying Party unless (x) the Indemnifying Party shall have failed, within a reasonable time after having been notified by the Indemnified Party of the existence of such claim as provided in the preceding sentence, to assume the defense of such claim, (y) the employment of such counsel has been specifically authorized in writing by the Indemnifying Party, which authorization shall not be unreasonably withheld, or (z) the named parties to any such action (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party and such Indemnified Party shall have been advised in writing by such counsel that there may be one or more legal defenses available to the Indemnified Party which are not available to the Indemnifying Party, or available to the Indemnifying Party the assertion of which would be adverse to the interests of the Indemnified Party. So long as the Indemnifying Party is reasonably contesting any such claim in good faith, the Indemnified Party shall not pay or settle any such claim. Notwithstanding the foregoing, the Indemnified Party shall have the right to pay or settle any such claim, provided that in such event it shall waive any right to indemnity therefor by the Indemnifying Party for such claim unless the Indemnifying Party shall have consented to such payment or settlement. If the Indemnifying Party does not notify the Indemnified Party within thirty (30) days after the receipt of the Indemnified Party's notice of a claim of indemnity hereunder that it elects to undertake the defense thereof, the Indemnified Party shall have the right to contest, settle or compromise the claim but shall not thereby waive any right to indemnity therefor pursuant to this Agreement. The Indemnifying Party shall not, except with the consent of the Indemnified Party, enter into any settlement that is not entirely indemnifiable by the Indemnifying Party pursuant to this Article VII and does not include as an unconditional term thereof the giving by the Person or Persons asserting such claim to all Indemnified Parties of an unconditional release from all liability with respect to such claim or consent to entry of any judgment. The Indemnifying Party and the Indemnified Party shall cooperate with each other in all reasonable respects in connection with the defense of any claim, including making available records relating to such claim and furnishing, without expense to the Indemnifying Party and/or its counsel, such employees of the Indemnified Party as may be reasonably necessary for the preparation of the defense of any such claim or for testimony as witnesses in any proceeding relating to such claim.

                                   ARTICLE VII

                         MUTUAL RELEASE AND TERMINATION

ss. 7.1 Mutual Release. As of the Closing Date, the Parties hereby release and discharge each other and each other's respective successors, predecessors, assignees, affiliates, officers, directors, partners, employees, attorneys, representatives, agents, and entities they control (collectively, "Respective Entities") from any and all suits, debts, sums of money, accounts, specialties, covenants, agreements, damages, judgments, charges, obligations, liabilities, causes of action, demands and claims whatsoever in law or equity, which each of Seller, Purchaser, UCSI, the Company and their Respective Entities ever had, now have or hereafter can, shall or may have against the other, for, upon, or by reason of any matter, cause or thing arising out of, accruing or relating to (i) the Joint Venture Agreement; (ii) the License Agreement; (iii) the Sublicense Agreements; and (iv) the Supply Agreement.

ss. 7.2 Termination. (a) As of the Closing Date, each of the License Agreement, the Sublicense Agreements and the Supply Agreement are hereby terminated in their entirety and each shall be of no further force or effect and neither Purchaser nor Seller or any of their Affiliates shall have any further liability, obligation, responsibility or rights thereunder. Without limiting the foregoing, Purchaser and Seller agree and acknowledge that (i) each of the licenses described in the License Agreement or the Sublicense Agreements are hereby terminated, and (ii) notwithstanding anything to the contrary set forth in any of the License Agreement or the Sublicense Agreements, neither Purchaser nor Seller shall have thereunder any further right, title or interest (including without limitation, any license right or right to obtain such a license right) in or to any Proprietary Rights, Technology or Improvements.

                  (b) Each of Seller and Purchaser further acknowledge that any and all rights each may have in respect of any Technology, Improvements or Proprietary Rights from and after the date of this Agreement shall be governed exclusively and entirely by a license agreement in the form of Exhibit C hereto (the "New License Agreement") to be executed simultaneously herewith.

                  (c) For further clarity, it is expressly acknowledged that after the Closing Date, the Parties and their respective Subsidiaries shall no longer be bound by any formerly executed non-competition agreements or non-competition clauses wherever found between the Parties and their respective subsidiaries, restricting the competition of the Parties and their respective Subsidiaries.

                                  ARTICLE VIII

                                  MISCELLANEOUS

ss. 8.1 Expenses. The parties hereto shall pay all of their own expenses relating to the transactions contemplated by this Agreement, including the fees and expenses of their respective counsel and financial advisers.

ss. 8.2 Governing Law. The interpretation and construction of this Agreement, and all matters relating hereto, shall be governed by the laws of the State of New York applicable to agreements executed and to be performed solely within such State.

ss. 8.3 Jurisdiction; Agents for Service of Process. Any judicial proceeding brought against any of the parties to this Agreement on any dispute arising out of this Agreement or any matter related hereto may be brought in the courts of the State of New York, or in the United States District Court for the Southern District of New York, and, by execution and delivery of this Agreement, each of the parties to this Agreement accepts the exclusive jurisdiction of such courts, and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement. Purchaser shall appoint its General Counsel, as agent to receive on Purchaser's behalf service of process in any proceeding in any such court in the State of New York. The foregoing consents to jurisdiction and appointments of agents to receive service of process shall not constitute general consents to service of process in the State of New York for any purpose except as provided above and shall not be deemed to confer rights on any Person other than the respective parties to this Agreement. The prevailing party or parties in any such litigation shall be entitled to receive from the losing party or parties all costs and expenses, including reasonable counsel fees, incurred by the prevailing party or parties. Each of Seller and Purchaser agree that service of any process, summons, notice or document by U.S. registered mail to such party's address set forth above shall be effective service of process for any action, suit or proceeding in New York with respect to any matters for which it has submitted to jurisdiction pursuant to this Section 8.3.

ss. 8.4 Table of Contents; Captions. The table of contents and the Article and Section captions used herein are for reference purposes only, and shall not in any way affect the meaning or interpretation of this Agreement.

ss. 8.5 Notices. Any notice or other communication required or permitted under this Agreement shall be deemed to have been duly given (i) five Business Days following deposit in the mails if sent by registered or certified mail, postage prepaid, (ii) when sent, if sent by facsimile transmission, if receipt thereof is confirmed by telephone, (iii) when delivered, if delivered personally to the intended recipient and (iv) two Business Days following deposit with a nationally recognized overnight courier service, in each case addressed as follows:

                  if to Seller, to
                           Emcore Corporation
                           145 Belmont Drive
                           Somerset, NJ 08873
                           Telephone: 732-302-4077
                           Facsimile: 732-302-9783
                           Attn: Howard W. Brodie, Esq.
                  with a copy to:
                           White & Case LLP
                           1155 Avenue of the Americas
                           New York, NY 10036
                           Telephone: (212) 819-8200
                           Facsimile: (212) 354-8113
                           Attn: Steven M. Betensky, Esq.

                  and if to Purchaser, to

                           Uniroyal Technology Corporation
                           2 North Tamiami Trail, Suite 900
                           Sarasota, FL 34236
                           Telephone:  (941) 361-2220
                           Facsimile:  (941) 361-2214
                           Attn:  George J. Zulanas, Jr.
                  with a copy to:
                           Oliver J. Janney, Esq., General Counsel
                           2 North Tamiami Trail, Suite 900
                           Sarasota, FL 34236
                           Telephone:  (941) 361-2212
                           Facsimile:  (941) 361-2214

or such other address or number as shall be furnished in writing by any such party.

ss. 8.6 Assignment; Parties in Interest. This Agreement may not be transferred, assigned, pledged or hypothecated by any party hereto without the express written consent of the other party hereto, other than by operation of law. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and permitted assigns.

ss. 8.7 Counterparts. This Agreement may be executed in two or more counterparts, all of which taken together shall constitute one instrument.

ss. 8.8 Entire Agreement. This Agreement, including the other documents referred to herein which form a part hereof, contains the entire understanding of the parties hereto with respect to the subject matter contained herein and therein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

ss. 8.9 Amendments. This Agreement may not be changed, and any of the terms, covenants, representations, warranties and conditions cannot be waived, except pursuant to an instrument in writing signed by Purchaser and Seller or, in the case of a waiver, by the party waiving compliance.

ss. 8.10 Severability. If any term, provision, agreement, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, agreements, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party hereto. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a reasonably acceptable manner in order that the transactions contemplated hereby may be consummated as originally contemplated to the fullest extent possible.

ss. 8.11 Third Party Beneficiaries. Each party hereto intends that this Agreement shall not benefit or create any right or cause of action in or on behalf of any Person other than the parties hereto.

ss. 8.12 No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event any ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by all parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

ss. 8.13 Waiver of Jury Trial. Each of Purchaser and Seller hereby waives, to the fullest extent permitted by applicable Law, any right it may have to a trial by jury in respect of any litigation as between the parties directly or indirectly arising out of, under or in connection with this Agreement or the transactions contemplated hereby or disputes relating hereto. Each of Purchaser and Seller (i) certifies that no representative, agent or attorney of the other party has represented, expressly or otherwise that such other party would not, in the event of litigation, seek to enforce the foregoing waiver and (ii) acknowledges that it and the other party have been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this
Section 8.13.

                  IN WITNESS WHEREOF, each of Purchaser and Seller has caused its corporate name to be hereunto subscribed by its officer thereunto duly authorized all as of the day and year first above written.


                               EMCORE Corporation


                               By: /s/ Tom Werthan
                ------------------------------------------------
                                Name: Tom Werthan
                                   Title: CFO



                         Uniroyal Technology Corporation


                         By: /s/ George J. Zulanas, Jr.
                -------------------------------------------------
                          Name: George J. Zulanas, Jr.
              Title: Executive Vice President, Treasurer and Chief
                                Financial Officer



                          Uniroyal Optoelectronics, LLC


                         By: /s/ George J. Zulanas, Jr.
                -------------------------------------------------
                          Name: George J. Zulanas, Jr.
                       Title: Vice President and Treasurer



                      Uniroyal Compound Semiconductors Inc.


                         By: /s/ George J. Zulanas, Jr.
                -------------------------------------------------
                          Name: George J. Zulanas, Jr.
                       Title: Vice President and Treasurer

STATE OF NEW JERSEY                 )
                                    ) SS:
COUNTY OF SOMERSET                  )


ON THIS 2nd DAY OF August, 2001, before me personally appeared __George J. Zulanas, Jr. and _Tom Werthan, both to me known who, being by me duly sworn, did depose and say that they are CFO, VP, VP and VP respectively of UNIROYAL TECHNOLOGY
CORPORATION, UNIROYAL OPTOELECTRONICS, LLC, UNIROYAL COMPOUND SEMICONDUCTORS INC. and EMCORE CORPORATION, the corporations described herein and which execute the foregoing instrument and that they signed their names thereto pursuant to the authority granted by UNIROYAL TECHNOLOGY CORPORATION, UNIROYAL OPTOELECTRONICS, LLC, UNIROYAL COMPOUND SEMICONDUCTORS INC. and EMCORE CORPORATION, respectively.
                  GIVEN under my hand and seal of office the day and year aforesaid.


                           /s/ Felecia Patrice Beachum
                           Notary Public

                                TABLE OF CONTENTS

                                                                                                               Page



ARTICLE I  DEFINITIONS............................................................................................2


      ss. 1.  Definitions.........................................................................................2
      ss. 1.1  Defined Terms......................................................................................2
      ss. 1.2  Additional Defined Terms...........................................................................3
      ss. 1.3  Construction.......................................................................................4
      ss. 1.4  Schedules and Exhibits.............................................................................4
      ss. 1.5  Knowledge..........................................................................................4

ARTICLE II  SALE OF MEMBERSHIP INTEREST...........................................................................5

      ss. 2.1  Sale of Membership Interest........................................................................5
      ss. 2.2  Purchase Price.....................................................................................5
      ss. 2.3  Closing............................................................................................5
      ss. 2.4  Purchaser Shares Transfer..........................................................................5
      ss. 2.5  Exemption from Registration; Registration of Purchaser Shares......................................5
      ss. 2.6  Vendor Financing...................................................................................5

ARTICLE III  REPRESENTATIONS OF SELLER............................................................................5

      ss. 3.  Representations of Seller...........................................................................5
      ss. 3.1  Ownership of Membership Interest; Existence and Good Standing of Seller............................5
      ss. 3.2  Authority and Enforceability.......................................................................6
      ss. 3.3  Consents and Approvals; No Violations..............................................................6

ARTICLE IV  REPRESENTATIONS OF PURCHASER..........................................................................6

      ss. 4.  Representations of Purchaser........................................................................7
      ss. 4.1  Organization, Standing and Power...................................................................7
      ss. 4.2  Authority and Enforceability.......................................................................7
      ss. 4.3  Consents and Approvals; No Violations..............................................................7
      ss. 4.4  SEC Filings; Financial Statements..................................................................8
      ss. 4.5  Complete Copies of Materials.......................................................................8
      ss. 4.6  Brokers' and Finders' Fees.........................................................................8
      ss. 4.7  Purchaser Shares...................................................................................9
      ss. 4.8  Capital Structure..................................................................................9
      ss. 4.9  Liabilities........................................................................................9
      ss. 4.10  Absence of Certain Changes........................................................................9
      ss. 4.11  Title to Properties; Encumbrances.................................................................9
      ss. 4.12  Compliance with Laws.............................................................................10
      ss. 4.13  Litigation.......................................................................................10
      ss. 4.14  Purchaser Employee Benefit Plans.................................................................10
      ss. 4.15  Employment Relations and Agreements..............................................................11
      ss. 4.16  Taxes............................................................................................11
      ss. 4.17  Intellectual Property............................................................................12
      ss. 4.18  Environmental Laws and Regulations...............................................................13
      ss. 4.19  Cumulative Breach................................................................................14
      ss. 4.20  Representations and Warranties Complete..........................................................14

ARTICLE V  COVENANTS OF PURCHASER AND SELLER.....................................................................15

      ss. 5.1  Confidentiality...................................................................................15
      ss. 5.2  Public Announcements..............................................................................15
      ss. 5.3  Opinion of Purchaser's Counsel....................................................................15

ARTICLE VI  SURVIVAL OF REPRESENTATIONS; INDEMNIFICATION.........................................................15

      ss. 6.1  Survival of Representations.......................................................................15
      ss. 6.2  Indemnification...................................................................................15
      ss. 6.3  Third Party Claims................................................................................16

ARTICLE VII  MUTUAL RELEASE AND TERMINATION......................................................................17

      ss. 7.1  Mutual Release....................................................................................17
      ss. 7.2  Termination.......................................................................................17

ARTICLE VIII  MISCELLANEOUS......................................................................................18

      ss. 8.1  Expenses..........................................................................................18
      ss. 8.2  Governing Law.....................................................................................18
      ss. 8.3  Jurisdiction; Agents for Service of Process.......................................................18
      ss. 8.4  Table of Contents; Captions.......................................................................19
      ss. 8.5  Notices...........................................................................................19
      ss. 8.6  Assignment; Parties in Interest...................................................................20
      ss. 8.7  Counterparts......................................................................................20
      ss. 8.8  Entire Agreement..................................................................................20
      ss. 8.9  Amendments........................................................................................20
      ss. 8.10  Severability.....................................................................................20
      ss. 8.11  Third Party Beneficiaries........................................................................20
      ss. 8.12  No Strict Construction...........................................................................20
      ss. 8.13  Waiver of Jury Trial.............................................................................20


                                                             EXHIBIT NO. 10.64






                                CREDIT AGREEMENT

                                     between


                        UNIROYAL TECHNOLOGY CORPORATION,
                                   as BORROWER
                                       and


                               EMCORE CORPORATION,
                                    as LENDER






                           Dated as of August 2, 2001

                  CREDIT AGREEMENT, dated as of August 2, 2001, between UNIROYAL TECHNOLOGY CORPORATION, a Delaware corporation (the "Borrower"), and EMCORE CORPORATION, a New Jersey corporation, as Lender (the "Lender") (all capitalized terms used herein and defined in Section 9 are used herein as therein defined).


                              W I T N E S S E T H :
                               - - - - - - - - - -


                  WHEREAS, subject to and upon the terms and conditions set forth herein, the Lender is willing to make available to the Borrower the credit facility provided for herein;


                  NOW, THEREFORE, IT IS AGREED:

                  SECTION 1. Amount and Terms of Credit.

                  1.01 The Commitment. Subject to and upon the terms and conditions set forth herein, the Lender agrees to make a term loan (the "Loan") to the Borrower, which Loan (i) may only be incurred by the Borrower on the Closing Date, (ii) shall be made by the Lender in that aggregate principal amount which does not exceed the Commitment of the Lender on the Closing Date (before giving effect to the termination thereof on such date pursuant to Section 2.01(c)). Once repaid, the Loan incurred hereunder may not be reborrowed.

                  1.02 Notice of Borrowing. When the Borrower desires to incur the Loan hereunder, the Borrower shall give the Lender notice at the Notice Office on the date thereof, provided that such notice shall be deemed to have been given on a certain day only if given before 11:00 A.M. (New York time) on such day. Such notice (the "Notice of Borrowing") shall be irrevocable and shall be given by the Borrower in writing in the form of Exhibit A, appropriately completed to specify the aggregate principal amount of the Loan to be incurred on the Closing Date.

                  1.03 Disbursement of Funds. No later than 2:00 P.M. (New York time) on the Closing Date, the Lender will make available the Borrowing requested to be made on such date in accordance with Section 1.02. The Borrowing will be made available in Dollars and in immediately available funds by way of wire transfer to the Borrower's account specified in the Notice of Borrowing.

                  1.04 Notes. (a) The Borrower's obligation to pay the principal of, and interest on, the Loan made by the Lender shall be evidenced in the Register maintained by the Lender pursuant to Section 11.15 and shall also be evidenced by a promissory note duly executed and delivered by the Borrower substantially in the form of Exhibit B, with blanks appropriately completed in conformity herewith (the "Note").

                  (b) The Note issued to the Lender shall (i) be executed by the Borrower, (ii) be payable to the Lender or its registered assigns and be dated the Closing Date (or, if issued after the Closing Date, be dated the date of issuance thereof), (iii) be in a stated principal amount equal to the Loan made by the Lender on the Closing Date (or, if issued after the Closing Date, be in a stated principal amount equal to the outstanding principal amount of the Loan of the Lender at such time) and be payable in the outstanding principal amount of the Loan evidenced thereby, (iv) mature on the Final Maturity Date,
(v) bear interest as provided in the appropriate clause of Section 1.05, (vi) be subject to voluntary prepayment as provided in Section 3.01, and mandatory repayment as provided in Section 3.02, and (vii) be entitled to the benefits of this Agreement and the other Credit Documents.

                  (c) The Lender will note on its internal records the amount of the Loan made by it and each payment in respect thereof and will prior to any transfer of its Note endorse on the reverse side thereof the outstanding principal amount of the Loan evidenced thereby. Failure to make any such notation or any error in such notation shall not affect the Borrower's obligations in respect of the Loan.

                  1.05 Interest. (a) The Borrower agrees to pay interest in respect of the unpaid principal amount of the Loan from the date of Borrowing thereof until the repayment in full thereof at a rate per annum which shall be equal to the Prime Rate as in effect from time to time.

                  (b)  From and after the Additional Interest Trigger
Date, principal shall bear additional interest as follows: the Borrower shall issue to the Lender Four Hundred Thirty-Three (433) shares of UTC Common Stock (subject to appropriate adjustments in the event of a stock split or a similar event), or such percentage of such amount as shall equal the equivalent percentage of the principal amount of the Loan then outstanding, per calendar day until all Obligations have been paid in full. Interest which accrues under this Section 1.05(b) shall be payable on demand. UTC Common Stock to be issued by the Borrower under this Section 1.05(b) shall be issued immediately upon request of the Lender.

                  (c) Accrued (and theretofore unpaid) cash interest shall be payable in respect of the Loan, monthly in arrears on each Monthly Payment Date and on the Final Maturity Date and on any repayment or prepayment (on the amount repaid or prepaid), and at maturity (whether by acceleration or otherwise).

                  SECTION 2.  Reductions of Commitment.


                  2.01 Mandatory Reduction of Commitments. (a) The Commitment shall terminate in its entirety on August 31, 2001 unless the Closing Date has occurred on or before such date.

                  (b) In addition to any other mandatory commitment reductions pursuant to this Section 2.01, the Commitment shall terminate in its entirety on the date of consummation of the Disposition.

                  (c) In addition to any other mandatory commitment reductions pursuant to this Section 2.01, the Commitment shall terminate in its entirety on the Closing Date (after giving effect to the incurrence of the Loan on such date).

                  SECTION 3. Prepayments; Payments; Taxes.

                  3.01 Voluntary Prepayments. The Borrower shall have the right to prepay the Loan, without premium or penalty, in whole or in part at any time and from time to time on the following terms and conditions: (i) the Borrower shall give the Lender prior to 1:00 P.M. (New York time) at the Notice Office, at least one Business Day's prior written notice (or telephonic notice promptly confirmed in writing) of its intent to prepay the Loan, which notice (in each case) shall specify the amount of such prepayment; (ii) each partial prepayment of Loan pursuant to this Section 3.01(a) shall be in an aggregate principal amount of at least $25,000.

                  3.02 Mandatory Repayments. (a) In addition to any other mandatory repayments pursuant to this Section 3.02, within one Business Day after each date on or after the Closing Date upon which the Borrower or any of its Subsidiaries receives any cash proceeds from any capital contribution or any sale or issuance of its equity or securities convertible into its equity (including, without limitation, convertible debt) (other than cash proceeds received from equity contributions to any Guarantor Subsidiary of the Borrower to the extent made by the Borrower or another Guarantor Subsidiary of the Borrower) an amount equal to 100% of the Net Equity Proceeds of such capital contribution or sale or issuance of equity shall be applied on such date as a mandatory repayment of principal of the outstanding Loan until paid in full.

                  (b) In addition to any other mandatory repayments pursuant to this Section 3.02, on each date on or after the Closing Date upon which the Borrower or any of its Subsidiaries receives any cash proceeds from any incurrence by the Borrower or any of its Subsidiaries of Indebtedness for borrowed money (other than Indebtedness for borrowed money permitted to be incurred pursuant to Section 7.04 as such Section is in effect on the Closing
Date), an amount equal to 100% of the Net Debt Proceeds of the respective incurrence of Indebtedness shall be applied on such date as a mandatory repayment of principal of the outstanding Loan until paid in full.

                  (c) In addition to any other mandatory repayments pursuant to this Section 3.02, within one Business Day after each date on or after the Closing Date upon which the Borrower or any of its Subsidiaries receives any cash proceeds from any Asset Sale, an amount equal to 100% of the Net Sale Proceeds therefrom shall be applied on such date as a mandatory repayment until the Obligations are paid in full.

                  (d) In addition to any other mandatory repayments pursuant to this Section 3.02, within 10 days following each date on or after the Closing Date upon which the Borrower or any of its Subsidiaries receives any cash proceeds from any Recovery Event (other than Recovery Events in which the Net Insurance Proceeds therefrom do not exceed $1,000,000), an amount equal to 100% of the Net Insurance Proceeds from such Recovery Event shall be applied as a mandatory repayment of principal of the outstanding Loan until paid in full; provided that so long as no Specified Default then exists and such Net Insurance Proceeds do not exceed $5,000,000, such Net Insurance Proceeds shall not be required to be so applied on such date to the extent that the Borrower has delivered a certificate to the Lender on or prior to such date stating that such Net Insurance Proceeds shall be used to replace or restore any properties or assets in respect of which such Net Insurance Proceeds were paid within 270 days following the date of the receipt of such Net Insurance Proceeds (which certificate shall set forth the estimates of the Net Insurance Proceeds to be so expended), and provided further, that (i) if the amount of such Net Insurance Proceeds exceeds $5,000,000, then the entire amount of such Net Insurance Proceeds (and not just the portion of such Net Insurance Proceeds in excess of $5,000,000) shall be applied as a mandatory repayment of the Loan as provided above in this Section 3.02(d), (ii) if all or any portion of such Net Insurance Proceeds not required to be applied to the repayment of the outstanding Loan pursuant to the preceding proviso are not so used within 90 days after the date of the receipt of such Net Insurance Proceeds (or such earlier date, if any, as the Borrower determines not to reinvest the Net Insurance Proceeds relating to such Recovery Event as set forth above), such remaining portion shall be applied on the last day of such period (or such earlier date, as the case may be) as a mandatory repayment of principal of the outstanding Loan as provided above in this Section 3.02(d) without regard to the preceding proviso.

                  (e) In addition to any other mandatory repayments pursuant to this Section 3.02, (i) the outstanding Loan shall be repaid in full on the Final Maturity Date and (ii) unless the Lender otherwise agrees, the outstanding Loan shall be repaid in full on the earlier of the date on which (A) a Change of Control occurs or (B) the Disposition occurs.

                  3.03 Method and Place of Payment. Except as otherwise specifically provided herein, all payments under this Agreement (other than payments of additional interest pursuant to Section 1.05(b)) or under the Note shall be made to the Lender for its own account not later than 1:00 P.M. (New York time) on the date when due and shall be made in Dollars in immediately available funds at the Notice Office (and, to the extent that any UTC Common Stock is to be issued pursuant to Section 1.05(b), such issuance shall occur by the delivery of stock certificates or such other documentation satisfactory to the Lender in its discretion, evidencing the issuance of the UTC Common Stock to the Borrower). Whenever any payment to be made hereunder or under the Note shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest shall be payable at the applicable rate during such extension.

                  3.04 Net Payments. (a) All payments made by the Borrower hereunder or under the Note will be made without setoff, counterclaim or other defense; provided, further, that for the purpose of this Section 3.04(a), "payment" shall be deemed to include, without limitation, the issuance of UTC Common Stock. All such payments will be made free and clear of, and without deduction or withholding for, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein with respect to such payments (but excluding, except as provided in the second succeeding sentence, any tax imposed on or measured by the net income or profits of the Lender pursuant to the laws of the jurisdiction in which it is organized or the jurisdiction in which the principal office of the Lender is located or any subdivision thereof or therein) and all interest, penalties or similar liabilities with respect to such non-excluded taxes, levies, imposts, duties, fees, assessments or other charges (all such non-excluded taxes, levies, imposts, duties, fees, assessments or other charges being referred to collectively as "Taxes"). If any Taxes are so levied or imposed, the Borrower agrees to pay the full amount of such Taxes, and such additional amounts as may be necessary so that every payment of all amounts due under this Agreement or under the Note, after withholding or deduction for or on account of any Taxes, will not be less than the amount provided for herein or in the Note. If any amounts are payable in respect of Taxes pursuant to the preceding sentence, the Borrower agrees to reimburse the Lender, within three Business Days after the written request of the Lender, for taxes imposed on or measured by the net income or profits of the Lender pursuant to the laws of the jurisdiction in which the Lender is organized or in which the principal office or applicable lending office of the Lender is located or under the laws of any political subdivision or taxing authority of any such jurisdiction in which the Lender is organized or in which the principal office or applicable lending office of the Lender is located and for any withholding of taxes as the Lender shall determine are payable by, or withheld from, the Lender, in respect of such amounts so paid to or on behalf of the Lender pursuant to the preceding sentence and in respect of any amounts paid to or on behalf of the Lender pursuant to this sentence. The Borrower will furnish to the Lender within 30 days after the date the payment of any Taxes is due pursuant to applicable law certified copies of tax receipts evidencing such payment by the Borrower. The Borrower agrees to indemnify and hold harmless the Lender, and reimburse the Lender within three Business Days after its written request, for the amount of any Taxes so levied or imposed and paid by the Lender.

                  (b) If the Borrower pays any additional amount under this Section 3.04 to the Lender and the Lender determines in its sole discretion that it has actually received or realized in connection therewith any refund or any reduction of, or credit against, its Tax liabilities in or with respect to the taxable year in which the additional amount is paid (a "Tax Benefit"), the Lender shall pay to the Borrower an amount that the Lender shall, in its sole discretion, determine is equal to the net benefit, after tax, which was obtained by the Lender in such year as a consequence of such Tax Benefit; provided, however, that (i) the Lender may determine in its sole discretion consistent with the policies of the Lender whether to seek a Tax Benefit, (ii) any Taxes that are imposed on the Lender as a result of a disallowance or reduction (including through the expiration of any tax carryover or carryback of such Lender that otherwise would not have expired) of any Tax Benefit with respect to which the Lender has made a payment to the Borrower pursuant to this Section 3.04(b) shall be treated as a Tax for which the Borrower is obligated to indemnify the Lender pursuant to this Section 3.04 without any exclusions or defenses, (iii) nothing in this Section 3.04(b) shall require the Lender to disclose any confidential information to the Borrower (including, without limitation, the Lender's tax returns), and (iv) the Lender shall not be required to pay the Borrower any amounts pursuant to this Section 3.04(b) at any time that a Specified Default exists.

                  SECTION 4. Conditions Precedent to the Loan on the Closing Date. The obligation of the Lender to make the Loan on the Closing Date is subject to the satisfaction of the following conditions on or prior to the Closing Date:

                  4.01 Execution of Agreement; Note; Notice of Borrowing. (i) This Agreement shall have been executed and delivered as provided in Section
11.09 and (ii) there shall have been delivered to the Lender the Note executed by the Borrower in the amount, maturity and as otherwise provided herein and
(iii) there shall have been delivered to the Lender the Notice of Borrowing on the Closing Date as provided in Section 1.02.

                  4.02 Officer's Certificate. The Lender shall have received a certificate, dated the Closing Date and signed on behalf of the Borrower by the Chairman of the Board, the Chief Executive Officer or the President or any Vice President of the Borrower, certifying on behalf of the Borrower that all of the conditions in Sections 4.06, 4.07, 4.08 and 4.13 have been satisfied on such date (except to the extent that any exception is satisfactory to the Lender).

                  4.03 Opinions of Counsel. The Lender shall have received (i) from Oliver J. Janney, Esq., general counsel of the Borrower, an opinion addressed to the Lender and dated the Closing Date covering the matters set forth in Exhibit C and such other matters incident to the transactions contemplated herein as the Lender may reasonably request, and (ii) reliance letters addressed to the Lender and dated the Closing Date with respect to the opinions delivered pursuant to the other Documents, which reliance letters and opinions shall be in form and substance reasonably satisfactory to the Lender.

                  4.04 Corporate Documents; Proceedings; etc. (a) The Lender shall have received a certificate from each Credit Party, dated the Closing Date, signed by the Chairman of the Board, the President or any Vice President of such Credit Party, and attested to by the Secretary or any Assistant Secretary of such Credit Party, in the form of Exhibit D with appropriate insertions, together with copies of the certificate of incorporation and by-laws (or equivalent organizational documents) of such Credit Party and the resolutions of such Credit Party referred to in such certificate, and each of the foregoing shall be in form and substance reasonably acceptable to the Lender.

                  (b) All corporate and legal proceedings and all instruments and agreements in connection with the transactions contemplated by this Agreement and the other Documents shall be reasonably satisfactory in form and substance to the Lender, and the Lender shall have received all information and copies of all documents and papers, including records of corporate proceedings, governmental approvals, good standing certificates and bring-down telegrams or facsimiles, if any, which the Lender reasonably may have requested in connection therewith, such documents and papers where appropriate to be certified by proper corporate or governmental authorities.

                  4.05 Plans; Shareholders' Agreements; Management Agreements; Employment Agreements; Non-Compete Agreements; Collective Bargaining Agreements; Tax Sharing Agreements; Existing Indebtedness Agreements. There shall have been delivered to the Lender true and correct copies of the following documents:

                 (i) all Plans (and for each Plan that is required to file an annual report on Internal Revenue Service Form 5500-series, a copy of the most recent such report (including, to the extent required, the related financial and actuarial statements and opinions and other supporting statements, certifications, schedules and information), and for each Plan that is a "single-employer plan," as defined in Section 4001(a)(15) of ERISA, the most recently prepared actuarial valuation therefor) and any other "employee benefit plans," as defined in Section 3(3) of ERISA, and any other material agreements, plans or arrangements, with or for the benefit of current or former employees of the Borrower or any of its Subsidiaries or ERISA Affiliates (provided that the foregoing shall apply in the case of any multiemployer plan, as defined in Section 4001(a)(3) of ERISA, only to the extent that any document described therein is in the possession of the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate or reasonably available thereto from the sponsor or trustee of any such Plan);

                (ii) all agreements entered into by the Borrower or any Subsidiary Guarantors governing the terms and relative rights of its capital stock and any agreements entered into by its shareholders to which the Borrower is a party relating to any such entity with respect to its capital stock (collectively, the "Shareholders' Agreements");

               (iii) except for the Employment Agreements delivered pursuant to clause (v) of this Section 4.05, all material agreements with members of, or with respect to, the management of the Borrower or any Subsidiary Guarantors (collectively, the "Management Agreements");

                (iv) all material employment agreements entered into by the Borrower or any Subsidiary Guarantors (collectively, the "Employment Agreements");

                 (v)     all non-compete   agreements   entered  into  by  the
Borrower  or  any  Subsidiary   Guarantors (collectively, the "Non-Compete
Agreements");

               (vi) all collective bargaining agreements applying or relating to any employee of the Borrower or any Subsidiary Guarantors (collectively, the "Collective Bargaining Agreements");


               (vii) all tax sharing, tax allocation and other similar agreements entered into by the Borrower or any Subsidiary Guarantors (collectively, the "Tax Sharing Agreements"); and


              (viii) all agreements evidencing or relating to Indebtedness of the Borrower or any Subsidiary Guarantors which is to remain outstanding after giving effect to the Transaction (collectively, the "Existing Indebtedness Agreements");

all of which Plans, Shareholders' Agreements, Management Agreements, Employment Agreements, Non-Compete Agreements, Collective Bargaining Agreements, Tax Sharing Agreements and Existing Indebtedness Agreements shall be in form and substance reasonably satisfactory to the Lender and shall be in full force and effect on the Closing Date.

                  4.06 Sale. The Sale shall have been consummated in all material respects in accordance with the Sale Documents and all applicable laws, and each of the conditions precedent to the consummation of the Sale as set forth in the Sale Documents shall have been satisfied and not waived, except with the consent of the Lender, to the reasonable satisfaction of the Lender.

                  4.07 Adverse Change, etc. (a) Except as set forth on Schedule 4.07, nothing shall have occurred (and the Lender shall not have become aware of any facts or conditions not previously known) since October 1, 2000 which the Lender shall reasonably determine has had, or could reasonably be expected to have, (i) a Material Adverse Effect or (ii) a material adverse effect on the Transaction.

                  (b) All necessary governmental (domestic and foreign) and third party approvals and/or consents in connection with the Transaction and the other transactions contemplated by the Documents and otherwise referred to herein or therein shall have been obtained and remain in effect, and all applicable waiting periods with respect thereto shall have expired without any action being taken by any competent authority which restrains, prevents or imposes materially adverse conditions upon the consummation of the Transaction or the other transactions contemplated by the Documents or otherwise referred to herein or therein. There shall not exist any judgment, order, injunction or other restraint issued or filed or a hearing seeking injunctive relief or other restraint pending or notified prohibiting or imposing materially adverse conditions upon the Transaction or the other transactions contemplated by the Documents or otherwise referred to herein or therein.

                  4.08 Litigation. There shall be no actions, suits or proceedings pending or threatened (i) with respect to the Transaction, this Agreement or any other Document which the Lender shall reasonably determine could reasonably be expected to be material or (ii) which the Lender shall reasonably determine could reasonably be expected to have a Material Adverse Effect.

                  4.09 Security Agreement Each Credit Party shall have duly authorized, executed and delivered the Security Agreement in the form of Exhibit E (as modified, supplemented or amended from time to time, the "Security Agreement") covering all of such Credit Party's present and future Security Agreement Collateral, together with:

                 (i) proper Financing Statements (Form UCC-1 or the equivalent) fully executed for filing under the UCC or other appropriate filing offices of each jurisdiction as may be necessary or, in the reasonable opinion of the Lender, desirable to perfect the security interests purported to be created by the Security Agreement;

                (ii) copies of Requests for Information or Copies (Form UCC-11), or equivalent reports, listing all effective financing statements that name the Borrower or any of its Subsidiaries as debtor and that are filed in the jurisdictions referred to in clause (i) above, together with copies of such other financing statements that name the Borrower or any of its Subsidiaries as debtor (none of which shall cover any of the Collateral except to the extent evidencing Permitted Liens or in respect of which the Lender shall have received termination statements (Form UCC-3) or such other termination statements as shall be required by local law fully executed for filing);

               (iii) evidence of the completion of all other recordings and filings of, or with respect to, the Security Agreement as may be necessary or, in the reasonable opinion of the Lender, desirable to perfect the security interests intended to be created by the Security Agreement; and

                (iv) evidence that all other actions necessary or, in the reasonable opinion of the Lender, desirable to perfect and protect the security interests purported to be created by the Security Agreement have been taken.

                  4.10 Subsidiaries Guaranty. Each Subsidiary Guarantor shall have duly authorized, executed and delivered the Subsidiaries Guaranty in the form of Exhibit F (as amended, modified or supplemented from time to time, the "Subsidiaries Guaranty").

                  4.11 Financial Statements; Pro Forma Balance Sheet; Projections. The Lender shall have received true and correct copies of the historical financial statements, the pro forma balance sheet and the Projections referred to in Sections 5.05(a) and (d), which historical financial statements, pro forma balance sheet and Projections shall be in form and substance reasonably satisfactory to the Lender.

                  4.12 Solvency Certificate; Insurance Certificates. The Lender shall have received:

                 (i) a solvency certificate from the chief financial officer or president of the Borrower in the form of Exhibit G; and

                (ii) _ certificates of insurance complying with the requirements of Section 6.03 for the business and properties of the Borrower and its Subsidiaries, in form and substance reasonably satisfactory to the Lender and naming the Lender as an additional insured and as loss payee, and stating that such insurance shall not be canceled without at least 30 days (or 10 days in the case of nonpayment of premium) prior written notice by the insurer to the Lender.

                  4.13 No Default; Representations and Warranties.. (i) There shall exist no Default or Event of Default at the time of the incurrence of the Loan and also after giving effect thereto and (ii) all representations and warranties contained herein and in the other Credit Documents shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on the Closing Date (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date).

                  The occurrence of the Closing Date and the incurrence by the Borrower of the Loan hereunder on such date shall constitute a representation and warranty by the Borrower to the Lender that all the conditions specified in
Section 4 exist as of that time. The Note, certificates, legal opinions and other documents and papers referred to in Section 4 unless otherwise specified, shall be delivered to the Lender at the Notice Office for its own account and in sufficient counterparts or copies for the Lender and, except as otherwise provided herein, shall be in form and substance reasonably satisfactory to the Lender.

                  SECTION 5. Representations, Warranties and Agreements. In order to induce the Lender to enter into this Agreement and to make the Loan hereunder, the Borrower makes the following representations, warranties and agreements, in each case as of the Closing Date and after giving effect to the Transaction, all of which shall survive the execution and delivery of this Agreement and the Notes and the making of the Loan, and with the occurrence of the Closing Date and the incurrence by the Borrower of the Loan hereunder on such date being deemed to constitute a representation and warranty that the matters specified in this Section 5 are true and correct in all material respects on and as of the Closing Date (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date).

                  5.01 Organizational Status. The Borrower and each of its Subsidiaries (i) is a duly organized and validly existing corporation, partnership or limited liability company, as the case may be, in good standing under the laws of the jurisdiction of its organization, (ii) has the corporate, partnership or limited liability company power and authority, as the case may be, to own its property and assets and to transact the business in which it is engaged and presently proposes to engage and (iii) is duly qualified and is authorized to do business and is in good standing in each jurisdiction where the ownership, leasing or operation of its property or the conduct of its business requires such qualifications except for failures to be so qualified which, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

                  5.02 Power and Authority. Each Credit Party has the corporate, partnership or limited liability company power and authority, as the case may be, to execute, deliver and perform the terms and provisions of each of the Documents to which it is party and has taken all necessary corporate, partnership or limited liability company action, as the case may be, to authorize the execution, delivery and performance by it of each of such Documents. Each Credit Party has duly executed and delivered each of the Documents to which it is party, and each of such Documents constitutes its legal, valid and binding obligation enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors' rights and by equitable principles (regardless of whether enforcement is sought in equity or at law).

                  5.03 No Violation. Neither the execution, delivery or performance by any Credit Party of the Documents to which it is a party, nor compliance by it with the terms and provisions thereof, (i) will contravene any provision of any law, statute, rule or regulation or any order, writ, injunction or decree of any court or governmental instrumentality, (ii) will conflict with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien (except pursuant to the Security Documents) upon any of the property or assets of the Borrower or any of its Subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, credit agreement or loan agreement, or, except as disclosed by the Borrower in writing to the Lender on or prior to the Closing Date, any other material agreement, contract or instrument, in each case to which the Borrower or any of its Subsidiaries is a party or by which it or any of its property or assets is bound or to which it may be subject or (iii) will violate any provision of the certificate or articles of incorporation or by-laws (or equivalent organizational documents) of the Borrower or any of its Subsidiaries.

                  5.04 Approvals. No order, consent, approval, license, authorization or validation of, or filing, recording or registration with (except for (x) those that have otherwise been obtained or made on or prior to the Closing Date and which remain in full force and effect on the Closing Date and (y) filings which are necessary to perfect the security interests created under the Security Agreement, which filings will be made within ten days after the Closing Date), or exemption by, any governmental or public body or authority, or any subdivision thereof, is required to authorize, or is required in connection with, (i) the execution, delivery and performance of any Document or (ii) the legality, validity, binding effect or enforceability of any such Document (other than (x) in the case of clause (i) above in this Section 5.04, such orders, consents, approvals, licenses, authorizations, validations, filings, recordings and registrations required to be made after the Closing Date in order for the Borrower to be in compliance with this Agreement, which the Borrower will make or obtain when and as required, (y) immaterial orders, consents, approvals, licenses, authorizations or validations required in connection with the Sale).

                  5.05 Financial Statements; Financial Condition; Undisclosed Liabilities; Projections; etc. (a) The consolidated balance sheets of the Borrower for its fiscal years ended on October 1, 2000 and September 26, 1999 and for its nine-month period ended on July 1, 2001, respectively, and the related consolidated statements of income, cash flows and shareholders' equity of the Borrower for the fiscal years or six-month period ended on such dates, as the case may be, copies of which have been furnished to the Lender prior to the Closing Date, present fairly in all material respects the consolidated financial position of the Borrower at the dates of such balance sheets and the consolidated results of the operations of the Borrower for the periods covered thereby. All of the foregoing financial statements have been prepared in accordance with generally accepted accounting principles consistently applied (except to the extent provided in the notes to such financial statements and, in the case of the aforementioned nine month interim financial statements, except for normal year-end audit adjustments and the absence of footnotes). The pro forma consolidated balance sheet of the Borrower as of July 1, 2001 and after giving effect to the Transaction and the financing therefor, a copy of which has been furnished to the Lender prior to the Closing Date, presents fairly in all material respects the pro forma consolidated financial position of the Borrower as of July 1, 2001. After giving effect to the Transaction (but for this purpose assuming that the Transaction and the related financing had occurred prior to October 1, 2000), since October 1, 2000, there has been no change in the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of the Borrower or any of its Subsidiaries that has had, or could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect, except as set forth in Schedule 4.07.

                  (b) (i) The sum of the assets, at a fair valuation, of each of the Borrower on a stand-alone basis and the Borrower and its Subsidiaries taken as a whole will exceed its debts, and (ii) each of the Borrower on a stand-alone basis and the Borrower and its Subsidiaries taken as a whole has not incurred and does not intend to incur, and does not believe that it will incur, debts beyond its ability to pay such debts as such debts mature. For purposes of this Section 5.05(b), "debt" means any liability on a claim, and "claim" means (a) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured or (b) right to an equitable remedy for breach of performance if such breach gives rise to a payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

                  (c) Except as fully disclosed in the financial statements delivered pursuant to Section 5.05(a) or as otherwise permitted by this Agreement, there are no liabilities or obligations (excluding current obligations incurred in the ordinary course and consistent with past practice) with respect to the Borrower or any of its Subsidiaries of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether or not due) which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. The Borrower does not know of any basis for the assertion against it or any of its Subsidiaries of any liability or obligation (excluding current obligations incurred in the ordinary course and consistent with past practice) of any nature whatsoever that is not fully disclosed in the financial statements delivered pursuant to Section 5.05(a) which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

                  (d) The Projections delivered to the Lender prior to the Closing Date have been prepared in good faith and are based on reasonable assumptions made by the Borrower, and there are no statements or conclusions in the Projections which are based upon or include information known to the Borrower to be misleading in any material respect or which fail to take into account material information known to the Borrower regarding the matters reported therein. The Borrower believes that the Projections are reasonable and attainable, it being recognized by the Lender, however, that projections as to future events are not to be viewed as facts and that the actual results during the period or periods covered by the Projections may differ from the projected results and that the differences may be material.

                  5.06 Litigation. There are no actions, suits or proceedings pending or, to the best knowledge of the Borrower, threatened that are, either individually or in the aggregate, reasonably likely to have a Material Adverse Effect.

                  5.07 True and Complete Disclosure. All factual information (taken as a whole) furnished by or on behalf of the Borrower in writing to the Lender (including, without limitation, all information contained in the Documents) for purposes of or in connection with this Agreement, the other Credit Documents or any transaction contemplated herein or therein is, and all other such factual information (taken as a whole) hereafter furnished by or on behalf of the Borrower in writing to the Lender will be, true and accurate in all material respects on the date as of which such information is dated or certified and not incomplete by omitting to state any fact necessary to make such information (taken as a whole) not misleading in any material respect at such time in light of the circumstances under which such information was provided. It is understood and agreed that the Projections, the pro forma balance sheet required to be delivered pursuant to Section 4.11 and the budgets required to be delivered under Section 6.01(e) are not factual information for purposes of this Section 5.07.

                  5.08 Use of Proceeds; Margin Regulations. (a) All proceeds of the Loan will be used by the Borrower for (i) working capital purposes of the Borrower or Subsidiary Guarantors of the Borrower or (ii) capital expenditures for the direct and immediate benefit of the Borrower or Subsidiary Guarantors of the Borrower.

                  (b) No part of the Loan (or the proceeds thereof) will be used to purchase or carry any Margin Stock or to extend credit for the purpose of purchasing or carrying any Margin Stock. Neither the making of the Loan nor the use of the proceeds thereof will violate or be inconsistent with the provisions of Regulation T, U or X of the Board of Governors of the Federal Reserve System.

                  5.09 Tax Returns and Payments. Each of the Borrower and each of its Subsidiaries has timely filed or caused to be timely filed all federal and state income tax returns and all other material tax returns, domestic and foreign, required to be filed by it and has paid all taxes and assessments payable by it which have become due, except for immaterial taxes and taxes that are being contested in good faith and for which adequate reserves have been established in accordance with generally accepted accounting principles. There is no action, suit, proceeding, investigation, audit, or claim now pending or, to the best knowledge of the Borrower threatened, by any authority regarding any taxes relating to the Borrower or any of its Subsidiaries that either individually or in the aggregate could reasonably be expected to result in a material liability to the Borrower or any of its Subsidiaries. Neither the Borrower nor any of its Subsidiaries has entered into an agreement or waiver or been requested to enter into an agreement or waiver extending any statute of limitations relating to the payment or collection of taxes of the Borrower or any of its Subsidiaries, or is aware of any circumstances that would cause the taxable years or other taxable periods of the Borrower or any of its Subsidiaries not to be subject to the normally applicable statute of limitations. Neither the Borrower nor any of its Subsidiaries has provided, with respect to themselves or property held by them, any consent under Section 341 of the Code. Neither of the Borrower nor any of its Subsidiaries has incurred, or will incur, any material tax liability in connection with the Transaction.

                  5.10 Compliance with ERISA. (i) Schedule III sets forth the name of each Plan. Each Plan (and each related trust, insurance contract or fund) is in substantial compliance with its terms and with all applicable laws, including, without limitation, ERISA and the Code; the Borrower is not aware of any reason why each Plan (and each related trust, if any) which is intended to be qualified under Section 401(a) of the Code would not receive a determination letter from the Internal Revenue Service to the effect that it meets the requirements of Sections 401(a) and 501(a) of the Code if an application for such a letter were made; no Reportable Event has occurred; no Plan which is a multiemployer plan (as defined in Section 4001(a)(3) of ERISA) is insolvent or in reorganization; no Plan has an Unfunded Current Liability which, when added to the aggregate amount of Unfunded Current Liabilities with respect to all other Plans, exceed $500,000; no Plan which is subject to Section 412 of the Code or Section 302 of ERISA has an accumulated funding deficiency, within the meaning of such sections of the Code or ERISA, or has applied for or received a waiver of an accumulated funding deficiency or an extension of any amortization period, within the meaning of Section 412 of the Code or Section 303 or 304 of ERISA; all contributions required to be made with respect to a Plan have been timely made; neither the Borrower nor any Subsidiary of the Borrower nor any ERISA Affiliate has incurred any material liability (including any indirect, contingent or secondary liability) to or on account of a Plan pursuant to
Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of
ERISA or Section 401(a)(29), 4971 or 4975 of the Code or expects to incur any such material liability under any of the foregoing sections with respect to any Plan (other than liabilities of any ERISA Affiliate which could not by operation of law or otherwise become a liability of the Borrower or any of its Subsidiaries); no condition exists which presents a material risk to the Borrower or any Subsidiary of the Borrower or any ERISA Affiliate of incurring a material liability to or on account of a Plan pursuant to the foregoing provisions of ERISA and the Code; no proceedings have been instituted to terminate or appoint a trustee to administer any Plan which is subject to Title IV of ERISA; no action, suit, proceeding, hearing, audit or investigation with respect to the administration, operation or the investment of assets of any Plan (other than routine claims for benefits) is pending, expected or threatened; using actuarial assumptions and computation methods consistent with Part 1 of subtitle E of Title IV of ERISA, the aggregate liabilities of the Borrower and its Subsidiaries and its ERISA Affiliates to all Plans which are multiemployer plans (as defined in Section 4001(a)(3) of ERISA) in the event of a complete withdrawal therefrom, as of the close of the most recent fiscal year of each such Plan, would not exceed $500,000; each group health plan (as defined in Section 607(1) of ERISA or Section 4980B(g)(2) of the Code) which covers or has covered employees or former employees of the Borrower, any Subsidiary of the Borrower, or any ERISA Affiliate has at all times been operated in material compliance with the provisions of Part 6 of subtitle B of Title I of ERISA and
Section 4980B of the Code; no lien imposed under the Code or ERISA on the assets of the Borrower or any Subsidiary of the Borrower or any ERISA Affiliate exists or is likely to arise on account of any Plan; and the Borrower and its Subsidiaries may cease contributions to or terminate any employee benefit plan maintained by any of them without incurring any material liability.

                  (ii) The Borrower and its Subsidiaries have not entered into any Foreign Pension Plan, nor have incurred any obligation(s) pursuant to any Foreign Pension Plan.

                  5.11 The Security Documents. The provisions of the Security Agreement are effective to create in favor of the Lender a legal, valid and enforceable security interest in all right, title and interest of the Credit Parties in the Security Agreement Collateral described therein, and, subject to
Section 6.10(d), the Lender has (or within 10 days following the Closing Date will have) a fully perfected first lien on, and security interest in, all right, title and interest in all of the Security Agreement Collateral described therein, subject to no other Liens other than Permitted Liens.

                  5.12 Representations and Warranties in the Documents. All representations and warranties set forth in the other Documents (other than the Credit Documents) were true and correct in all material respects at the time as of which such representations and warranties were made (or deemed made) and shall be true and correct in all material respects as of the Closing Date as if such representations and warranties were made on and as of such date, unless stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date, except to the extent that the failure of any such representation or warranty to be true and current in all material respects, either individually or in the aggregate, could not reasonably be expected to have Material Adverse Effect.

                  5.13 Properties. All Real Property owned or leased by the Borrower or any Subsidiary Guarantors, and the nature of the interest therein, is correctly set forth in Schedule IV. Each of the Borrower and each Subsidiary Guarantor has good and marketable title to all material properties owned by it, including all material property reflected in Schedule IV and in the most recent historical balance sheet referred to in Section 5.05(a) (except as sold or otherwise disposed of since the date of such balance sheet in the ordinary course of business or as permitted by the terms of this Agreement), free and clear of all Liens, other than Permitted Liens.

                  5.14 Capitalization; Newly Issued Securities. (a) The authorized capital stock of the Borrower consist, of (i) 100,000,000 shares of common stock, $0.01 par value per share, of which 28,069,282 (after giving effect to the issuance contemplated by the Sale Documents) shares shall be issued and outstanding, and (ii) 1,000 shares of preferred stock, $.01 par value per share, of which none are issued and outstanding. All outstanding shares of the capital stock of the Borrower have been duly and validly issued and are fully paid and non-assessable. The Borrower does not have outstanding any securities convertible into or exchangeable for its capital stock or outstanding any rights to subscribe for or to purchase, or any options for the purchase of, or any agreement providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, its capital stock, except for options, warrants and rights to purchase shares of the Borrower's common stock which have been issued.

                  (b) The shares of equity securities to be issued upon conversion of the Note (the "Conversion Shares") have been duly authorized and validly reserved for issuance in contemplation of conversion of the Note pursuant to Section 10 hereof and, when issued and delivered in accordance with this Agreement, will have been validly issued, fully paid and non-assessable. The Lender will acquire good and marketable title to the Conversion Shares upon conversion of the Note pursuant to Section 10 hereof, free and clear of any and all Liens, except such Liens as may exist under the Credit Documents.

                  5.15 Subsidiaries. The Borrower has no Subsidiaries other than those Subsidiaries listed on Schedule V. Schedule V correctly sets forth the percentage ownership (direct or indirect) of the Borrower in each class of capital stock or other equity of its Subsidiaries and also identifies the direct owner thereof.

                  5.16 Compliance with Statutes, etc. Each of the Borrower and each of its Subsidiaries is in compliance with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property (including, without limitation, applicable statutes, regulations, orders and restrictions relating to environmental standards and controls), except such noncompliances as could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

                  5.17 Investment Company Act. Neither the Borrower nor any of its Subsidiaries is an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

                  5.18 Public Utility Holding Company Act. Neither the Borrower nor any of its Subsidiaries is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

                  5.19 Environmental Matters. (a) Each of the Borrower and each of its Subsidiary Guarantors is in compliance with all applicable Environmental Laws and the requirements of any permits issued under such Environmental Laws. There are no pending or, to the best knowledge of the Borrower, threatened Environmental Claims against the Borrower or any of its Subsidiary Guarantors or any Real Property owned, leased or operated by the Borrower or any of its Subsidiary Guarantors (including any such claim arising out of the ownership, lease or operation by the Borrower or any of its Subsidiary Guarantors of any Real Property formerly owned by the Borrower or any of its Subsidiary Guarantors but no longer owned, leased or operated by the Borrower or any of its Subsidiary Guarantors). There are no facts, circumstances, conditions or occurrences with respect to the business or operations of the Borrower or any of its Subsidiary Guarantors, or any Real Property owned, leased or operated by the Borrower or any of its Subsidiary Guarantors (including, to the best knowledge of the Borrower, any Real Property formerly owned, leased or operated by the Borrower or any of its Subsidiary Guarantors but no longer owned, leased or operated by the Borrower or any of its Subsidiary Guarantors) or, to the best knowledge of the Borrower, any property adjoining or adjacent to any such Real Property that could be reasonably expected (i) to form the basis of an Environmental Claim against the Borrower or any of its Subsidiary Guarantors or any Real Property owned, leased or operated by the Borrower or any of its Subsidiary Guarantors or
(ii) to cause any Real Property owned, leased or operated by the Borrower or any of its Subsidiary Guarantors to be subject to any restrictions on the ownership, lease, occupancy or transferability of such Real Property by the Borrower or any of its Subsidiary Guarantors under any applicable Environmental Law.

                  (b) Hazardous Materials have not at any time been generated, used, treated or stored on, or transported to or from, any Real Property owned, leased or operated by the Borrower or any of its Subsidiary Guarantors where such generation, use, treatment, storage or transportation has violated or could reasonably be expected to violate any Environmental Law or give rise to an Environmental Claim. Hazardous Materials have not at any time been Released on or from any Real Property owned, leased or operated by the Borrower or any of its Subsidiary Guarantors where such Release has violated or could reasonably be expected to violate any applicable Environmental Law.

                  (c)  Notwithstanding anything to the contrary in this
Section 5.19, the representations and warranties made in this Section 5.19 shall not be untrue unless the effect of any or all conditions, violations, claims, restrictions, failures and non-compliances of the types described above could, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

                  5.20 Labor Relations. Neither the Borrower nor any of its Subsidiaries is engaged in any unfair labor practice that could reasonably be expected to, either individually or in the aggregate, have a Material Adverse Effect. There is (i) no unfair labor practice complaint pending against the Borrower or any of its Subsidiaries or, to the best knowledge of the Borrower, threatened against any of them, before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement is so pending against the Borrower or any of its Subsidiaries or, to the best knowledge of the Borrower, threatened against any of them, (ii) no strike, labor dispute, slowdown or stoppage pending against the Borrower or any of its Subsidiaries or, to the best knowledge of the Borrower, threatened against the Borrower or any of its Subsidiaries and (iii) no union representation question exists with respect to the employees of the Borrower or any of its Subsidiaries, except (with respect to any matter specified in clause
(i), (ii) or (iii) above, either individually or in the aggregate) such as could not reasonably be expected to have a Material Adverse Effect.

                  5.21 Patents, Licenses, Franchises and Formulas. Each of the Borrower and each of its Subsidiaries owns or has the right to use all the patents, trademarks, permits, service marks, trade names, copyrights, licenses, franchises, proprietary information (including but not limited to rights in computer programs and databases) and formulas, or rights with respect to the foregoing, and has obtained assignments of all leases, licenses and other rights of whatever nature, necessary for the present conduct of its business, without any known conflict with the rights of others which, or the failure to obtain which, as the case may be, could reasonably be expected, either individually or in the aggregate, to result in a Material Adverse Effect.

                  5.22 Indebtedness. Schedule VI sets forth a true and complete list of all Indebtedness (including Contingent Obligations) of the Borrower and its Subsidiaries which is to remain outstanding after giving effect to the Transaction (excluding the Loan, the "Existing Indebtedness"), in each case showing the aggregate principal amount thereof and the name of the respective borrower and the Borrower or any of its Subsidiaries which directly or indirectly guarantees such debt.

                  5.23 Transaction. At the time of consummation thereof, the Transaction shall have been consummated in all material respects in accordance with the terms of the respective Documents and all applicable laws. At the time of consummation thereof, all consents and approvals of, and filings and registrations with, and all other actions in respect of, all governmental agencies, authorities or instrumentalities required in order to consummate the Transaction have been obtained, given, filed or taken and are or will be in full force and effect (or effective judicial relief with respect thereto has been obtained) (other than as expressly set forth in Section 5.04). All applicable waiting periods with respect thereto have or, prior to the time when required, will have, expired without, in all such cases, any action being taken by any competent authority which restrains, prevents, or imposes material adverse conditions upon the Transaction. Additionally, there does not exist any judgment, order or injunction prohibiting or imposing material adverse conditions upon the Transaction, or the incurrence of the Loan hereunder or the performance by any Credit Party of its obligations under the Documents to which it is party.

                  5.24 Insurance. Schedule VII sets forth a true and complete listing of all insurance maintained by the Borrower and its Subsidiaries, with the amounts insured (and any deductibles) set forth therein.

                  SECTION 6. Affirmative Covenants. The Borrower hereby covenants and agrees that on and after the Closing Date and until the Loan and the Note (together with interest thereon), and all other Obligations (other than indemnities described in Section 11.12 which are not then due and payable) incurred hereunder and thereunder, are paid in full:

                  6.01 Information Covenants. The Borrower will furnish to the Lender:


                  (a) Monthly Reports. Within 30 days after the end of each fiscal month of the Borrower (commencing with its fiscal month ending on August 26, 2001), the consolidated and consolidating balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal month and the related consolidated statements of income and statement of cash flows for such fiscal month and for the elapsed portion of the fiscal year ended with the last day of such fiscal month, in each case setting forth comparative figures for the corresponding fiscal month in the prior fiscal year and comparable budgeted figures for such fiscal month, all of which shall be certified by the chief financial officer of the Borrower that they fairly present in all material respects in accordance with generally accepted accounting principles the financial condition of the Borrower and its Subsidiaries as of the dates indicated and the results of their operations for the periods indicated, subject to normal year-end audit adjustments and the absence of footnotes.

                  (b) Quarterly Financial Statements. Within 45 days after the close of the first three quarterly accounting periods in each fiscal year of the Borrower, (i) the consolidated and consolidating balance sheet of the Borrower and its Subsidiaries as at the end of such quarterly accounting period and the related consolidated and consolidating statements of income and retained earnings, and (in any event) the related statement of cash flows for such quarterly accounting period and for the elapsed portion of the fiscal year ended with the last day of such quarterly accounting period, in each case setting forth comparative figures for the related periods in the prior fiscal year, all of which shall be certified by the chief financial officer of the Borrower that they fairly present in all material respects in accordance with generally accepted accounting principles the financial condition of the Borrower and its Subsidiaries as of the dates indicated and the results of their operations for the periods indicated, subject to normal year-end audit adjustments and the absence of footnotes, and (ii) management's brief discussion and analysis of the important operational and financial developments during such quarterly accounting period.

                  (c) Annual Financial Statements. Within 90 days after the close of each fiscal year of the Borrower, (i) the consolidated and consolidating balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal year and the related consolidated statements of income and retained earnings and statement of cash flows for such fiscal year setting forth comparative figures for the preceding fiscal year and certified by Deloitte & Touche, LLP, any "Big Five" independent certified public accounting firm or any other independent certified public accountants of recognized national standing reasonably acceptable to the Lender, together with a report of such accounting firm stating that in the course of its regular audit of the financial statements of the Borrower and its Subsidiaries, which audit was conducted in accordance with generally accepted auditing standards, such accounting firm obtained no knowledge of any Default or an Event of Default insofar as such Default or Event of Default relates to financial or accounting matters which has occurred and is continuing or, if in the opinion of such accounting firm such a Default or Event of Default has occurred and is continuing, a statement as to the nature thereof, and (ii) management's discussion and analysis of the important operational and financial developments during such fiscal year.

                  (d) Management Letters. Promptly after the Borrower's or any of its Subsidiaries' receipt thereof, a copy of any "management letter" received from its certified public accountants and management's response thereto.

                  (e) Budgets. No later than 30 days following the first day of each fiscal year of the Borrower, a budget in form reasonably satisfactory to the Lender (including budgeted statements of income, sources and uses of cash and balance sheets) prepared by the Borrower for each of the twelve months of such fiscal year prepared in detail, in each case setting forth, with appropriate discussions, the principal assumptions upon which such budgets are based.

                  (f) Officer's Certificates. At the time of the delivery of the financial statements provided for in Section 6.01(a), (b) and (c), a certificate of the chief financial officer of the Borrower certifying on behalf of the Borrower that, to the best of such officer's knowledge, no Default or Event of Default has occurred and is continuing or, if any Default or Event of Default has occurred and is continuing, specifying the nature and extent thereof, which certificate shall (i) set forth in reasonable detail the calculations required to establish whether the Borrower and its Subsidiaries were in compliance with the provisions of Sections 7.02(iv), 7.03(iii), 7.04(iv), 7.04(viii), 7.05(v), 7.05(xiv) and 7.07, at the end of such fiscal quarter or year, as the case may be (it being understood that the calculations to determine compliance with each of the respective clauses under any of such Sections 7.02, 7.03, 7.04 and 7.05 need only set forth the aggregate amount of transactions that have occurred during the respective reporting period under each such clause), and (ii) certify that there have been no changes to Annexes A through E of the Security Agreement since the Closing Date or, if later, since the date of the most recent certificate delivered pursuant to this Section 6.01(f), or if there have been any such changes, a list in reasonable detail of such changes.

                  (g) Notice of Default, Litigation and Material Adverse Effect. Promptly, and in any event within five Business Days after any officer of the Borrower obtains knowledge thereof, notice of (i) the occurrence of any event which constitutes a Default or an Event of Default, or (ii) any litigation or governmental investigation or proceeding pending against the Borrower or any of its Subsidiaries which could reasonably be expected to have a Material Adverse Effect.

                  (h) Other Reports and Filings. Promptly after the filing or delivery thereof, copies of all financial information, proxy materials and reports, if any, which the Borrower or any of its Subsidiary Guarantors shall publicly file with the Securities and Exchange Commission or any successor thereto (the "SEC") or deliver to holders (or any trustee, agent or other representative therefor) of its material Indebtedness (excluding Capitalized Lease Obligations and purchase money Indebtedness incurred pursuant to Section 7.04(iv)) pursuant to the terms of the documentation governing such material Indebtedness.

                  (i) Environmental Matters. Promptly after any officer of the Borrower obtains knowledge thereof, notice of one or more of the following environmental matters, unless such environmental matters could not, either individually or when aggregated with all other such environmental matters, be reasonably expected to have a Material Adverse Effect:

                 (i) any pending or threatened Environmental Claim against the Borrower or any of its Subsidiary Guarantors or any Real Property owned, leased or operated by the Borrower or any of its Subsidiary Guarantors;

                (ii) any condition or occurrence on or arising from any Real Property owned, leased or operated by the Borrower or any of its Subsidiary Guarantors that (a) results in noncompliance by the Borrower or any of its Subsidiary Guarantors with any applicable Environmental Law or (b) could be expected to form the basis of an Environmental Claim against the Borrower or any of its Subsidiary Guarantors or any such Real Property;

               (iii) any condition or occurrence on any Real Property owned, leased or operated by the Borrower or any of its Subsidiary Guarantors that could be expected to cause such Real Property to be subject to any restrictions on the ownership, lease, occupancy, use or transferability by the Borrower or any of its Subsidiary Guarantors of such Real Property under any Environmental Law; and

                (iv) the taking of any removal or remedial action in response to the actual or alleged presence of any Hazardous Material on any Real Property owned, leased or operated by the Borrower or any of its Subsidiary Guarantors as required by any Environmental Law or any governmental or other administrative agency; provided that in any event the Borrower shall deliver to the Lender all notices received by the Borrower or any of its Subsidiary Guarantors from any government or governmental agency under, or pursuant to, CERCLA which identify the Borrower or any of its Subsidiary Guarantors as potentially responsible parties for redemption costs or which otherwise notify the Borrower or any of its Subsidiary Guarantors of potential liability under CERCLA.

All such notices shall describe in reasonable detail the nature of the claim, investigation, condition, occurrence or removal or remedial action and the Borrower's or such Subsidiary's response thereto.

                  (j) Other Information. From time to time, such other information or documents (financial or otherwise) with respect to the Borrower or any of its Subsidiaries as the Lender may reasonably request.

                  6.02 Books, Records and Inspections. The Borrower will, and will cause each of its Subsidiaries to, keep proper books of record and accounts in which full, true and correct entries in conformity with generally accepted accounting principles and all requirements of law shall be made of all dealings and transactions in relation to its business and activities. The Borrower will, and will cause each of its Subsidiary Guarantors to, permit officers and designated representatives of the Lender to visit and inspect, under guidance of officers of the Borrower or such Subsidiary, any of the properties of the Borrower or such Subsidiary (although, so long as no Default or Event of Default then exists and is continuing, the Lender may not conduct more than two such visits in any fiscal year of the Borrower), and to examine the books of account of the Borrower or such Subsidiary and discuss the affairs, finances and accounts of the Borrower or such Subsidiary with, and be advised as to the same by, its and their officers and independent accountants (so long as the Borrower is afforded an opportunity to be present), all upon reasonable prior notice and at such reasonable times as the Lender may reasonably request

                  6.03 Maintenance of Property; Insurance. (a) The Borrower will, and will cause each of its Subsidiaries to, (i) keep all property necessary to the business of the Borrower and its Subsidiaries in reasonably good working order and condition, ordinary wear and tear and damage by casualty excepted, (ii) maintain with financially sound and reputable insurance companies insurance on all such property in at least such amounts and against at least such risks as is consistent and in accordance with industry practice for companies similarly situated owning similar properties in the same general areas in which the Borrower or any of its Subsidiaries operates, and (iii) furnish to the Lender full information as to the insurance carried. At any time that insurance at or above the levels described on Schedule VII is not being maintained by the Borrower or any Subsidiary of the Borrower, the Borrower will, or will cause one of its Subsidiaries to, promptly notify the Lender in writing and, if thereafter reasonably requested by the Lender to do so, the Borrower or any such Subsidiary, as the case may be, shall obtain such insurance at such levels and coverage which are at least as great as those described in Schedule VII to the extent such insurance is available at commercially reasonable rates.

                  (b) The Borrower will, and will cause each of its Subsidiary Guarantors to, at all times keep its property insured in favor of the Lender, and all policies or certificates (or certified copies thereof) with respect to such insurance (and any other insurance maintained by the Borrower and/or such Subsidiary Guarantors (i) shall be endorsed to the Lender's reasonable satisfaction for the benefit of the Lender (including, without limitation, by naming the Lender as loss payee and/or additional insured), (ii) shall state that such insurance policies shall not be canceled without at least 30 days' (or 10 days, in the case of nonpayment of premium) prior written notice thereof by the respective insurer to the Lender and (iii) shall be deposited with the Lender.

                  (c) If the Borrower or any of its Subsidiary Guarantors shall fail to insure its property in accordance with this Section 6.03, or if the Borrower or any of its Subsidiary Guarantors shall fail to so endorse and deposit all policies or certificates with respect thereto, the Lender shall have the right (but shall be under no obligation) to procure such insurance and the Borrower agrees to reimburse the Lender for all reasonable costs and expenses of procuring such insurance.

                  6.04 Existence; Franchises. The Borrower will, and will cause each of its Subsidiaries to, do or cause to be done, all things necessary to preserve and keep in full force and effect its existence and its material rights, franchises, licenses and patents; provided, however, that nothing in this Section 6.04 shall prevent (i) sales of assets and other transactions by the Borrower or any of its Subsidiaries in accordance with Section 7.02 or (ii) the withdrawal by the Borrower or any of its Subsidiaries of its qualification as a foreign corporation in any jurisdiction where such withdrawal could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

                  6.05 Compliance with Statutes, etc. The Borrower will, and will cause each of its Subsidiaries to, comply with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property (including applicable statutes, regulations, orders and restrictions relating to environmental standards and controls), except such noncompliances as could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

                  6.06 Compliance with Environmental Laws. (a) The Borrower will comply, and will cause each of its Subsidiaries to comply, with all Environmental Laws and permits applicable to, or required by, the ownership, lease or use of its Real Property now or hereafter owned, leased or operated by the Borrower or any of its Subsidiaries, except such non-compliances as could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and will promptly pay or cause to be paid all costs and expenses incurred in connection with such compliance, and will keep or cause to be kept all such Real Property free and clear of any Liens imposed pursuant to such Environmental Laws. Neither the Borrower nor any of its Subsidiaries will generate, use, treat, store, Release or dispose of, or permit the generation, use, treatment, storage, Release or disposal of Hazardous Materials on any Real Property now or hereafter owned, leased or operated by the Borrower or any of its Subsidiaries, or transport or permit the transportation of Hazardous Materials to or from any such Real Property, except for Hazardous Materials generated, used, treated, stored, Released or disposed of at any such Real Properties in compliance in all material respects with all applicable Environmental Laws and as required in connection with the normal operation, use and maintenance of the business or operations of the Borrower or any of its Subsidiaries.

                  (b) (i) After the receipt by the Lender of any notice of the type described in Section 6.01(i), (ii) at any time that the Borrower or any of its Subsidiary Guarantors are not in compliance with Section 6.06(a) or
(b) or (iii) in the event that the Lender shall have exercised any of its remedies pursuant to the last paragraph of Section 8, the Borrower will (in each case) provide, at the sole expense of the Borrower and upon the request of the Lender, an environmental site assessment report concerning any Real Property owned, leased or operated by the Borrower or any of its Subsidiary Guarantors, prepared by an environmental consulting firm reasonably approved by the Lender, indicating the presence or absence of Hazardous Materials and the potential cost of any removal or remedial action in connection with such Hazardous Materials on such Real Property. If the Borrower fails to provide same within 90 days after such request was made, the Lender may order the same, the cost of which shall be borne by the Borrower and the Borrower shall grant and hereby grant to the Lender and its agents access to such Real Property and specifically grant the Lender an irrevocable non-exclusive license, subject to the rights of tenants, to undertake such an assessment at any reasonable time upon reasonable notice to the Borrower, all at the sole expense of the Borrower.

                  6.07 ERISA. As soon as possible and, in any event, within ten
(10) days after the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate knows or has reason to know of the occurrence of any of the following, the Borrower will deliver to the Lender a certificate of the chief financial officer of the Borrower setting forth in reasonable detail information as to such occurrence and the action, if any, that the Borrower, such Subsidiary or such ERISA Affiliate is required or proposes to take, together with any notices received by or required or proposed to be given to or filed with or by the Borrower, the Subsidiary, the ERISA Affiliate, the PBGC or any other governmental agency, a Plan participant or the Plan administrator with respect thereto: that a Reportable Event has occurred (except to the extent that the Borrower has previously delivered to the Lender a certificate and notices (if any) concerning such event pursuant to the next clause hereof); that a contributing sponsor (as defined in Section 4001(a)(13) of ERISA) of a Plan subject to Title IV of ERISA is subject to the advance reporting requirement of PBGC Regulation Section 4043.61 (without regard to subparagraph (b)(1) thereof), and an event described in subsection .62, .63, .64, .65, .66, .67 or .68 of PBGC Regulation Section 4043 is reasonably expected to occur with respect to such Plan within the following 30 days; that an accumulated funding deficiency, within the meaning of Section 412 of the Code or Section 302 of ERISA, has been incurred or an application may be or has been made for a waiver or modification of the minimum funding standard (including any required installment payments) or an extension of any amortization period under Section 412 of the Code or Section 303 or 304 of ERISA with respect to a Plan; that any contribution required to be made with respect to a Plan or Foreign Pension Plan has not been timely made; that a Plan has been or may be terminated, reorganized, partitioned or declared insolvent under Title IV of ERISA; that a Plan has an Unfunded Current Liability which, when added to the aggregate amount of Unfunded Current Liabilities with respect to all other Plans, exceed $500,000; that proceedings may be or have been instituted to terminate or appoint a trustee to administer a Plan which is subject to Title IV of ERISA; that a proceeding has been instituted pursuant to
Section 515 of ERISA to collect a delinquent contribution to a Plan; that the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate will or may incur any material liability (including any indirect, contingent, or secondary liability) to or on account of the termination of or withdrawal from a Plan under Section 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or with respect to a Plan under Section 401(a)(29), 4971, 4975 or 4980 of the Code or
Section 409, 502(i) or 502(l) of ERISA or with respect to a group health plan (as defined in Section 607(1) of ERISA or Section 4980B(g)(2) of the Code) under
Section 4980B of the Code; or that the Borrower or any Subsidiary of the Borrower may incur any material liability pursuant to any employee welfare benefit plan (as defined in Section 3(1) of ERISA) that provides benefits to retired employees or other former employees (other than as required by Section 601 of ERISA) or any Plan or any Foreign Pension Plan. The Borrower will deliver to the Lender copies of any records, documents or other information that must be furnished to the PBGC with respect to any Plan pursuant to Section 4010 of ERISA. The Borrower will also deliver, upon the request of the Lender, a complete copy of the annual report (on Internal Revenue Service Form 5500-series) of each Plan (including, to the extent required, the related financial and actuarial statements and opinions and other supporting statements, certifications, schedules and information) required to be filed with the Internal Revenue Service. In addition to any certificates or notices delivered to the Lender pursuant to the first sentence hereof, copies of any material records, documents or other information required to be furnished to the PBGC or any other governmental agency, and any material notices received by the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate with respect to any Plan or Foreign Pension Plan shall be delivered to the Lender no later than ten (10) days after the date such records, documents and/or information has been furnished to the PBGC or any other governmental agency or such notice has been received by the Borrower, the respective Subsidiary or the ERISA Affiliate, as applicable. The Borrower and each of its applicable Subsidiaries shall insure that all Foreign Pension Plans administered by it or into which it makes payments obtains or retains (as applicable) registered status under and as required by applicable law and is administered in a timely manner in all respects in compliance with all applicable laws except where the failure to do any of the foregoing could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

                  6.08 End of Fiscal Years; Fiscal Quarters. The Borrower will cause (i) each of its, and each of its Subsidiaries', fiscal years to end on the Sunday following the last Friday of September of each year and (ii) each of its, and each of its Subsidiaries', fiscal quarters to end on the appropriate Sunday at the end of each fiscal quarter of each year.

                  6.09 Performance of Obligations. The Borrower will, and will cause each of its Subsidiaries to, perform all of its obligations under the terms of each mortgage, indenture, security agreement, loan agreement or credit agreement and each other material agreement, contract or instrument by which it is bound, except such non-performances as could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

                  6.10 Additional Security; Further Assurances. (a) In the event of any material decrease in the value of the collateral securing the Loan, the Borrower will, and will cause each of the Subsidiary Guarantors to, grant to the Lender security interests in such assets and properties of the Borrower and the Subsidiary Guarantors as are not covered by the original Security Documents, and as may be reasonably requested from time to time by the Lender (collectively, the "Additional Security Documents"). All such security interests shall be granted pursuant to documentation reasonably satisfactory in form and substance to the Lender and shall constitute valid and enforceable perfected security interests superior to and prior to the rights of all third Persons and subject to no other Liens except for Permitted Liens. The Additional Security Documents or instruments related thereto shall have been duly recorded or filed in such manner and in such places as are required by law to establish, perfect, preserve and protect the Liens in favor of the Lender required to be granted pursuant to the Additional Security Documents and all taxes, fees and other charges payable in connection therewith shall have been paid in full.

                  (b) The Borrower will, and will cause each of its Subsidiary Guarantors to, at the expense of the Borrower, make, execute, endorse, acknowledge, file and/or deliver to the Lender from time to time such vouchers, invoices, schedules, confirmatory assignments, conveyances, financing statements, transfer endorsements, powers of attorney, certificates, real property surveys, reports, landlord waivers and other assurances or instruments and take such further steps relating to the Collateral covered by any of the Security Documents as the Lender may reasonably require. Furthermore, the Borrower will cause to be delivered to the Lender such opinions of counsel, title insurance and other related documents as may be reasonably requested by the Lender to assure itself that this Section 6.10 has been complied with.

                  (c) The Borrower agrees that each action required above by this Section 6.10 shall be completed as soon as possible, but in no event later than 90 days after such action is either requested to be taken by the Lender or required to be taken by the Borrower and/or its Subsidiary Guarantors pursuant to the terms of this Section 6.10; provided that, in no event will the Borrower or any of its Subsidiary Guarantors be required to take any action, other than using its reasonable best efforts, to obtain consents from third parties with respect to its compliance with this Section 6.10.

                  (d) As promptly as practicable after the Closing, but in no event more than 14 calendar days after the Closing, the Borrower shall cause each relevant Assignor (as defined in the Security Agreement) to have duly authorized, executed and delivered the Control Agreement in the form of Exhibit J (as amended, modified or supplemented from time to time, the "Control Agreement") and delivered the same to the Lender, with the effect that the Lender shall at that point have a perfected, first priority Lien on the Bank Account, subject to no other Liens other than Permitted Liens.

                  6.11 Disposition. The Borrower will use its reasonable best efforts to consummate the Disposition on or prior to September 20, 2001 and will cause the acquirer of the assets sold or otherwise transferred pursuant to the Disposition, to pay, upon the earlier of (x) the closing of the Disposition or
(y) the transfer of ownership in the assets sold or otherwise transferred to the acquirer pursuant to the Disposition, directly to the Lender, that portion of the sale proceeds of the Disposition which equals the outstanding principal amount of the Loan (together with outstanding accrued but unpaid interest thereon) at such time.

                  6.12 Use of Proceeds. The Borrower will use the proceeds of the Loan only as provided in Section 5.08.


                  SECTION 7. Negative Covenants. The Borrower hereby covenants and agrees that on and after the Closing Date and until the Loan and Notes (together with interest thereon), and all other Obligations (other than any indemnities described in Section 11.12 which are not then due and payable) incurred hereunder and thereunder, are paid in full:

                  7.01 Liens. The Borrower will not, and will not permit any of its Subsidiary Guarantors to, create, incur, assume or suffer to exist any Lien upon or with respect to any property or assets (real or personal, tangible or intangible) of the Borrower or any of its Subsidiary Guarantors, whether now owned or hereafter acquired, or sell any such property or assets subject to an understanding or agreement, contingent or otherwise, to repurchase such property or assets (including sales of accounts receivable with recourse to the Borrower or any of its Subsidiary Guarantors), or assign any right to receive income or permit the filing of any financing statement under the UCC or any other similar notice of Lien under any similar recording or notice statute; provided that the provisions of this Section 7.01 shall not prevent the creation, incurrence, assumption or existence of the following (Liens described below are herein referred to as "Permitted Liens"):

                 (i) inchoate Liens for taxes, assessments or governmental charges or levies not yet due or Liens for taxes, assessments or governmental charges or levies being contested in good faith and by appropriate proceedings for which adequate reserves have been established in accordance with generally accepted accounting principles;

                (ii) Liens in respect of property or assets of the Borrower or any of its Subsidiaries imposed by law, which were incurred in the ordinary course of business and do not secure Indebtedness for borrowed money, such as carriers', warehousemen's, materialmen's and mechanics' liens and other similar Liens arising in the ordinary course of business, and (x) which do not in the aggregate materially detract from the value of the Borrower's or such Subsidiary's property or assets or materially impair the use thereof in the operation of the business of the Borrower or such Subsidiary or (y) which are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property or assets subject to any such Lien;

               (iii) Liens in existence on the Closing Date which are listed, and the property subject thereto described, in Schedule VIII, but only to the respective date, if any, set forth in such Schedule VIII for the removal, replacement and termination of any such Liens, plus renewals, replacements and extensions of such Liens to the extent set forth on such Schedule VIII, provided that (x) the aggregate principal amount of the Indebtedness, if any, secured by such Liens does not increase from that amount outstanding at the time of any such renewal, replacement or extension and (y) any such renewal, replacement or extension does not encumber any additional assets or properties of the Borrower or any of its Subsidiaries;

                (iv) Liens created pursuant to this Agreement and the Security Documents;

                 (v) licenses, sublicenses, leases or subleases granted to other Persons not materially interfering with the conduct of the business of the Borrower or any of its Subsidiaries;

                (vi) Liens upon assets of the Borrower or any of its Subsidiaries subject to Capitalized Lease Obligations to the extent such Capitalized Lease Obligations are permitted by Section 7.04(iv), provided that (x) such Liens only serve to secure the payment of Indebtedness arising under such Capitalized Lease Obligation and (y) the Lien encumbering the asset giving rise to the Capitalized Lease Obligation does not encumber any other asset of the Borrower or any Subsidiary of the Borrower;

               (vii) Liens placed upon equipment, machinery or other assets (other than inventory, receivables and intellectual property) acquired after the Closing Date and used in the ordinary course of business of the Borrower or any of its Subsidiaries at the time of the acquisition thereof by the Borrower or any such Subsidiary or within 90 days thereafter to secure Indebtedness incurred to pay all or a portion of the purchase price thereof or to secure Indebtedness incurred solely for the purpose of financing the acquisition of any such equipment, machinery or other assets or extensions, renewals or replacements of any of the foregoing for the same or a lesser amount, provided that (x) the Indebtedness secured by such Liens is permitted by Section 7.04(iv) and (y) in all events, the Lien encumbering the equipment, machinery or other assets so acquired does not encumber any other asset of the Borrower or such Subsidiary;

              (viii) municipal and zoning ordinances, easements, rights-of-way, restrictions, encroachments and other similar charges or encumbrances, and minor title deficiencies, in each case not securing Indebtedness and not materially interfering with the conduct of the business of the Borrower or any of its Subsidiaries;

                (ix) Liens arising from precautionary UCC financing statement filings regarding operating leases;

                 (x) Liens arising out of the existence of judgments or awards in respect of which the Borrower or any of its Subsidiaries shall in good faith be prosecuting an appeal or proceedings for review and in respect of which there shall have been secured a subsisting stay of execution pending such appeal or proceedings, provided that the aggregate amount of all cash and the fair market value of all other property subject to such Liens does not exceed $1,000,000 at any time outstanding;

                (xi) statutory and common law landlords' liens under leases to which the Borrower or any of its Subsidiaries is a party;

               (xii) Liens (other than Liens imposed under ERISA) incurred in the ordinary course of business in connection with workers compensation claims, unemployment insurance and social security benefits and Liens securing the performance of bids, tenders, leases and contracts in the ordinary course of business, statutory obligations, surety bonds, performance bonds, customs bonds and other obligations of a like nature (other than appeal bonds) incurred in the ordinary course of business and return-of-money (exclusive of obligations in respect of the payment for borrowed money), provided that the aggregate amount of all cash and the fair market value of all other property subject to all Liens permitted by this clause (xii) shall not at any time exceed $1,000,000, although no more than $500,000 of such collateral may be in the form of cash at any one time;

              (xiii) Liens in favor of customs and revenue authorities which secure payment of customs duties in connection with the importation of goods;

               (xiv) Liens consisting of rights of set-off of a customary nature or bankers' liens on amounts on deposit, whether arising by contract or operation of law, incurred in the ordinary course of business;

                (xv) any interest or title of a licensor, lessor or sublessor under any license or lease permitted by this Agreement;

               (xvi) Liens on insurance proceeds securing unpaid premiums incurred in connection with the financing of insurance premiums; and

              (xvii) other Liens incidental to the conduct of the business of the Borrower or any of its Subsidiaries that (i) were not incurred in connection with Indebtedness, (ii) do not materially detract from the value of the assets subject to such Liens or materially impair the use thereof in the operation of such business (although to the extent that any such Liens attach to any Collateral, such Liens shall be junior to the Liens created in favor of the Lender and (iii) do not encumber cash and other property with a value in excess of, and do not secure obligations in excess of, $3,000,000 in the aggregate for all such Liens at any time outstanding.

                  7.02 Consolidation, Merger, Purchase or Sale of Assets, etc. The Borrower will not, and will not permit any of its Subsidiary Guarantors to, wind up, liquidate or dissolve its affairs or enter into any transaction of merger or consolidation, or convey, sell, lease or otherwise dispose of all or any part of its property or assets, or enter into any sale-leaseback transactions, or purchase or otherwise acquire (in one or a series of related transactions) any part of the property or assets (other than purchases or other acquisitions of inventory, materials and equipment in the ordinary course of business) of any Person (or agree to do any of the foregoing at any future time), except that:

                 (i) Capital Expenditures by the Borrower and its Subsidiaries shall be permitted;

                (ii) each of the Borrower and its Subsidiaries may make sales of inventory in the ordinary course of business;

               (iii) each of the Borrower and its Subsidiaries may sell obsolete, uneconomic or worn-out equipment or intellectual property in the ordinary course of business;

                (iv) each of the Borrower and its Subsidiaries may sell other assets (other than the capital stock of any Subsidiary Guarantor), so long as (v) no Default or Event of Default then exists or would result therefrom, (w) each such sale is in an arm's-length transaction and the Borrower or the respective Subsidiary receives at least fair market value (as determined in good faith by the Borrower or such Subsidiary, as the case may be), (x) the total consideration received by the Borrower or such Subsidiary is at least 90% cash and is paid at the time of the closing of such sale, (y) the Net Sale Proceeds therefrom are applied as (and to the extent) required by Section 3.02(c) and (z) the aggregate amount of the proceeds received from all assets sold pursuant to this clause (iv) shall not exceed $5,000,000 in any fiscal year of the Borrower;

                 (v)     Investments may be made to the extent permitted by
Section 7.05;

                (vi)  each of the Borrower and its Subsidiaries may lease
         (as lessee) or license (as licensee) real or personal property (so long as any such lease or license does not create a Capitalized Lease Obligation of the Borrower or any of its Subsidiary Guarantors except to the extent permitted by Section 7.04(iv));

               (vii) each of the Borrower and its Subsidiaries may sell or discount, in each case without recourse and in the ordinary course of business, accounts receivable arising in the ordinary course of business, but only in connection with the compromise or collection thereof and not as part of any financing transaction;

              (viii)     the Disposition shall be permitted;

                (ix) each of the Borrower and its Subsidiaries may grant licenses, sublicenses, leases or subleases to other Persons not materially interfering with the conduct of the business of the Borrower or any of its Subsidiaries, in each case so long as no such grant otherwise affects the Lender's security interest in the asset or property subject thereto (to the extent that a security interest is granted thereunder in such property);

                 (x) any Subsidiary of the Borrower (i) may be merged or consolidated with or into the Borrower or liquidated so long as the Borrower is the surviving corporation of such merger or consolidation or the Borrower or a Subsidiary Guarantor thereof receives the assets of such Subsidiary upon such liquidation and (ii) may transfer its assets to the Borrower;

                (xi) any Subsidiary of the Borrower (i) may be merged or consolidated with or into any other Subsidiary of the Borrower or liquidated so long as (A) in the case of any (x) such merger or consolidation involving a Subsidiary Guarantor, a Subsidiary Guarantor is the surviving corporation of such merger or consolidation or (y) such liquidation of a Subsidiary Guarantor, a Subsidiary Guarantor receives the assets of such Subsidiary upon such liquidation and (B) in the case of any (x) such merger or consolidation involving a Wholly-Owned Subsidiary of the Borrower, in addition to the requirements of preceding clause (A)(x), a Wholly-Owned Subsidiary is the surviving corporation of such merger or consolidation or (y) such liquidation, in addition to the requirements of preceding clause
         (B)(y), a Wholly-Owned Subsidiary receives the assets of such Subsidiary upon such liquidation and (ii) may transfer its assets to any other Subsidiary of the Borrower, provided that if the transferor Subsidiary is a Subsidiary Guarantor, then such transfer must be to another Subsidiary Guarantor;

               (xii) the Borrower may sell or otherwise transfer inventory to one or more of the Subsidiary Guarantors for resale by such Subsidiary Guarantors at fair market value;

              (xiii) the Borrower may sell or otherwise transfer equipment, other fixed assets and intellectual property in the ordinary course of business to one or more of the Subsidiary Guarantors;

               (xiv) the Borrower and its Subsidiaries may sell Cash Equivalents for cash and at a purchase price no less than the principal amount thereof plus any accrued and unpaid interest thereon; and

                (xv) expenditures not to exceed $1,000,000 for repurchases of shares of UTC Common Stock on the NASDAQ-NMS are permitted.

To the extent the Lender waives the provisions of this Section 7.02 with respect to the sale of any Collateral, or any Collateral is sold as permitted by this
Section 7.02 (other than to the Borrower or a Subsidiary thereof), such Collateral shall be sold free and clear of the Liens created by the Security Documents.

                  7.03 Dividends. The Borrower will not, and will not permit any of its Subsidiaries to, authorize, declare or pay any Dividends with respect to the Borrower or any of its Subsidiaries, except that:

                 (i) any Subsidiary of the Borrower may pay cash Dividends to the Borrower or to any Guarantor Subsidiary of the Borrower;

                (ii) any non-Wholly-Owned Subsidiary of the Borrower may pay cash Dividends to its shareholders generally so long as the Borrower or its respective Subsidiary which owns the equity interest in the Subsidiary paying such Dividends receives at least its proportionate share thereof (based upon its relative holding of the equity interest in the Subsidiary paying such Dividends and taking into account the relative preferences, if any, of the various classes of equity interests of such Subsidiary); and

               (iii) so long as there shall exist no Default or Event of Default (both before and after giving effect to the payment thereof), the Borrower may repurchase outstanding shares of its common stock (or options to purchase such common stock) or Qualified Preferred Stock following the death, disability or termination of employment of officers, directors or employees of the Borrower or any of its Subsidiaries, provided that (x) the only consideration paid by the Borrower in respect of such purchases shall be cash, Shareholder Subordinated Notes and/or cancellation of Indebtedness owing to the Borrower from such employees and (y) the sum of (I) the aggregate amount paid by the Borrower in cash in respect of all such purchases plus (II) the aggregate amount of all principal, interest and other cash payments made on all Shareholder Subordinated Notes shall not exceed $500,000.

                  7.04 Indebtedness. The Borrower will not, and will not permit any of its Subsidiary Guarantors to, contract, create, incur, assume or suffer to exist any Indebtedness, except:

                 (i) Indebtedness incurred pursuant to this Agreement and the other Credit Documents;

                (ii) Existing Indebtedness outstanding on the Closing Date and listed on Schedule VI, without giving effect to any subsequent extension, renewal or refinancing thereof except to the extent set forth on Schedule VI, provided that the aggregate principal amount of the Indebtedness to be extended, renewed or refinanced does not increase from that amount outstanding at the time of any such extension, renewal or refinancing;

               (iii)  Indebtedness under Interest Rate Protection
         Agreements entered into with respect to other Indebtedness permitted under this Section 7.04 so long as the entering into of such Interest Rate Protection Agreements are bona fide hedging activities and are not for speculative purposes;

                (iv) Indebtedness of the Borrower and its Subsidiaries evidenced by Capitalized Lease Obligations and purchase money Indebtedness described in Section 7.01(vii), provided that in no event shall the sum of the aggregate principal amount of all Capitalized Lease Obligations and purchase money Indebtedness permitted by this clause (iv) exceed $25,000,000 at any time outstanding;

                 (v) Indebtedness consisting of vendor financing provided by the Lender to the Borrower pursuant to, and in accordance with the terms of, the Sale Documents;

                (vi) intercompany Indebtedness among the Borrower and its Subsidiaries to the extent permitted by Section 7.05(ix);

               (vii) Indebtedness consisting of guaranties by the Borrower and its Subsidiaries of each other's Indebtedness (other than Shareholder Subordinated Notes) and lease and other obligations permitted under this Agreement, provided that to the extent that any Subsidiary of the Borrower which is not then a Subsidiary Guarantor guaranties any obligation of the Borrower or any Subsidiary Guarantor, such Subsidiary shall become a Credit Party hereunder by taking all actions necessary as if such Subsidiary were a newly created or acquired Wholly-Owned Domestic Subsidiary;

              (viii) Indebtedness in respect of bid, performance, customs, appeal, surety and similar bonds entered into in the ordinary course of business in an aggregate amount not to exceed $500,000 at any time outstanding;

                (ix) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business so long as such Indebtedness is extinguished within three Business Days of the incurrence thereof;

                 (x) Indebtedness in respect of guarantees of royalty payments entered into in the ordinary course;

                (xi) Indebtedness under Other Hedging Agreements providing protection against fluctuations in currency values in connection with the Borrower's or any of its Subsidiaries' operations so long as management of the Borrower or such Subsidiary, as the case may be, has determined that the entering into of such Other Hedging Agreements are bona fide hedging activities and are not for speculative purposes;

               (xii) Indebtedness in respect of unpaid insurance premiums in connection with the financing of insurance premiums;

              (xiii) Indebtedness in respect of any convertible debentures offered pursuant to a Rule 144A offering under the Securities Act of 1933, provided that any proceeds thereof are applied in accordance with
         Section 3.02(a); and
               (xiv) so long as no Default or Event of Default then exists or would result from the incurrence thereof, additional unsecured Indebtedness of the Borrower and its Subsidiaries not otherwise permitted hereunder in an aggregate principal amount not to exceed $1,000,000 at any time outstanding.

                  7.05 Advances, Investments and Loan. The Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, lend money or credit or make advances to any Person, or purchase or acquire any stock, obligations or securities of, or any other interest in, or make any capital contribution to, any other Person, or purchase or own a futures contract or otherwise become liable for the purchase or sale of currency or other commodities at a future date in the nature of a futures contract, or hold any cash or Cash Equivalents (each of the foregoing an "Investment" and, collectively, "Investments"), except that the following shall be permitted:

                 (i) the Borrower and its Subsidiaries may acquire and hold accounts receivables owing to any of them, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms of the Borrower or such Subsidiary;

                (ii) the Borrower and its Subsidiaries may acquire and hold cash and Cash Equivalents;

               (iii) the Borrower and its Subsidiaries may hold the Investments held by them on the Closing Date and described on Schedule IX, provided that any additional Investments made with respect thereto shall be permitted only if independently justified under the other provisions of this Section 7.05;

                (iv) the Borrower and its Subsidiaries may acquire and own investments (including debt obligations) received in connection with the bankruptcy or reorganization of suppliers and customers and in good faith settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business;

                 (v) the Borrower and its Subsidiaries may make loans and advances in the ordinary course of business to their respective employees so long as the aggregate principal amount thereof at any time outstanding (determined without regard to any write-downs or write-offs of such loans and advances) shall not exceed $250,000;

                (vi) the Borrower may acquire and hold obligations of one or more officers or other employees of the Borrower or any of its Subsidiaries in connection with such officers' or employees' acquisition of shares of common stock or Qualified Preferred Stock or options with respect to any such stock of the Borrower so long as no cash is paid by the Borrower or any of its Subsidiaries to such officers or employees in connection with the acquisition of any such obligations;

               (vii) the Borrower may enter into Interest Rate Protection Agreements to the extent permitted by Section 7.04(iii) and the Borrower and its Subsidiaries may enter into Other Hedging Agreements to the extent permitted by Section 7.04(xi);

              (viii) the Borrower and its Subsidiaries may acquire and hold promissory notes and other non-cash consideration issued by the purchaser of assets in connection with a sale of such assets to the extent permitted by Section 7.02(iv);

                (ix) (A) the Borrower and the Subsidiary Guarantors may make intercompany loans and advances between or among one another (collectively, "Intercompany Loans"), and (B) the Borrower and the Subsidiary Guarantors may make cash equity contributions in their respective Subsidiaries which are Subsidiary Guarantors;

                 (x) the Borrower and its Subsidiaries may hold additional investments in their respective Subsidiaries to the extent that such investments reflect an increase in the value of such Subsidiaries;

                (xi) the Borrower and its Subsidiaries may make transfers of assets in accordance with, and to the extent permitted by, Sections 7.02(x), (xi), (xii) and (xiii);

               (xii) the Borrower and the Subsidiary Guarantors may capitalize or forgive Indebtedness owed to one another;

              (xiii) the Borrower and its Subsidiaries may make advances in respect of license royalty payments, payments to suppliers in respect of purchases of inventory and other advance payments as part of the Borrower's or such Subsidiary's operations (other than to any director, officer or employee thereof), in each case in the ordinary course of business and on a basis consistent with past practices;

               (xiv) so long as no Default or Event of Default then exists or would result therefrom, the Borrower and its Subsidiaries may make Investments not otherwise permitted by clauses (i) through (xiii) of this Section 7.05 in an aggregate amount not to exceed $250,000 (determined without regard to any write-downs or write-offs thereof), net of cash payments of principal in the case of loans and cash equity returns (whether as a dividend or redemption) in the case of equity investments); and

(xv)    the Borrower may consummate the Sale.

                  7.06 Transactions with Affiliates. The Borrower will not, and will not permit any of its Subsidiaries to, enter into any transaction or series of related transactions, whether or not in the ordinary course of business, with any Affiliate of the Borrower or any of its Subsidiaries, other than in the ordinary course of business and on terms and conditions substantially as favorable to the Borrower or such Subsidiary as would reasonably be obtained by the Borrower or such Subsidiary at that time in a comparable arm's-length transaction with a Person other than an Affiliate, except that the following in any event shall be permitted:

                 (i)     Dividends may be paid to the extent provided in
Section 7.03;
                (ii) loans may be made and other transactions may be entered into by the Borrower and its Subsidiaries to the extent permitted by Sections 7.02, 7.04 and 7.05;

               (iii) customary fees may be paid to non-officer directors of the Borrower and its Subsidiaries and expenses and indemnifications for all directors of the Borrower;

                (iv) the transactions set forth on Schedule XI pursuant to the arrangements with respect thereto as in effect on the Closing Date;

                 (v) the Borrower may issue and sell shares of its capital stock to the extent not otherwise prohibited under this Agreement; and

                (vi) the Borrower and its Subsidiaries may enter into, and may make payments under, employment agreements, employee benefits plans, stock option plans, indemnification provisions and other similar compensatory arrangements with officers, employees and directors of the Borrower and its Subsidiaries in the ordinary course of business.

                  7.07 Limitation on Voluntary Payments and Modifications of Certain Indebtedness; Modifications of Certificate of Incorporation, By-Laws and Certain Other Agreements, etc. The Borrower will not, and will not permit any of its Subsidiary Guarantors to:

                 (i) make (or give any notice in respect of) any voluntary or optional payment or prepayment on or redemption or acquisition for value of, or any prepayment or redemption as a result of any asset sale, change of control or similar event of (including in each case, without limitation, by way of depositing with the trustee with respect thereto or any other Person money or securities before due for the purpose of paying when due), any Permitted Indebtedness;

                (ii) make (or give any notice in respect of), any payment, prepayment, redemption or acquisition for value of (including, without limitation, by way of depositing with any Person money or securities before due for the purpose of paying when due) any Shareholder Subordinated Notes (whether in respect of principal, interest or otherwise), provided that so long as no Default or Event of Default then exists or would result therefrom, the Borrower may make payments on Shareholder Subordinated Notes to the extent permitted by Section 7.03(iii);

               (iii) amend or modify, or permit the amendment or modification of, any provision of any Shareholder Subordinated Note (including as a result of a refinancing or replacement thereof);

                (iv) amend, modify or change its certificate or articles of incorporation (including, without limitation, by the filing or modification of any certificate or articles of designation) or by-laws (or the equivalent organizational documents) or any agreement entered into by it with respect to its capital stock (including any Shareholders' Agreement), or enter into any new agreement with respect to its capital stock, unless such amendment, modification, change or other action contemplated by this clause (vii) could not reasonably be expected to be adverse to the interests of the Lender in any material respect; or

                 (v) amend, modify or change any provision of (x) any Management Agreement, unless such amendment, modification or change could not reasonably be expected to be adverse to the interests of the Lender (although no amendment or change may be made to any monetary term thereof) or (y) any Tax Sharing Agreement or enter into any new tax sharing agreement, tax allocation agreement or similar agreement without the prior written consent of the Lender.

                  7.08 Limitation on Certain Restrictions on Subsidiaries. Subject to Section 7.12, the Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any such Subsidiary to (a) pay dividends or make any other distributions on its capital stock or any other interest or participation in its profits owned by the Borrower or any Subsidiary of the Borrower, or pay any Indebtedness owed to the Borrower or any Subsidiary of the Borrower, (b) make loans or advances to the Borrower or any Subsidiary of the Borrower or (c) transfer any of its properties or assets to the Borrower or any Subsidiary of the Borrower, except for such encumbrances or restrictions existing under or by reason of (i) applicable law,
(ii) this Agreement and the other Credit Documents, (iii) customary provisions restricting subletting or assignment of any lease governing a leasehold interest of the Borrower or any Subsidiary of the Borrower, (iv) customary provisions restricting assignment of any licensing agreement (in which the Borrower or such Subsidiary is the licensee) or other contract entered into by the Borrower or any Subsidiary of the Borrower in the ordinary course of business, (v) restrictions on the transfer of any asset pending the close of the sale of such asset, (vi) restrictions on the transfer of any asset subject to a Lien permitted by Section 7.01 and (vii) customary restrictions set forth in any joint venture agreement permitted hereunder on the transfer of any asset of the joint venture subject thereto.

                  7.09 Limitation on Issuance of Capital Stock. (a) The Borrower will not, and will not permit any of its Subsidiaries to, issue (i) any common stock other than common stock issued pursuant to the Sale Documents and in accordance with Section 1.05(b) hereof, (ii) any preferred stock other than Qualified Preferred Stock of the Borrower or (iii) any redeemable common stock other than common stock that is redeemable at the sole option of the Borrower or such Subsidiary, as the case may be.

                  (b)  The Borrower will not permit any of its
Subsidiaries to issue any capital stock (including by way of sales of treasury stock) or any options or warrants to purchase, or securities convertible into, capital stock, except (i) for transfers and replacements of then outstanding shares of capital stock, (ii) for stock splits, stock dividends and issuances which do not decrease the percentage ownership of the Borrower or any of its Subsidiaries in any class of the capital stock of such Subsidiary, (iii) to qualify directors to the extent required by applicable law, (iv) for issuances by newly created or acquired Subsidiaries in accordance with the terms of this Agreement or (v) to the Borrower or a Subsidiary Guarantor that is a Wholly-Owned Subsidiary of the Borrower.

                  7.10 Business. The Borrower will not, and will not permit any of its Subsidiaries to, engage in any business other than the businesses engaged in by the Borrower and its Subsidiaries as of the Closing Date and reasonable extensions thereof and activities incidental thereof.

                  7.11 Limitation on Creation of Subsidiaries. The Borrower will not, and will not permit any of its Subsidiary Guarantors to, establish, create or acquire after the Closing Date any Subsidiary, provided that the Borrower and its Wholly-Owned Subsidiaries that are Subsidiary Guarantors shall be permitted to (A) establish, create and, to the extent permitted by Section 7.05(xiv), acquire Wholly-Owned Subsidiaries so long as (i) each such new Wholly-Owned Domestic Subsidiary executes a counterpart of the Subsidiaries Guaranty and the Security Agreement, and (ii) each such new Wholly-Owned Domestic Subsidiary, to the extent requested by the Lender, takes all actions required pursuant to
Section 6.10 and (B) establish, create and acquire non-Wholly-Owned Subsidiaries in each case to the extent permitted by Section 7.05(xiv). In addition, each such new Wholly-Owned Subsidiary shall execute and deliver, or cause to be executed and delivered, all other relevant documentation of the type described in Section 4 as such new Wholly-Owned Subsidiary would have had to deliver if such new Wholly-Owned Subsidiary were a Credit Party on the Closing Date.

                  7.12 Bank Accounts; Transfers. The Borrower shall not permit Uniroyal Optoelectronics, LLC ("UOE") to create, maintain or have access to any bank account, deposit account or other similar account other than the Bank Account. The Borrower shall ensure that all cash received by UOE shall be deposited in the Bank Account. Unless an Event of Default has occurred and is continuing (whereupon, upon such Event of Default, no funds may be withdrawn by UOE or other Person, subject to applicable laws, from the Bank Account without the prior written consent or instructions of the Lender), funds may be withdrawn from the Bank Account by UOE exclusively for the purpose of making payments to current account debtors in the ordinary course of business and for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of UOE's salaried employees and otherwise in accordance with the terms of the Credit Documents. Without limiting the foregoing, UOE shall not be permitted to make any transfers out of the Bank Account to the Borrower or any other Subsidiary of the Borrower.

                  SECTION 8. Events of Default. Upon the occurrence of any of the following specified events (each an "Event of Default"):

                  8.01 Payments. The Borrower shall (i) default in the payment when due of any principal or interest of the Loan or any Note or (ii) default, and such default shall continue unremedied for three or more Business Days, in the payment when due of any other amounts owing hereunder or thereunder; or

                  8.02 Representations, etc. Any representation, warranty or statement made or deemed made by any Credit Party herein or in any other Credit Document or in any certificate delivered to the Lender pursuant hereto or thereto shall prove to be untrue in any material respect on the date as of which made or deemed made; or

                  8.03 Covenants. The Borrower or any of its Subsidiary Guarantors shall (i) default in the due performance or observance by it of any term, covenant or agreement contained in Section 6.01(g)(i), 6.09, 6.12 or
Section 7 or (ii) default in the due performance or observance by it of any other term, covenant or agreement contained in this Agreement or any other Credit Document (other than those set forth in Sections 8.01 and 8.02) and such default shall continue unremedied for a period of 30 days after written notice thereof to the defaulting party by the Lender; or

                  8.04 Default Under Other Agreements. (i) The Borrower or any of its Subsidiary Guarantors shall (x) default in any payment of any Indebtedness (other than the Obligations) beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created or (y) default in the observance or performance of any agreement or condition relating to any Indebtedness (other than the Obligations) or contained in any instrument or agreement evidencing, securing, guaranteeing, or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause (determined without regard to whether any notice is required), any such Indebtedness to become due prior to its stated maturity or (z) default in the observance or performance of any term or condition under the Sale Documents or the Disposition Documents, or (ii) any Indebtedness (other than the Obligations) of the Borrower or any of its Subsidiaries shall be declared to be (or shall become) due and payable, or required to be prepaid other than by a regularly scheduled required prepayment, prior to the stated maturity thereof, provided that it shall not be a Default or an Event of Default under this
Section 8.04 unless the aggregate principal amount of all Indebtedness as described in preceding clauses (i) and (ii) is at least $500,000; or

                  8.05 Bankruptcy, etc. The Borrower or any of its Subsidiaries shall commence a voluntary case concerning itself under Title 11 of the United States Code entitled "Bankruptcy," as now or hereafter in effect, or any successor thereto (the "Bankruptcy Code"); or an involuntary case is commenced against the Borrower or any of its Subsidiaries, and the petition is not controverted within 10 days, or is not dismissed within 60 days, after commencement of the case; or a custodian (as defined in the Bankruptcy Code) is appointed for, or takes charge of, all or substantially all of the property of the Borrower or any of its Subsidiaries, or the Borrower or any of its Subsidiaries commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Borrower or any of its Subsidiaries, or there is commenced against the Borrower or any of its Subsidiaries any such proceeding which remains undismissed for a period of 60 days, or the Borrower or any of its Subsidiaries is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or the Borrower or any of its Subsidiaries suffers any appointment of any custodian or the like for it or any substantial part of its property to continue undischarged or unstayed for a period of 60 days; or the Borrower or any of its Subsidiaries makes a general assignment for the benefit of creditors; or the Borrower or any of its Subsidiaries shall be generally not paying its debts as such debts become due or shall admit in writing its inability to pay its debts generally; or any corporate action is taken by the Borrower or any of its Subsidiaries for the purpose of effecting any of the foregoing; or

                  8.06 ERISA. (a) Any Plan shall fail to satisfy the minimum funding standard required for any plan year or part thereof under Section 412 of the Code or Section 302 of ERISA or a waiver of such standard or extension of any amortization period is sought or granted under Section 412 of the Code or
Section 303 or 304 of ERISA, a Reportable Event shall have occurred, a contributing sponsor (as defined in Section 4001(a)(13) of ERISA) of a Plan subject to Title IV of ERISA shall be subject to the advance reporting requirement of PBGC Regulation Section 4043.61 (without regard to subparagraph
(b)(1) thereof) and an event described in subsection .62, .63, .64, .65, .66, .67 or .68 of PBGC Regulation Section 4043 shall be reasonably expected to occur with respect to such Plan within the following 30 days, any Plan which is subject to Title IV of ERISA shall have had or is likely to have a trustee appointed to administer such Plan, any Plan which is subject to Title IV of ERISA is, shall have been or is likely to be terminated or to be the subject of termination proceedings under ERISA, any Plan shall have an Unfunded Current Liability, a contribution required to be made with respect to a Plan or a Foreign Pension Plan has not been timely made, the Borrower or any Subsidiary of the Borrower or any ERISA Affiliate has incurred or is likely to incur any liability to or on account of a Plan under Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or Section 401(a)(29), 4971
or 4975 of the Code or on account of a group health plan (as defined in Section 607(1) of ERISA or Section 4980B(g)(2) of the Code) under Section 4980B of the Code, or the Borrower or any Subsidiary of the Borrower has incurred or is likely to incur liabilities pursuant to one or more employee welfare benefit plans (as defined in Section 3(1) of ERISA) that provide benefits to retired employees or other former employees (other than as required by Section 601 of ERISA) or Plans or Foreign Pension Plans, a "default" within the meaning of
Section 4219(c)(5) of ERISA shall occur with respect to any Plan, any applicable law, rule or regulation is adopted, changed or interpreted, or the interpretation or administration thereof is changed, in each case after the date hereof, by any governmental authority or agency or by any court (a "Change of Law"), or, as a result of a Change in Law, an event occurs following a Change in Law, with respect to or otherwise affecting any Plan; (b) there shall result from any such event or events the imposition of a lien, the granting of a security interest, or a liability or a material risk of incurring a liability; and (c) such lien, security interest or liability, individually and/or in the aggregate, has had, or could reasonably be expected to have, a Material Adverse Effect; or

                  8.07 Security Documents. Any of the Security Documents shall cease to be in full force and effect (other than in accordance with the terms thereof), or shall cease to give the Lender the Liens, rights, powers and privileges purported to be created thereby or any Credit Party shall default in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to any such Security Document and such default shall continue beyond the period of grace, if any, specifically applicable thereto pursuant to the terms of such Security Document; or

                  8.08 Subsidiaries Guaranty. The Subsidiaries Guaranty or any provision thereof shall cease to be in full force or effect (other than in accordance with the express terms thereof) as to any Subsidiary Guarantor, or any Subsidiary Guarantor or any Person acting by or on behalf of such Subsidiary Guarantor shall deny or disaffirm such Subsidiary Guarantor's obligations under the Subsidiaries Guaranty or any Subsidiary Guarantor shall default in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to the Subsidiaries Guaranty; or

                  8.09 Judgments. One or more judgments or decrees shall be entered against the Borrower or any Subsidiary of the Borrower involving in the aggregate for the Borrower and its Subsidiaries a liability (not paid or fully covered by a reputable and solvent insurance company) and such judgments and decrees either shall be final and non-appealable and remains unpaid for 7 days after the entry thereof or shall not be vacated, discharged or stayed or bonded pending appeal within 60 days of entry thereof, and the aggregate amount of all such judgments equals or exceeds $500,000; or

                  8.10 Change of Control. A Change of Control shall occur; then, and in any such event, and at any time thereafter, if any Event of Default shall then be continuing, the Lender may by written notice to the Borrower, take any or all of the following actions, without prejudice to the rights of the Lender (provided that, if an Event of Default specified in Section 8.05 shall occur with respect to the Borrower, the result which would occur upon the giving of written notice by the Lender as specified in clauses
(i) and (ii) below shall occur automatically without the giving of any such notice): (i) declare the Commitment terminated, whereupon the Commitment of the Lender shall forthwith terminate immediately; (ii) declare the principal of and any accrued interest in respect of the Loan and the Note and all Obligations owing hereunder and thereunder to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Credit Party; and (iii) enforce any or all of the Liens and security interests created pursuant to the Security Documents in accordance with the terms thereof.

                  SECTION 9. Definitions and Accounting Terms.

                  9.01 Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

                  "Additional Interest Trigger Date" shall mean the earlier of September 20, 2001 and the consummation of the Disposition.

                  "Additional Security Documents" shall have the meaning provided in Section 6.10.

                  "Adhesives Division" shall mean the adhesives and sealants business of Uniroyal Engineered Products L.L.C., a Delaware limited liability company.

                  "Affiliate" shall mean, with respect to any Person, any other Person directly or indirectly controlling (including, but not limited to, all directors and officers of such Person), controlled by, or under direct or indirect common control with, such Person. A Person shall be deemed to control another Person if such Person possesses, directly or indirectly, the power (i) to vote 5% or more of the securities having ordinary voting power for the election of directors of such corporation or (ii) to direct or cause the direction of the management and policies of such other Person, whether through the ownership of voting securities, by contract or otherwise; provided, however, that the Lender (nor any Affiliate thereof) shall not be considered an Affiliate of the Borrower or any Subsidiary thereof.

                  "Agreement" shall mean this Credit Agreement, as modified, supplemented, amended, restated (including any amendment and restatement hereof), extended or renewed from time to time.

                  "Asset Sale" shall mean any sale, transfer or other disposition by the Borrower or any of its Subsidiaries to any Person (including by way of redemption by such Person) other than to the Borrower or a Wholly-Owned Subsidiary of the Borrower of any asset (including, without limitation, any capital stock or other securities of, or equity interests in, another Person) other than sales of assets pursuant to Sections 7.02(ii), (iii),
(vii), (ix), (x), (xi), (xii), (xiii) and (xiv).

                  "Bank Account" shall mean that certain deposit account known as Acct# DDA#2090002593219 maintained with First Union National Bank.

                  "Bankruptcy Code" shall have the meaning provided in Section 8.05.

                  "Borrower" shall have the meaning provided in the first paragraph of this Agreement.

                  "Borrowing" shall mean the borrowing of the Loan from the Lender on the Closing Date.

                  "Business Day" shall mean for all purposes any day except Saturday, Sunday and any day which shall be in New York, New York a legal holiday or a day on which banking institutions are authorized or required by law or other government action to close.

                  "Capital Expenditures" shall mean, with respect to any Person, all expenditures by such Person which should be capitalized in accordance with generally accepted accounting principles and, without duplication, the amount of Capitalized Lease Obligations incurred by such Person.

                  "Capitalized Lease Obligations" shall mean, with respect to any Person, all rental obligations of such Person which, under generally accepted accounting principles, are or will be required to be capitalized on the books of such Person, in each case taken at the amount thereof accounted for as indebtedness in accordance with such principles.

                  "Cash Equivalents" shall mean, as to any Person, (i) securities issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than twelve months from the date of acquisition, (ii) marketable direct obligations issued by any state of the United States or any political subdivision of any such state or any public instrumentality thereof maturing within twelve months from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either Standard & Poor's Ratings Services or Moody's Investors Service, Inc., (iii) Dollar denominated time deposits, bankers acceptance and certificates of deposit of any commercial bank having, or which is the principal banking subsidiary of a bank holding company having, a long-term unsecured debt rating of at least "A" or the equivalent thereof from Standard & Poor's Ratings Services or "A2" or the equivalent thereof from Moody's Investors Service, Inc. with maturities of not more than twelve months from the date of acquisition by such Person, (iv) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (i) above entered into with any bank meeting the qualifications specified in clause (iii) above, (v) commercial paper issued by any Person incorporated in the United States rated at least A-1 or the equivalent thereof by Standard & Poor's Ratings Services or at least P-1 or the equivalent thereof by Moody's Investors Service, Inc. and in each case maturing not more than twelve months after the date of acquisition by such Person and
(vi) investments in money market funds substantially all of whose assets are comprised of securities of the types described in clauses (i) through (v) above.

                  "CERCLA" shall mean the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as the same may be amended from time to time, 42 U.S.C. ss. 9601 et seq.

                  "Change of Control" shall mean (i) Howard R. Curd shall at any time and for any reason fail to own at least 80% of the economic and voting interests in the Borrower' capital stock which he owned as of the Closing Date,
(ii) a "change of control" or similar event shall occur as provided in any documentation evidencing or governing the Borrower's or any of its Subsidiaries' Indebtedness, and (iii) a change of control of the Borrower that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A, as in effect on the date hereof, promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), shall occur; provided that, without limitation, such a Change of Control shall be deemed to occur if: (A) any "Person" (as such term is used in ss.13(d) and ss.14(d) of the Exchange
Act), except for any employee benefit plan of the Borrower or any Subsidiary or related corporation, or any entity holding voting securities of the Borrower for or pursuant to the terms of any such plan, shall become the beneficial owner, directly or indirectly, of securities of the Borrower representing 25% or more of the combined voting power of the Borrower's then outstanding securities; (B) there shall occur a contested proxy solicitation of the Borrower's shareholders that results in the contesting party obtaining the ability to vote securities representing 25% or more of the combined voting power of the Borrower's then-outstanding securities; or (C) there shall occur: (1) a sale, exchange, transfer or other disposition of substantially all of the assets of the Borrower to another entity, except to an entity controlled directly or indirectly by the Borrower or by the same Persons that controlled the Borrower immediately prior to such sale, exchange, transfer or other disposition, (2) a merger or consolidation in which the Borrower is a constituent unless the surviving entity is controlled directly or indirectly by the same Persons that controlled the Borrower immediately prior to such merger or consolidation or (3) the adoption of a plan of liquidation or dissolution of the Borrower other than pursuant to bankruptcy or insolvency laws. For purposes of this definition "control", when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have the meanings correlative to the foregoing.

                  "Change of Law" shall have the meaning provided in Section
8.06.

                  "Closing Date" shall have the meaning provided in Section
11.09.

                  "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to the Code are to the Code, as in effect at the date of this Agreement and any subsequent provisions of the Code, amendatory thereof, supplemental thereto or substituted therefor.

                  "Collateral" shall mean all property (whether real or personal) with respect to which any security interests have been granted (or purported to be granted) pursuant to any Security Document, including, without limitation, all Security Agreement Collateral.

                  "Collective Bargaining Agreements" shall have the meaning provided in Section 4.05.

                  "Commitment" shall mean the amount set forth opposite the Lender's name in Schedule I directly below the column entitled "Commitment," as same shall be terminated pursuant to Sections 2.01 and/or 8.

                  "Contingent Obligation" shall mean, as to any Person, any obligation of such Person as a result of such Person being a general partner of the other Person, unless the underlying obligation is expressly made non-recourse as to such general partner, and any obligation of such Person guaranteeing or intended to guarantee any Indebtedness, leases, dividends or other obligations ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (x) for the purchase or payment of any such primary obligation or (y) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof; provided, however, that the term Contingent Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

                  "Control Agreement" shall have the meaning provided in Section 6.10(d).

                  "Conversion" shall have the meaning provided in Section 10.01(a).

                  "Conversion Notice" shall have the meaning provided in Section 10.01(b).

                  "Conversion Price" shall have the meaning provided in Section 10.01(a).

                  "Conversion Shares" shall have the meaning provided in Section 5.14(b).

                  "Credit Documents" shall mean this Agreement and, after the execution and delivery thereof pursuant to the terms of this Agreement, the Note, the Subsidiaries Guaranty and each Security Document.

                  "Credit Party" shall mean the Borrower and each Subsidiary Guarantor.

                  "Current Market Price" shall mean, in respect of any share of UTC Common Stock on any date herein specified, the average of the daily market prices for 30 consecutive Business Days commencing 45 days before such date. The daily market price for each such Business Day shall be (i) the last sale price on such day on the principal stock exchange or NASDAQ National Market System ("NASDAQ-NMS") on which such UTC Common Stock is then listed or admitted to trading, (ii) if no sale takes place on such day on any such exchange or NASDAQ-NMS, the average of the last reported closing bid and asked prices on such day as officially quoted on any such exchange or NASDAQ-NMS, (iii) if the UTC Common Stock is not then listed or admitted to trading on any stock exchange or NASDAQ-NMS, the average of the last reported closing bid and asked prices on such day in the over-the-counter market, as furnished by the National Association of Securities Dealers Automatic Quotation System or the National Quotation Bureau, Inc., (iv) if neither such corporation at the time is engaged in the business of reporting such prices, as furnished by any similar firm then engaged in such business, or (v) if there is no such firm, as furnished by any member of the National Association of Securities Dealers ("NASD") selected mutually by the Lender and Company or, if they cannot agree upon such selection, as selected by two such members of the NASD, one of which shall be selected by the Lender and one of which shall be selected by the Borrower.

                  "Default" shall mean any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

                  "Disposition" shall mean the sale, transfer, or other disposition of the Adhesives Division of the Borrower for cash in an amount at least equal to the amount of the Loan.

                  "Disposition Documents" shall mean the documents which effect, or otherwise evidence, the Disposition, which shall, in all events, be reasonably satisfactory to the Lender.

                  "Dividend" shall mean, with respect to any Person, that such Person has declared or paid a dividend or returned any equity capital to its stockholders, partners or members or authorized or made any other distribution, payment or delivery of property (other than common stock of such Person) or cash to its stockholders, partners or members as such, or redeemed, retired, purchased or otherwise acquired, directly or indirectly, for a consideration any shares of any class of its capital stock or any partnership or membership interests outstanding on or after the Closing Date (or any options or warrants issued by such Person with respect to its capital stock or other equity interests), or set aside any funds for any of the foregoing purposes, or shall have permitted any of its Subsidiaries to purchase or otherwise acquire for a consideration any shares of any class of the capital stock or any partnership or membership interests of such Person outstanding on or after the Closing Date (or any options or warrants issued by such Person with respect to its capital stock or other equity interests). Without limiting the foregoing, "Dividends" with respect to any Person shall also include all payments made or required to be made by such Person with respect to any stock appreciation rights, plans, equity incentive or achievement plans or any similar plans or setting aside of any funds for the foregoing purposes.

                  "Documents" shall mean the Credit Documents and the Sale Documents.

                  "Dollars" and the sign "$" shall each mean freely transferable lawful money of the United States.

                  "Domestic Subsidiary" shall mean each Subsidiary of the Borrower that is incorporated under the laws of the United States, any State thereof or the District of Columbia.

                  "Employment Agreements" shall have the meaning provided in
Section 4.05.

                  "Environmental Claims" shall mean any and all administrative, regulatory or judicial actions, suits, demands, demand letters, directives, claims, liens, notices of noncompliance or violation, investigations or proceedings relating in any way to any Environmental Law or any permit issued, or any approval given, under any such Environmental Law (hereafter, "Claims"), including, without limitation, (a) any and all Claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and (b) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief in connection with alleged injury or threat of injury to health, safety or the environment due to the presence of Hazardous Materials.

                  "Environmental Law" shall mean any Federal, state, foreign or local statute, law, rule, regulation, ordinance, code, guideline, written policy and rule of common law now or hereafter in effect and in each case as amended, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to the environment, employee health and safety or Hazardous Materials, including, without limitation, CERCLA; RCRA; the Federal Water Pollution Control Act, 33 U.S.C.ss. 1251 et seq.; the Toxic Substances Control Act, 15 U.S.C.ss. 2601 et seq.; the Clean Air Act, 42 U.S.C. ss. 7401 et seq.; the Safe Drinking Water Act, 42 U.S.C.ss. 3803 et seq.; the Oil Pollution Act of 1990, 33 U.S.C.ss. 2701 et seq.; the Emergency Planning and the Community Right-to-Know Act of 1986, 42 U.S.C. ss. 11001 et seq.; the Hazardous Material Transportation Act, 49 U.S.C. ss. 1801 et seq.; the Occupational Safety and Health Act, 29 U.S.C.
ss. 651 et seq.; and any state and local or foreign counterparts or equivalents, in each case as amended from time to time.

                 "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to ERISA are to ERISA, as in effect at the date of this Agreement and any subsequent provisions of ERISA, amendatory thereof, supplemental thereto or substituted therefor.

                  "ERISA Affiliate" shall mean each person (as defined in Section 3(9) of ERISA) which together with the Borrower or a Subsidiary of the Borrower would be deemed to be a "single employer" (i) within the meaning of
Section 414(b), (c), (m) or (o) of the Code or (ii) as a result of the Borrower or a Subsidiary of the Borrower being or having been a general partner of such person.

                  "Event of Default" shall have the meaning provided in Section
8.

                  "Existing Indebtedness" shall have the meaning provided in
Section 5.22.

                  "Existing Indebtedness Agreements" shall have the meaning provided in Section 4.05.

                  "Final Maturity Date" shall mean the earlier to occur of the consummation of the Disposition and the second year anniversary of the Closing Date.

                  "Foreign Pension Plan" shall mean any plan, fund (including, without limitation, any superannuation fund) or other similar program established or maintained outside the United States by the Borrower or any one or more of its Subsidiaries primarily for the benefit of employees of the Borrower or such Subsidiaries residing outside the United States, which plan, fund or other similar program provides, or results in, retirement income, a deferral of income in contemplation of retirement or payments to be made upon termination of employment, and which plan is not subject to ERISA or the Code.

                  "Foreign Subsidiary" shall mean each Subsidiary of the Borrower which is not a Domestic Subsidiary.

                  "Fund Affiliate" shall mean, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with such Person. A Person shall be deemed to control another Person if such first Person possesses, directly or indirectly, the power
(i) to vote 50% or more of the securities having ordinary voting power for the election of directors of such Person or (ii) to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

                  "Hazardous Materials" shall mean (a) any petroleum or petroleum products, radioactive materials, asbestos in any form that is friable, urea formaldehyde foam insulation, transformers or other equipment that contains dielectric fluid containing levels of polychlorinated biphenyls, and radon gas;
(b) any chemicals, materials or substances defined as or included in the definition of "hazardous substances," "hazardous waste," "hazardous materials," "extremely hazardous substances," "restricted hazardous waste," "toxic substances," "toxic pollutants," "contaminants," or "pollutants," or words of similar import, under any applicable Environmental Law; and (c) any other chemical, material or substance, the Release of which is prohibited, limited or regulated by any governmental authority.

                  "Indebtedness" shall mean, as to any Person, without duplication, (i) all indebtedness (including principal, interest, fees and charges) of such Person for borrowed money or for the deferred purchase price of property or services, (ii) the maximum amount available to be drawn under all letters of credit, bankers' acceptances and similar obligations issued for the account of such Person and all unpaid drawings in respect of such letters of credit, bankers' acceptances and similar obligations, (iii) all Indebtedness of the types described in clause (i), (ii), (iv), (v), (vi) or (vii) of this definition secured by any Lien on any property owned by such Person, whether or not such Indebtedness has been assumed by such Person (provided that, if the Person has not assumed or otherwise become liable in respect of such Indebtedness, such Indebtedness shall be deemed to be in an amount equal to the fair market value of the property to which such Lien relates as determined in good faith by such Person), (iv) the aggregate amount required to be capitalized under leases under which such Person is the lessee, (v) all obligations of such Person to pay a specified purchase price for goods or services, whether or not delivered or accepted, i.e., take-or-pay and similar obligations, (vi) all Contingent Obligations of such Person, and (vii) all obligations under any Interest Rate Protection Agreement, any Other Hedging Agreement or under any similar type of agreement. Notwithstanding the foregoing, Indebtedness shall not include trade payables and accrued expenses incurred by any Person in accordance with customary practices and in the ordinary course of business of such Person.

                  "Intercompany Loan" shall have the meaning provided in Section 7.05(ix).

                  "Intercompany Note" shall mean a promissory note, in the f orm of Exhibit H, evidencing Intercompany Loans.

                  "Interest Rate Protection Agreement" shall mean any interest rate swap agreement, interest rate cap agreement, interest collar agreement, interest rate hedging agreement or other similar agreement or arrangement.

                  "Investments" shall have the meaning provided in Section 7.05.

                  "Joint Venture Company" shall mean Uniroyal Optoelectronics, LLC, a Delaware limited liability company.

                  "Leaseholds" of any Person shall mean all the right, title and interest of such Person as lessee or licensee in, to and under leases or licenses of land, improvements and/or fixtures.

                  "Lender" shall have the meaning provided in the first paragraph to this Agreement.

                  "Lien" shall mean any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), preference, priority or other security agreement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing or similar statement or notice filed under the UCC or any other similar recording or notice statute, and any lease having substantially the same effect as any of the foregoing).

                  "Loan" shall have the meaning provided in Section 1.01.

                  "Management Agreements" shall have the meaning provided in
Section 4.05.

                  "Margin Stock" shall have the meaning provided in Regulation
U.

                  "Material Adverse Effect" shall mean (i) a material adverse effect on the business, operations, properties, assets, liabilities, condition (financial or otherwise) or prospects of the Borrower or of the Borrower and its Subsidiaries taken as a whole or (ii) a material adverse effect (x) on the rights or remedies of the Lender hereunder or under any other Credit Document or
(y) on the ability of any Credit Party to perform its obligations to the Lender hereunder or under any other Credit Document.

                  "Minimum Borrowing Amount" shall mean $100,000.

                  "Monthly Payment Date" shall mean the last Business Day of each calendar month occurring after September 1, 2001.

                  "NAIC" shall mean the National Association of Insurance Commissioners.

                  "NASDAQ-NMS" shall have the meaning provided for in the definition of "Current Market Price" as set forth in this Article IX.

                  "Net Debt Proceeds" shall mean, with respect to any incurrence of Indebtedness for borrowed money, the cash proceeds (net of underwriting discounts and commissions and other reasonable costs associated therewith) received by the respective Person from the respective incurrence of such Indebtedness for borrowed money.

                  "Net Equity Proceeds" shall mean, with respect to each issuance or sale of any equity by any Person or any capital contribution to such Person, the cash proceeds (net of underwriting discounts and commissions and other reasonable costs associated therewith) received by such Person from the respective sale or issuance of its equity or from the respective capital contribution.

                  "Net Insurance Proceeds" shall mean, with respect to any Recovery Event, the cash proceeds (net of reasonable costs and taxes incurred in connection with such Recovery Event) received by the respective Person in connection with such Recovery Event.

                  "Net Sale Proceeds" shall mean, for any Asset Sale, the gross cash proceeds (including any cash received by way of deferred payment pursuant to a promissory note, receivable or otherwise, but only as and when received) received from such sale of assets, net of the reasonable costs of such sale (including fees and commissions, payments of unassumed liabilities relating to the assets sold and required payments of any Indebtedness (other than Indebtedness secured pursuant to the Security Documents) which is secured by the respective assets which were sold), and the incremental taxes paid or payable as a result of such Asset Sale.

                  "Non-Compete Agreements" shall have the meaning provided in
Section 4.05.

                  "Note" shall have the meaning provided in Section 1.05(a).

                  "Notice of Borrowing" shall have the meaning provided in
Section 1.02.

                  "Notice Office" shall mean the office of the Lender located at 145 Belmont Drive, Somerset, New Jersey 08873, Attention: Chief Financial Officer or such other office or person as the Lender may hereafter designate in writing as such to the other parties hereto.

                  "Obligations" shall mean all amounts owing to the Lender pursuant to the terms of this Agreement or any other Credit Document.

                  "Organic Change" shall have the meaning provided in Section 10.01(g).

                  "Other Hedging Agreement" shall mean any foreign exchange contracts, currency swap agreements, commodity agreements or other similar agreements or arrangements designed to protect against the fluctuations in currency values.

                  "PBGC" shall mean the Pension Benefit Guaranty Corporation established pursuant to Section 4002 of ERISA, or any successor thereto.

                  "Permitted Liens" shall have the meaning provided in Section 7.01.

                  "Person" shall mean any individual, partnership, joint venture, firm, corporation, association, limited liability company, trust or other enterprise or any government or political subdivision or any agency, department or instrumentality thereof.

                  "Plan" shall mean any pension plan as defined in Section 3(2) of ERISA, which is maintained or contributed to by (or to which there is an obligation to contribute of) the Borrower or a Subsidiary of the Borrower or an ERISA Affiliate, and each such plan for the five year period immediately following the latest date on which the Borrower, a Subsidiary of the Borrower or an ERISA Affiliate maintained, contributed to or had an obligation to contribute to such plan.

                  "Pricing Date" shall have the meaning provided in Section 10.1(a).

                  "Prime Rate" shall mean the rate which Bankers Trust Company announces from time to time as its prime lending rate, the Prime Rate to change when and as such prime lending rate changes.

                  "Projections" shall mean the projections, delivered to the Lender on or about the Closing Date, which were prepared by or on behalf of the Borrower in connection with the Transaction and delivered to the Lender prior to the Closing Date.

                  "Qualified Preferred Stock" shall mean any preferred stock of the Borrower so long as the terms of any such preferred stock (w) do not contain any mandatory put, redemption, repayment, sinking fund or other similar provision prior to December 31, 2011, (x) do not require the cash payment of dividends, (y) do not contain any covenants (other than reporting covenants), and (z) are otherwise reasonably satisfactory to the Lender.

                  "RCRA" shall mean the Resource Conservation and Recovery Act, as the same may be amended from time to time, 42 U.S.C. ss. 6901 et seq.

                  "Real Property" of any Person shall mean all the right, title and interest of such Person in and to land, improvements and fixtures, including Leaseholds.

                  "Recovery Event" shall mean the receipt by the Borrower or any of its Subsidiaries of any cash insurance proceeds or condemnation awards payable (i) by reason of theft, loss, physical destruction, damage, taking or any other similar event with respect to any property or assets of the Borrower or any of its Subsidiaries and (ii) under any policy of insurance required to be maintained under Section 6.03.

                  "Register" shall have the meaning provided in Section 11.15.

                  "Registration Rights Agreement" shall mean that certain Registration Rights Agreement dated as of August 2, 2001, by and between the Lender and the Borrower.

                  "Regulation D" shall mean Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing reserve requirements.

                  "Regulation T" shall mean Regulation T of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

                  "Regulation U" shall mean Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

                  "Regulation X" shall mean Regulation X of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

                  "Release" shall mean the disposing, discharging, injecting, spilling, pumping, leaking, leaching, dumping, emitting, escaping, emptying, pouring or migrating, into or upon any land or water or air, or otherwise entering into the environment.

                  "Reportable Event" shall mean an event described in Section 4043(c) of ERISA with respect to a Plan that is subject to Title IV of ERISA other than those events as to which the 30-day notice period is waived under subsection .22, .23, .25, .27 or .28 of PBGC Regulation Section 4043.

                  "Sale" shall mean the sale of the Lender's limited liability membership interest in the Joint Venture Company to the Borrower (or a Subsidiary Guarantor) pursuant to, and in accordance with the terms of, the Sale Documents on or before the Closing Date.

                  "Sale Documents" shall mean the (i) MEMBERSHIP INTEREST PURCHASE AGREEMENT dated as of August 2, 2001 by and among the Borrower, Uniroyal Compound Semiconductor Inc., a Delaware corporation, UOE and the Lender, (ii) Registration Rights Agreement, (iii) Amendment to the Amended and Restated Joint Venture Agreement dated November 30, 1998, by and among the Lender, the Borrower and UOE, dated as of August 2, 2001, (iv) New Technology License Agreement dated as of August 2, 2001, by and between the Lender and the Borrower and (v) all ancillary or incidental related documents or agreements referred to in each of the foregoing.

                  "SEC" shall have the meaning provided in Section 6.01(h).

                  "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

                  "Security Agreement" shall have the meaning provided in
Section 4.09.

                  "Security Agreement Collateral" shall mean all "Collateral" as defined in the Security Agreement.

                  "Security Document" shall mean and include each of the Security Agreement, the Control Agreement and, after the execution and delivery thereof, each Additional Security Document.

                  "Shareholder Subordinated Note" shall mean an unsecured junior subordinated note issued by the Borrower (and not guaranteed or supported in any way by any Subsidiary of the Borrower) in the form of Exhibit I (appropriately completed), as amended, modified or supplemented from time to time in accordance with the terms thereof and hereof.

                  "Shareholders' Agreements" shall have the meaning provided in
Section 4.05.

                  "Specified Default" shall mean (i) a Default under Section 6.01(a), (b) or (c), 8.01 or 8.05 and (ii) any Event of Default.

                  "Subsidiaries Guaranty" shall have the meaning provided in
Section 4.10.

                  "Subsidiary" shall mean, as to any Person, (i) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person and/or one or more Subsidiaries of such Person and (ii) any partnership, limited liability company, association, joint venture or other entity in which such Person and/or one or more Subsidiaries of such Person has more than a 50% equity interest at the time.

                  "Subsidiary Guarantor" shall mean each of (i) Uniroyal Compound Semiconductors, Inc., a Delaware corporation, (ii) Uniroyal Optoelectronics, LLC, a Delaware corporation, (iii) Sterling Semiconductor, Inc., a Delaware corporation, (iv) NorLux Corp., a Delaware corporation, and (v) Uniroyal Optoelectronics Service Company, Inc., a
Delaware corporation.

                  "Tax Benefit" shall have the meaning provided in Section 3.04(c).

                  "Tax Sharing Agreements" shall have the meaning provided in
Section 4.05.

                  "Taxes" shall have the meaning provided in Section 3.04(a).

                  "Transaction" shall mean, collectively, (i) the Sale, (ii) the entering into of the Credit Documents and the borrowing of the Loan on the Closing Date by the Borrower and (iii) the payment of all fees and expenses in connection with the foregoing.

                  "UCC" shall mean the Uniform Commercial Code as from time to time in effect in the relevant jurisdiction.

                  "Unfunded Current Liability" of any Plan shall mean the amount, if any, by which the actuarial present value of the accumulated plan benefits under the Plan determined on a plan termination basis in accordance with actuarial assumptions at such time consistent with those prescribed by the PBGC for purposes of Section 4044 of ERISA, exceeds the fair market value of all plan assets allocable to such liabilities under Title IV of ERISA (excluding any accrued but unpaid contribution).

                  "United States" and "U.S." shall each mean the United States of America.

                  "UOE" shall have the meaning provided in Section 7.12.

                  "UTC Common Stock" shall mean shares of the common stock of the Borrower.

                  "Wholly-Owned Domestic Subsidiary" shall mean each Domestic Subsidiary of the Borrower that is also a Wholly-Owned Subsidiary of the Borrower.

                  "Wholly-Owned Foreign Subsidiary" shall mean each Foreign Subsidiary of the Borrower that is also a Wholly-Owned Subsidiary of the Borrower.

                  "Wholly-Owned Subsidiary" shall mean, as to any Person, (i) any corporation 100% of whose capital stock (other than director's qualifying shares) is at the time owned by such Person and/or one or more Wholly-Owned Subsidiaries of such Person and (ii) any partnership, limited liability company, association, joint venture or other entity in which such Person and/or one or more Wholly-Owned Subsidiaries of such Person has a 100% equity interest at such time.

                  SECTION 10.  Conversion.


                  10.01  Conversion of Note.

                  (a) Subject to the provisions for adjustment hereinafter set forth, the Note shall be convertible, in whole or in part, at any time after the Additional Interest Trigger Date, at the option of the Lender (a "Conversion"), up to the outstanding principal amount of the Note plus accrued but unpaid interest thereon held by Lender at the time of such conversion into that number of fully paid and nonassessable shares of UTC Common Stock equal to (x) the quotient obtained by dividing (A) the principal amount of the Note plus accrued but unpaid interest thereon to be converted by (B) the Conversion Price (as hereinafter defined) minus (y) any additional interest paid on overdue principal that has been paid or is owing in UTC Common Stock; subject to the proviso contained in this Section 10.01(a). The conversion price (the "Conversion Price") shall be the average closing price of UTC Common Stock as reported on NASDAQ-NSM (or, if NASDAQ-NSM is not available, a similar generally accepted reporting service in the United States of America or, if such service is not available, a price determined in good faith by the Board of Directors of the Borrower) for a period of fourteen (14) Business Days consisting of (x) the seven (7) Business Days prior to the notice of conversion, (y) the Business Day of the issuance of the Conversion Notice by the Lender and (z) the six (6) Business Days following the issuance of the Conversion Notice (but in no event shall the Conversion Price be higher than $8.39 or lower than $6.87, provided, however, that the foregoing amounts shall be appropriately adjusted to give effect to adjustments to the Conversion Price, from time to time, pursuant to
Section 10.01(f)) and shall be subject to further adjustments from time to time pursuant to Section 10.01. The transfer and delivery of the UTC Common shares to the Lender shall take place three (3) Business Days following the last day used to calculate the Conversion Price (such earlier date, the "Pricing Date" and such later date, the "Conversion Date"); provided, however, that (x) no fractional shares shall be issued upon the conversion of the Note, (y) all shares of UTC Common Stock (including fractions thereof) issuable upon conversion of the Note by the Lender shall be aggregated for purposes of determining whether conversion would result in the issuance of any fractional share and (z) if, after the aforementioned aggregation, the conversion would result in the issuance of a fraction of a share of UTC Common Stock, Borrower shall, in lieu of issuing any fractional share, pay Lender a sum in cash equal to the Conversion Price of such fraction on the date of conversion.

                  (b) A Conversion may be effected by the Lender upon the surrender to Borrower at the principal office of the Borrower of the Note accompanied by a written notice stating that the Lender elects to convert all or a specified amount of its Note in accordance with the provisions of this Section 10 and specifying the name or names in which Lender wishes the certificate or certificates for shares of UTC Common Stock to be issued (the "Conversion Notice").

                  (c) In case the Conversion Notice shall specify a name or names other than that of the Lender, such Conversion Notice shall be accompanied by payment of all transfer taxes payable upon the issuance of shares of UTC Common Stock in such name or names. Other than such taxes, Borrower will pay any and all taxes (other than taxes based on income) that may be payable in respect of any issuance or delivery of shares of UTC Common Stock upon a Conversion. On the Conversion Date and upon, if applicable, payment of all transfer taxes (or the demonstration to the reasonable satisfaction of Borrower that such taxes have been paid), Borrower shall deliver or cause to be delivered (1) certificate(s) representing the number of validly issued, fully paid and nonassessable full shares of UTC Common Stock to which the holder of the Note being converted shall be entitled and (2) if less than all of principal amount of the Note evidenced by the surrendered Note is being converted, in exchange for the Note surrendered, a new Note, of like tenor, in a principal amount equal the full principal amount of the Note surrendered less the principal amount being converted.

                  (d) A Conversion shall be deemed to have been made at the close of business on the Pricing Date and of such surrender of the certificate or certificates representing the Note to be converted so that the rights of the holder thereof as to the Note being converted shall cease except for the right to receive shares of UTC Common Stock in accordance herewith, and the Person entitled to receive the shares of UTC Common Stock shall be treated for all purposes as having become the record holder of such shares of UTC Common Stock at such time.

                  (e) Borrower shall at all times reserve, and keep available for issuance upon a Conversion, such number of its authorized but unissued shares of UTC Common Stock as will from time to time be sufficient to permit a Conversion of all of the outstanding principal balance of the Note, and shall take all action required to increase the authorized number of shares of UTC Common Stock if necessary to permit the Conversion of all of the outstanding principal balance of the Note.

                  (f) The Conversion Price will be subject to adjustment from time to time as follows:

                                    (i) In case  Borrower  shall at any time or
          from time to time  after the  Closing  Date
         (A) pay a dividend, or make a distribution, on the outstanding shares of UTC Common Stock in shares of UTC Common Stock, (B) subdivide the outstanding shares of UTC Common Stock, (C) combine the outstanding shares of UTC Common Stock into a smaller number of shares or (D) issue by reclassification of the shares of UTC Common Stock any shares of capital stock of Borrower, then, and in each such case, the Conversion Price in effect immediately prior to such event or the record date therefor, whichever is earlier, shall be adjusted so that the holder of the Note thereafter surrendered for Conversion shall be entitled to receive the number of shares of UTC Common Stock or other securities of Borrower which Lender would have owned or have been entitled to receive after the happening of any of the events described above, had such Note been surrendered for conversion immediately prior to the happening of such event or the record date therefor, whichever is earlier. An adjustment made pursuant to this Section 10.01(f)(i) shall become effective (x) in the case of any such dividend or distribution, immediately after the close of business on the record date for the determination of holders of shares of UTC Common Stock entitled to receive such dividend or distribution, or (y) in the case of such subdivision, reclassification or combination, at the close of business on the day upon which such corporate action becomes effective. No adjustment shall be made pursuant to this clause (i) in connection with any transaction to which Section 10(g) applies.

                                    (ii) In case  Borrower  shall issue  shares
         of UTC Common Stock (or rights, warrants or other securities convertible into or exchangeable for shares of UTC Common Stock) after the Closing Date, other than (A) pursuant to obligations existing on the date hereof, including, without limitation, obligations under agreements with existing lenders, outstanding options, rights, warrants or other securities convertible into or exchangeable for shares of UTC Common Stock, or pursuant to any existing employee benefit plan, (B) pursuant to any joint venture or other strategic alliance, with the prior written consent of Lender, (C) issuances covered by Section 10.01(f)(i), and (D) issuances pursuant to a registration statement under the Securities Act, for consideration in an amount per share of UTC Common Stock (or having an exercise, conversion or exchange price per share) less than an amount equal to 25% below the Current Market Price, then (i) the number of shares of UTC Common Stock for which the Note is convertible shall be adjusted to equal the product obtained by multiplying the number of shares of UTC Common Stock for which the Note is convertible immediately prior to such issue or sale by a fraction (A) the numerator of which shall be the number of shares of UTC Common Stock outstanding immediately after such issue or sale, and (B) the denominator of which shall be the number of shares of UTC Common Stock outstanding immediately prior to such issue or sale plus the number of shares which the aggregate offering price of the total number of such additional shares of UTC Common Stock would purchase at the then Current Market Price; and (ii) the Conversion Price as to the number of shares for which this Note is convertible prior to such adjustment shall be adjusted by multiplying such Conversion Price by a fraction (x) the numerator of which shall be the number of shares for which this Note is convertible immediately prior to such issue or sale, and (y) the denominator of which shall be the number of shares of UTC Common Stock purchasable immediately after such issue or sale.

                                    (iii) An adjustment  made pursuant to
         Section 10.01(f)(ii) above shall be made on the next Business Day following the date on which any such issuance is made and shall be effective retroactively immediately after the close of business on such date. No adjustment shall be made pursuant to Section 10.01(f)(ii) in respect of any issuance of shares of UTC Common Stock on or prior to the Closing Date. For purposes of Section 10.01(f)(ii), the aggregate consideration received by Borrower in connection with the issuance of shares of UTC Common Stock or of rights, warrants or other securities exchangeable or convertible into shares of UTC Common Stock shall be deemed to be equal to the sum of the aggregate offering price of all such UTC Common Stock and such rights, warrants, or other exchangeable or convertible securities plus the aggregate amount, if any, receivable upon exchange or conversion of any such exchangeable or convertible securities into shares of UTC Common Stock.

                                    (iv) In case  Borrower  shall at any time
         or from time to time after the Closing Date declare, order, pay or make a dividend or other distribution
         (including, without limitation, any distribution of stock or other securities or property or rights or warrants to subscribe for securities of Borrower or any of its Subsidiaries by way of dividend or spinoff), on its UTC Common Stock, other than dividends or distributions of shares of UTC Common Stock which are referred to in clause (i) above and cash dividends paid out of retained earnings, then the Conversion Price shall be adjusted so that it shall equal the price determined by multiplying (A) the applicable Conversion Price on the day immediately prior to the record date fixed for the determination of stockholders entitled to receive such dividend or distribution by (B) a fraction, the numerator of which shall be the Current Market Price per share of UTC Common Stock on the day immediately prior to such record date less the amount of such dividend or distribution per share of UTC Common Stock, and the denominator of which shall be such Current Market Price per share of UTC Common Stock on the day immediately prior to such record date. No adjustment shall be made pursuant to this Section 10.01(f)(iv) in connection with any transaction to which Section 10.01(g) applies.

                                    (v) For  purposes of this  Section
         10.01(f), the number of shares of UTC Common Stock at any time outstanding shall not include any shares of UTC Common Stock then owned or held by or for the account of Borrower or any of its Subsidiaries.

                                    (vi) If  Borrower  shall take a record of
         the holders of its UTC Common Stock for the purpose of entitling them to receive a dividend or other distribution, and shall thereafter and before the distribution to stockholders thereof legally abandon its plan to pay or deliver such dividend or distribution, then thereafter no adjustment in the number of shares of UTC Common Stock issuable upon exercise of the right of conversion granted by this Section 10.01(f) or in the Conversion Price then in effect shall be required by reason of the taking of such record.

                                    (vii)  Anything in this  Section  10.01(f)
         to the contrary notwithstanding, Borrower shall not be required to give effect to any adjustment in the Conversion Price unless and until the net effect of one or more adjustments (each of which shall be carried forward), determined as above provided, shall have resulted in a change of the Conversion Price by at least 1%, and when the cumulative net effect of more than one adjustment so determined shall be to change the Conversion Price by at least one percent, such change in Conversion Price shall thereupon be given effect.

                                    (viii) If any option or warrant  expires or
         is canceled without having been exercised, then, for the purposes of the adjustments set forth above, such option or warrant shall have been deemed not to have been issued and the Conversion Price shall be adjusted accordingly. No holder of UTC Common Stock which was previously issued upon conversion of the Note shall have any obligation to redeem or cancel any such shares of UTC Common Stock as a result of the operation of this Section 10.01(f)(viii).

                  (g) In case of any reorganization of capital, reclassification of capital stock (other than a reclassification of capital subject to Section 10.01(f)(i)), consolidation or merger with or into another corporation, or sale, transfer or disposition of all or substantially all the property, assets or business of Borrower to another corporation (any one or more of such events being an "Organic Change"), the Note then outstanding, shall thereafter be convertible into, in lieu of the UTC Common Stock issuable upon such Conversion prior to consummation of such Organic Change, the kind and amount of shares of stock and other securities and property receivable (including cash) upon the consummation of such Organic Change by a holder of that number of shares of UTC Common Stock into which the Note was convertible immediately prior to such Organic Change (including, on a pro rata basis, the cash, securities or property received by holders of UTC Common Stock in any tender or exchange offer that is a step in such Organic Change). In case securities or property other than UTC Common Stock shall be issuable or deliverable upon conversion as aforesaid, then all references in this Section 10.01(g) shall be deemed to apply, so far as appropriate and nearly as may be, to such other securities or property.

                  (h) In case at any time or from time to time Borrower shall pay any stock dividend or make any other non-cash distribution to the holders of its UTC Common Stock, or shall offer for subscription pro rata to the holders of its UTC Common Stock any additional shares of stock of any class or any other right, or there shall be any capital reorganization or reclassification of the UTC Common Stock of Borrower or consolidation or merger of Borrower with or into another corporation, or any sale or conveyance to another corporation of the property of Borrower as an entirety or substantially as an entirety, or there shall be a voluntary or involuntary dissolution, liquidation or winding up of Borrower, then, in any one or more of said cases, Borrower shall give at least 20 days' prior written notice to the registered holder of the Note at the address of each as shown on the books of Borrower as of the date on which (i) the books of Borrower shall close or a record shall be taken for such stock dividend, distribution or subscription rights or (ii) such non-bankruptcy reorganization, reclassification, consolidation, merger, sale or conveyance, dissolution, liquidation or winding up shall take place, as the case may be, provided that in the case of any Organic Change to which Section 10.01(g) applies Borrower shall give at least 20 days' prior written notice as aforesaid. Such notice shall also specify the date as of which the holders of the UTC Common Stock of record shall participate in such dividend, distribution or subscription rights or shall be entitled to exchange their UTC Common Stock for securities or other property deliverable upon such non-bankruptcy reorganization, reclassification, consolidation, merger, sale or conveyance or participate in such dissolution, liquidation or winding up, as the case may be. Failure to give such notice shall not invalidate any action so taken.

                  (i) Upon any adjustment of the Conversion Price then in effect and any increase or decrease in the number of shares of UTC Common Stock issuable upon the operation of the conversion set forth in this Section 10.01, then, and in each such case, Borrower shall promptly deliver to the holder of the Note, a certificate signed by the President or a Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of Borrower setting forth in reasonable detail the event requiring the adjustment and the method by which such adjustment was calculated and specifying the Conversion Price then in effect following such adjustment and the increased or decreased number of shares issuable upon the conversion granted by this
Section 10.1, and shall set forth in reasonable detail the method of calculation of each and a brief statement of the facts requiring such adjustment.

                 (j) If any event occurs as to which the foregoing provisions of this Section 10.01 are not strictly applicable or, if strictly applicable, would not, in the good faith judgment of the Board of Directors of the Borrower, fairly and adequately protect the conversion rights of the Holder of the Note in accordance with the essential intent and principles of such provisions, then the Board of Directors of the Borrower shall make such adjustments in the application of such provisions, in accordance with such essential intent and principles, as shall be reasonably necessary, in the good faith opinion of such Board of Directors of the Borrower, to protect such purchase rights as aforesaid, but in no event shall any such adjustment have the effect of increasing the Conversion Price or decreasing the number of shares of the UTC Common Stock issuable upon the conversion of the Note.

                  (k) Notwithstanding any issuance of a Conversion Notice, at any time prior to the Pricing Date, the Borrower shall have the option to repay the Loan together with any interest theretofore accrued and unpaid (including additional interest under Section 1.05(b)). Such payment must be received in full by the Lender prior to the Pricing Date and otherwise in accordance with the terms of the Credit Documents. From and after the Pricing Date, the Borrower may not repay that portion of the Loan that is being converted pursuant to this
Section 10.01.

                  (l) Any shares of UTC Common Stock issued pursuant to this Agreement (including this Section 10.01 and Section 1.05(b)) shall be entitled to the benefit of the Registration Rights Agreement.

                  SECTION 10.  Miscellaneous.


                  11.01 Payment of Expenses, etc. The Borrower shall: (i) whether or not the transactions herein contemplated are consummated, pay all reasonable out-of-pocket costs and expenses of the Lender (including, without limitation, the reasonable fees and disbursements of White & Case LLP and of the Lender's consultants) in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a "work-out" or pursuant to any insolvency or bankruptcy proceedings (including, in each case without limitation, the reasonable fees and disbursements of counsel and consultants for the Lender); (ii) pay and hold the Lender harmless from and against any and all present and future stamp, excise and other similar documentary taxes with respect to the foregoing matters and save the Lender harmless from and against any and all liabilities with respect to or resulting from any delay or omission (other than to the extent attributable to the Lender) to pay such taxes; and (iii) indemnify the Lender, and each of its officers, directors, employees, representatives, agents, affiliates, trustees and investment advisors from and hold each of them harmless against any and all liabilities, obligations (including removal or remedial actions), losses, damages, penalties, claims, actions, judgments, suits, costs, expenses and disbursements (including reasonable attorneys' and consultants' fees and disbursements) incurred by, imposed on or assessed against any of them as a result of, or arising out of, or in any way related to, or by reason of, (a) any investigation, litigation or other proceeding (whether or not the Lender is a party thereto and whether or not such investigation, litigation or other proceeding is brought by or on behalf of any Credit Party) related to the entering into and/or performance of this Agreement or any other Credit Document or the use of the proceeds of the Loan hereunder or the consummation of the Transaction or any other transactions contemplated herein or in any other Credit Document or the exercise of any of their rights or remedies provided herein or in the other Credit Documents, or (b) the actual or alleged presence of Hazardous Materials in the air, surface water or groundwater or on the surface or subsurface of any Real Property owned, leased or at any time operated by the Borrower or any of its Subsidiaries, the generation, storage, transportation, handling or disposal of Hazardous Materials by the Borrower or any of its Subsidiaries at any location, whether or not owned, leased or operated by the Borrower or any of its Subsidiaries, the non-compliance of any Real Property with foreign, federal, state and local laws, regulations, and ordinances (including applicable permits thereunder) applicable to any Real Property, or any Environmental Claim asserted against the Borrower, any of its Subsidiaries or any Real Property owned, leased or at any time operated by the Borrower or any of its Subsidiaries, including, in each case, without limitation, the reasonable fees and disbursements of counsel and other consultants incurred in connection with any such investigation, litigation or other proceeding (but excluding any losses, liabilities, claims, damages or expenses to the extent incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified (as determined by a court of competent jurisdiction in a final and non-appealable decision)). To the extent that the undertaking to indemnify, pay or hold harmless the Lender set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, the Borrower shall make the maximum contribution to the payment and satisfaction of each of the indemnified liabilities which is permissible under applicable law.

                  11.02 Right of Setoff. In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence and during the continuance of an Event of Default, the Lender is hereby authorized at any time or from time to time, without presentment, demand, protest or other notice of any kind to any Credit Party or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and apply any and all deposits (general or special) and any other Indebtedness at any time held or owing by the Lender to or for the credit or the account of any Credit Party against and on account of the Obligations and liabilities of the Credit Parties to the Lender under this Agreement or under any of the other Credit Documents, and all other claims of any nature or description arising out of or connected with this Agreement or any other Credit Document, irrespective of whether or not the Lender shall have made any demand hereunder and although said Obligations, liabilities or claims, or any of them, shall be contingent or unmatured.

                  11.03 Notices. Except as otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including telegraphic, telex, telecopier or cable communication) and mailed, telegraphed, telexed, telecopied, cabled or delivered: if to any Credit Party, at the address specified opposite its signature below or in the other relevant Credit Documents; if to the Lender, at its address specified on Schedule II; or, as to any Credit Party, at such other address as shall be designated by such party in a written notice to the other parties hereto. All such notices and communications shall, when mailed, telegraphed, telexed, telecopied, or cabled or sent by overnight courier, be effective when deposited in the mails, delivered to the telegraph company, cable company or overnight courier, as the case may be, or sent by telex or telecopier, except that notices and communications to the Lender and the Borrower shall not be effective until received by the Lender or the Borrower, as the case may be.

                  11.04 Benefit of Agreement; Assignments; Participations. (a) This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto; provided, however, the Borrower may not assign or transfer any of its rights, obligations or interest hereunder without the prior written consent of the Lender and, provided further, that, although the Lender may transfer, assign or grant participations in its rights hereunder, the Lender shall remain a "Lender" for all purposes hereunder and the transferee, assignee or participant, as the case may be, shall not constitute a "Lender" hereunder. In the case of any such participation, the participant shall not have any rights under this Agreement or any of the other Credit Documents (the participant's rights against the Lender in respect of such participation to be those set forth in the agreement executed by the Lender in favor of the participant relating thereto) and all amounts payable by the Borrower hereunder shall be determined as if the Lender had not sold such participation.

                  (b) Notwithstanding the foregoing, the Lender may (x) assign all or a portion of its outstanding Obligations hereunder to any affiliate of the Lender which is at least 50% owned by the Lender or its parent company, provided that, (i) at such time Schedule I shall be deemed modified to reflect the outstanding Loan of such new Lender and of the existing Lender, and
(ii) upon the surrender of the Note by the assigning Lender (or, upon such assigning Lender's indemnifying the Borrower for the lost Note pursuant to a customary indemnification agreement) new Notes will be issued, at the Borrower's expense, to such new Lender and to the assigning Lender upon the request of such new Lender or assigning Lender, such new Notes to be in conformity with the requirements of Section 1.05 (with appropriate modifications) to the extent needed to reflect the revised outstanding Loan. To the extent of any assignment pursuant to this Section 11.04(b), the assigning Lender shall be relieved of its obligations hereunder with respect to its assigned outstanding Loan.

                  11.05 No Waiver; Remedies Cumulative. No failure or delay on the part of the Lender in exercising any right, power or privilege hereunder or under any other Credit Document and no course of dealing between the Borrower or any other Credit Party and the Lender shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights, powers and remedies herein or in any other Credit Document expressly provided are cumulative and not exclusive of any rights, powers or remedies which the Lender would otherwise have. No notice to or demand on any Credit Party in any case shall entitle any Credit Party to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Lender to any other or further action in any circumstances without notice or demand.

                  11.06 Calculations; Computations; Adjustments; Accounting Terms. (a) The financial statements to be furnished to the Lender pursuant hereto shall be made and prepared in accordance with generally accepted accounting principles in the United States consistently applied throughout the periods involved (except as set forth in the notes thereto or as otherwise disclosed in writing by the Borrower to the Lender).

                  (b) All computations of interest hereunder shall be made on the basis of a year of 360 days for the actual number of days occurring in the period for which such interest is payable.

                  (c) At all times, the rate of interest to be paid hereunder (including, without limitation, any additional interest payable pursuant to Section 1.05(b) shall be the lesser of (x) the highest rate of interest provided for in accordance with the terms hereunder, and (y) the maximum permissible rate of interest provided for under applicable laws.

                  11.07 GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE; WAIVER OF JURY TRIAL. (a) THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, IN EACH CASE WHICH ARE LOCATED IN THE CITY OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT, THE BORROWER HEREBY IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. THE BORROWER HEREBY FURTHER IRREVOCABLY WAIVES ANY CLAIM THAT ANY SUCH COURTS LACK PERSONAL JURISDICTION OVER THE BORROWER, AND AGREES NOT TO PLEAD OR CLAIM, IN ANY LEGAL ACTION PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENTS BROUGHT IN ANY OF THE AFOREMENTIONED COURTS, THAT SUCH COURTS LACK PERSONAL JURISDICTION OVER THE BORROWER. THE BORROWER FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO THE BORROWER AT ITS ADDRESS SET FORTH OPPOSITE ITS SIGNATURE BELOW, SUCH SERVICE TO BECOME EFFECTIVE 30 DAYS AFTER SUCH MAILING. THE BORROWER HEREBY IRREVOCABLY WAIVES ANY OBJECTION TO SUCH SERVICE OF PROCESS AND FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY ACTION OR PROCEEDING COMMENCED HEREUNDER OR UNDER ANY OTHER CREDIT DOCUMENT THAT SERVICE OF PROCESS WAS IN ANY WAY INVALID OR INEFFECTIVE. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE LENDER TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE BORROWER IN ANY OTHER JURISDICTION.

                  (b)  THE BORROWER HEREBY IRREVOCABLY WAIVES ANY
OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT BROUGHT IN THE COURTS REFERRED TO IN CLAUSE (a) ABOVE AND HEREBY FURTHER IRREVOCABLY, TO THE EXTENT PERMITTED BY APPLICABLE LAW, WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

                  (c) EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER CREDIT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

                  11.08 Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A set of counterparts executed by all the parties hereto shall be lodged with the Borrower and the Lender.

                  11.09 Effectiveness. This Agreement shall become effective on the date (the "Closing Date") on which (i) the Borrower and the Lender shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered the same to the Lender at the Notice Office, and (ii) each of the conditions precedent set forth in Section 4 has been satisfied to the reasonable satisfaction of the Lender or waived with the consent of the Lender. The Lender will give the Borrower prompt written notice of the occurrence of the Closing Date.

                  11.10 Headings Descriptive. The headings of the several sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

                  11.11 Amendment or Waiver; etc. Neither this Agreement nor any other Credit Document nor any terms hereof or thereof may be changed, waived, discharged or terminated unless such change, waiver, discharge or termination is in writing signed by the respective Credit Parties party thereto and the Lender.

                  11.12 Survival. All indemnities set forth herein including, without limitation, in Sections 3.04 and 11.01 shall survive the execution, delivery and termination of this Agreement and the Note and the making and repayment of the Obligations.

                  11.13 Domicile of Loan. The Lender may transfer and carry its Loan at, to or for the account of any office, Subsidiary or Affiliate of the Lender. Notwithstanding anything to the contrary contained herein, to the extent that a transfer of the Loan pursuant to this Section 11.13 would, at the time of such transfer, result in increased costs under Section 3.04 from those being charged by the Lender prior to such transfer, then the Borrower shall not be obligated to pay such increased costs (although the Borrower shall be obligated to pay any other increased costs of the type described above resulting from changes after the date of the respective transfer).

                  11.14 Confidentiality. (a) Subject to the provisions of clause
(b) of this Section 11.14, the Lender agrees that it will use its reasonable efforts not to disclose without the prior consent of the Borrower (other than to its employees, auditors, advisors or counsel or to another Lender if the Lender or the Lender's holding or parent company in its sole discretion determines that any such party should have access to such information, provided such Persons shall be subject to the provisions of this Section 11.14 to the same extent as such Lender) any information with respect to the Borrower or any of its Subsidiaries which is now or in the future furnished pursuant to this Agreement or any other Credit Document and which is designated by the Borrower to the Lender in writing as confidential, provided that the Lender may disclose any such information (i) as has become generally available to the public other than by virtue of a breach of this Section 11.14(a) by the Lender, (ii) as may be required or appropriate in any report, statement or testimony submitted to any municipal, state or Federal regulatory body having or claiming to have jurisdiction over such Lender or to the Federal Reserve Board or the Federal Deposit Insurance Corporation or similar organizations (whether in the United States or elsewhere) or their successors, (iii) as may be required or appropriate in respect to any summons or subpoena or in connection with any litigation, (iv) in order to comply with any law, order, regulation or ruling applicable to the Lender, and (v) to any prospective or actual transferee or participant in connection with any contemplated transfer or participation of any of the Note or Commitment or any interest therein by the Lender, provided that such prospective transferee or participant agrees to be bound by the confidentiality provisions contained in this Section 11.14.

                  (b) The Borrower hereby acknowledges and agrees that the Lender may share with any of its affiliates, and such affiliates may share with the Lender any information related to the Borrower or any of its Subsidiaries (including, without limitation, any non-public customer information regarding the creditworthiness of the Borrower and its Subsidiaries), provided such Persons shall be subject to the provisions of this Section 11.14 to the same extent as the Lender.

                  11.15 Register. The Borrower hereby designates the Lender to serve as the Borrower's agent, solely for purposes of this Section 11.15, to maintain a register (the "Register") on which it will record the Commitment from time to time of the Lender, the Loans made by the Lender and each repayment in respect of the principal amount of the Loan. Failure to make any such recordation, or any error in such recordation, shall not affect the Borrower's obligations in respect of such Loans. With respect to the Lender, the transfer of the Commitment of the Lender and the rights to the principal of, and interest on, the Loan made pursuant to such Commitment shall not be effective until such transfer is recorded on the Register maintained by the Lender with respect to ownership of such Commitment and Loan and prior to such recordation all amounts owing to the transferor with respect to such Commitment and Loan shall remain owing to the transferor. The registration of assignment or transfer of all or part of any Commitment and Loan shall be recorded by the Lender on the Register only upon the acceptance by the Lender of a properly executed and delivered assignment and assumption agreement in form and substance satisfactory to the Lender. Coincident with the delivery of such an assignment and assumption agreement to the Lender for acceptance and registration of assignment or transfer of all or part of a Loan, or as soon thereafter as practicable, the assigning or transferor Lender shall surrender the Note (if any) evidencing the Loan, and thereupon one or more new Notes in the same aggregate principal amount shall be issued to the assigning or transferor Lender and/or the new Lender at the request of any such Lender. The Borrower agrees to indemnify the Lender from and against any and all losses, claims, damages and liabilities of whatsoever nature which may be imposed on, asserted against or incurred by the Lender in performing its duties under this Section 11.15.

                                      * * *

                  IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Agreement as of the date first above written.

Address:


2 North Tamiami Trail, Suite 900            UNIROYAL TECHNOLOGY CORPORATION
Sarasota, FL  34236
Attn:  George J. Zulanas, Jr.
Telephone No.:  (941) 361-2220              By  /s/  George J. Zulanas, Jr.
                                               -----------------------------
Telecopier No.:  (941) 361-2214             Title:  Executive Vice President,
                                                    Treasurer and Chief
                                                    Financial Officer

145 BELMONT DRIVE,                          EMCORE CORPORATION
SOMERSET, NEW JERSEY  08873
Attn: Mr Thomas Werthan
Telephone No.:  (732) 271-9090              By  /s/ Tom Werthan
                                                -----------------
Telecopier No.:  (732) 271-9783                Title:  CFO


                                                                                                                       Page




                                TABLE OF CONTENTS


                                                                                                               Page


SECTION 1.  Amount and Terms of Credit............................................................................1

        1.01  The Commitment......................................................................................1
        1.02  Notice of Borrowing.................................................................................1
        1.03  Disbursement of Funds...............................................................................1
        1.04 Notes................................................................................................1
        1.05 Interest.............................................................................................2

SECTION 2.  Reductions of Commitment..............................................................................2

        2.01  Mandatory Reduction of Commitments..................................................................2

SECTION 3.  Prepayments; Payments; Taxes..........................................................................3

        3.01  Voluntary Prepayments...............................................................................3
        3.02  Mandatory Repayments................................................................................3
        3.03  Method and Place of Payment.........................................................................4
        3.04  Net Payments........................................................................................4

SECTION 4.  Conditions Precedent to the Loan on the Closing Date..................................................5

        4.01  Execution of Agreement; Note; Notice of Borrowing...................................................5
        4.02  Officer's Certificate...............................................................................6
        4.03  Opinions of Counsel.................................................................................6
        4.04  Corporate Documents; Proceedings; etc...............................................................6
        4.05  Plans; Shareholders' Agreements; Management Agreements; Employment Agreements; Non-Compete
                  Agreements; Collective Bargaining Agreements; Tax Sharing Agreements; Existing Indebtedness
                  Agreements......................................................................................6
        4.06  Sale................................................................................................7
        4.07  Adverse Change, etc.................................................................................7
        4.08  Litigation..........................................................................................8
        4.09  Security Agreement..................................................................................8
        4.10  Subsidiaries Guaranty...............................................................................9
        4.11  Financial Statements; Pro Forma Balance Sheet; Projections..........................................9
        4.12  Solvency Certificate; Insurance Certificates........................................................9
        4.13  No Default; Representations and Warranties..........................................................9

SECTION 5.  Representations, Warranties and Agreements............................................................9

        5.01  Organizational Status..............................................................................10
        5.02  Power and Authority................................................................................10
        5.03  No Violation.......................................................................................10
        5.04  Approvals..........................................................................................10
        5.05  Financial Statements; Financial Condition; Undisclosed Liabilities; Projections; etc...............11
        5.06  Litigation.........................................................................................12
        5.07  True and Complete Disclosure.......................................................................12
        5.08  Use of Proceeds; Margin Regulations................................................................12
        5.09  Tax Returns and Payments...........................................................................13
        5.10  Compliance with ERISA..............................................................................13
        5.11  The Security Documents.............................................................................14
        5.12  Representations and Warranties in the Documents....................................................14
        5.13  Properties.........................................................................................14
        5.14  Capitalization.....................................................................................15
        5.15  Subsidiaries.......................................................................................15
        5.16  Compliance with Statutes, etc......................................................................15
        5.17  Investment Company Act.............................................................................15
        5.18  Public Utility Holding Company Act.................................................................15
        5.19  Environmental Matters..............................................................................15
        5.20  Labor Relations....................................................................................16
        5.21  Patents, Licenses, Franchises and Formulas.........................................................16
        5.22  Indebtedness.......................................................................................17
        5.23  Transaction........................................................................................17
        5.24  Insurance..........................................................................................17

SECTION 6.  Affirmative Covenants................................................................................17

        6.01  Information Covenants..............................................................................17
                       (a)  Monthly Reports......................................................................17
                       (b)  Quarterly Financial Statements.......................................................18
                       (c)  Annual Financial Statements..........................................................18
                       (e)  Budgets..............................................................................18
                       (f)  Officer's Certificates...............................................................18
                       (g)  Notice of Default, Litigation and Material Adverse Effect............................19
                       (h)  Other Reports and Filings............................................................19
                       (i)  Environmental Matters................................................................19
                       (j)  Other Information....................................................................20
        6.02  Books, Records and Inspections.....................................................................20
        6.03  Maintenance of Property; Insurance.................................................................20
        6.04  Existence; Franchises..............................................................................21
        6.05  Compliance with Statutes, etc......................................................................21
        6.06  Compliance with Environmental Laws.................................................................21
        6.07  ERISA..............................................................................................22
        6.08  End of Fiscal Years; Fiscal Quarters...............................................................23
        6.09  Performance of Obligations.........................................................................23
        6.10  Additional Security; Further Assurances............................................................24
        6.11  Disposition........................................................................................24
        6.12  Use of Proceeds....................................................................................24

SECTION 7.  Negative Covenants...................................................................................24

        7.01  Liens..............................................................................................25
        7.02  Consolidation, Merger, Purchase or Sale of Assets, etc.............................................27
        7.03  Dividends..........................................................................................29
        7.04  Indebtedness.......................................................................................30
        7.05  Advances, Investments and Loan.....................................................................31
        7.06  Transactions with Affiliates.......................................................................33
        7.07  Limitation on Voluntary Payments and Modifications of Certain Indebtedness; Modifications of
                  Certificate of Incorporation, By-Laws and Certain Other Agreements, etc........................33
        7.08  Limitation on Certain Restrictions on Subsidiaries.................................................34
        7.09  Limitation on Issuance of Capital Stock............................................................34
        7.10  Business...........................................................................................35
        7.11  Limitation on Creation of Subsidiaries.............................................................35

SECTION 8.  Events of Default....................................................................................35

        8.01  Payments...........................................................................................35
        8.02  Representations, etc...............................................................................35
        8.03  Covenants..........................................................................................35
        8.04  Default Under Other Agreements.....................................................................36
        8.05  Bankruptcy, etc....................................................................................36
        8.06  ERISA..............................................................................................36
        8.07  Security Documents.................................................................................37
        8.08  Subsidiaries Guaranty..............................................................................37
        8.09  Judgments..........................................................................................38
        8.10  Change of Control..................................................................................38

SECTION 9.  Definitions and Accounting Terms.....................................................................38

        9.01  Defined Terms......................................................................................38

SECTION 10.  Conversion..........................................................................................50

        10.01  Conversion of Note................................................................................50

SECTION 11.  Miscellaneous.......................................................................................55

        11.01  Payment of Expenses, etc..........................................................................55
        11.02  Right of Setoff...................................................................................56
        11.03  Notices...........................................................................................56
        11.04  Benefit of Agreement; Assignments; Participations.................................................56
        11.05  No Waiver; Remedies Cumulative....................................................................57
        11.05  Calculations; Computations; Adjustments; Accounting Terms.........................................57
        11.07  GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE; WAIVER OF JURY TRIAL............................57
        11.08  Counterparts......................................................................................59
        11.09 Effectiveness......................................................................................59
        11.10  Headings Descriptive..............................................................................59
        11.11  Amendment or Waiver; etc..........................................................................59
        11.12  Survival..........................................................................................59
        11.13  Domicile of Loan..................................................................................59
        11.14  Confidentiality...................................................................................59
        11.15  Register..........................................................................................60


                                                               EXHIBIT 99

          UNIROYAL TECHNOLOGY CORPORATION ACQUIRES EMCORE'S INTEREST IN
                        UNIROYAL OPTOELECTRONICS

         Sarasota, FL, August 2, 2001 - Uniroyal Technology Corporation (Nasdaq/NMS: UTCI) announced today that its purchase of Emcore Corporation's ("Emcore") minority ownership position in Uniroyal Optoelectronics, LLC (UOE) has been completed. As consideration, Emcore received 1,965,924 shares of Uniroyal common stock.

         Howard R. Curd, Chairman and Chief Executive Officer of Uniroyal Technology Corporation, noted, "We are very excited about the future of Uniroyal Optoelectronics and the realization of that potential should fully magnify itself as increased shareholder value through UTC's 100% ownership of this segment. At the same time, we are pleased with the confidence Emcore has shown in UTC and we look forward to a long-term relationship with them, both as an important supplier and as a shareholder."

         Uniroyal Optoelectronics manufactures high brightness light emitting diodes (HB LEDs) at its facility in Tampa, Florida. Leading markets for high brightness LEDs include traffic signals, indoor/outdoor signage, and automotive applications and the exceptional brightness levels achieved in its LED products positions UOE to participate in these and other markets requiring higher brightness products. The high brightness LED market continues to show strong growth, according to Strategies Unlimited, having increased 54% to $1.2 billion in 2000.

         Uniroyal Technology's Compound Semiconductors &
Optoelectronics business segment includes Uniroyal Optoelectronics, Sterling Semiconductor, Inc., and NorLux Corp. Uniroyal Optoelectronics manufactures high brightness light emitting diodes (HB-LEDs), a rapidly growing market with applications such as traffic signals, indoor/outdoor signage and automotive applications. Brand names include POWER-Ga(i)N" and POWER-BR(ite)". Sterling Semiconductor is a leading producer of silicon carbide (SiC) substrates, epitaxial thin films on SiC substrates and is developing SiC devices for wireless communications, industrial process control, and power amplification. NorLux Corp. specializes in the design and manufacture of custom lighting solutions utilizing light emitting diodes (LEDs). Well-known brand names in Uniroyal's Coated Fabrics and Specialty Adhesives segments include NAUGAHYDE(R) and NAUGASOFT(R) in coated fabrics and, SILAPRENE(R), HYDRA FAST-EN(R) and GUNTHER ULTRA/BOND(R) in adhesives.

         The Company's common stock and warrants trade on the Nasdaq/NMS under the symbols UTCI and UTCIW, respectively.





            Statements made herein that are forward-looking in nature within the meaning of the Private Securities Litigation
                Reform Act of 1995 are  subject to risks and
             uncertainties that could cause actual results to differ
          materially. Such risks and uncertainties include, but are not limited to, those related to business conditions and the
             financial strength of the various markets served by the
            Company, the level of spending for such products and the
          ability of the Company to successfully manufacture and market its products.